    As filed with the Securities and Exchange Commission on August 20, 2002
                                                    Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               -----------------

                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------
                             AK STEEL CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                and the Guarantors named in Footnote (1) below

           Delaware                         3312                 31-1401455
(State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)

                               703 Curtis Street
                            Middletown, Ohio 45043
                                (513) 425-5000
              (Address, Including Zip Code, and Telephone Number,
       including Area Code, of Registrants' Principal Executive Offices)

                              James L. Wainscott
               Senior Vice President and Chief Financial Officer
                             AK Steel Corporation
                               703 Curtis Street
                            Middletown, Ohio 45043
                                (513) 425-5000
                    (Name and Address, Including Zip Code,
       and Telephone Number, Including Area Code, of Agent For Service)

                                With copies to:

               David C. Horn, Esq.            Stephen H. Cooper, Esq.
        Vice President and General Counsel  Weil, Gotshal & Manges LLP
               AK Steel Corporation              767 Fifth Avenue
                703 Curtis Street          New York, New York 10153-0119
              Middletown, Ohio 45043              (212) 310-8202
                  (513) 425-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                 -------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                                    Proposed
                                                                    Proposed        Maximum      Amount of
                                                   Amount to be Maximum Offering   Aggregate    Registration
Title of Each Class of Securities to be Registered  Registered   Price Per Unit  Offering Price     Fee
------------------------------------------------------------------------------------------------------------
  7 3/4% Senior Notes Due 2012.................... $550,000,000       100%        $550,000,000    $50,600(2)
------------------------------------------------------------------------------------------------------------
  Guarantees of 7 3/4% Senior Notes Due 2012(1)...      --             --              --            (3)
------------------------------------------------------------------------------------------------------------

================================================================================
(1)The issuers of the Guarantees are: AK Steel Holding Corporation, a Delaware corporation (I.R.S. Employer Identification No 31-1401455 and Primary Standard Industrial Classified Code No. 3312) and Douglas Dynamics, L.L.C., a Delaware limited liability company (I.R.S. Employer Identification No. 39-1824288 and Primary Standard Industrial Classified Code No. 3537).
(2)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act").
(3)Pursuant to Section 457(n) of the Securities Act, no separate registration fee for the guarantees is payable.

                                 -------------
   The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer is not permitted.

                 SUBJECT TO COMPLETION, DATED AUGUST 20, 2002

PROSPECTUS

                                 $550,000,000

                             AK STEEL CORPORATION

                   OFFER TO EXCHANGE ALL OF ITS OUTSTANDING
                   $550,000,000 7 3/4% SENIOR NOTES DUE 2012

                             FOR ITS NEWLY-ISSUED

                   $550,000,000 7 3/4% SENIOR NOTES DUE 2012

                                 -------------

   We are offering to exchange our outstanding notes described above for the new, registered notes described above. The terms of the new notes are identical in all material respects to the terms of the outstanding notes to be exchanged, except for certain transfer restrictions, registration rights and additional interest payment provisions relating to the outstanding notes. In this document we refer to our outstanding notes as the old notes and our new notes as the registered notes. Any reference to notes in this prospectus refers to the old notes and the registered notes, unless the context otherwise requires.

MATERIAL TERMS OF THE EXCHANGE OFFER

  .   Expires at 5:00 p.m., New York City time, on         , 2002, unless
      extended.

  . The only conditions to completing the exchange offer are that the exchange offer not violate any applicable law or interpretation of the staff of the Securities and Exchange Commission and that no injunction, order or decree have been issued that would prohibit, prevent or materially impair our ability to proceed with the exchange offer.

  . All old notes that are validly tendered and not validly withdrawn will be exchanged.

  . Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

  .   We will not receive any cash proceeds from the exchange offer.

   Each broker-dealer that receives registered notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those registered notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered notes received in exchange for old notes where the old notes were acquired by that broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                 -------------

   Consider carefully the "Risk Factors" beginning on page 13 of this prospectus.

                                 -------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                 -------------

                The date of this prospectus is           , 2002

                                 -------------

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
PROSPECTUS SUMMARY....................................................   1
RISK FACTORS..........................................................  13
FORWARD-LOOKING STATEMENTS............................................  18
WHERE YOU CAN FIND MORE INFORMATION...................................  18
THE EXCHANGE OFFER....................................................  19
USE OF PROCEEDS.......................................................  27
CAPITALIZATION........................................................  28
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA.......................  29
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS...............................................  31

                                                                       Page
                                                                       ----
BUSINESS..............................................................  40
MANAGEMENT............................................................  48
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS..................  51
DESCRIPTION OF OTHER INDEBTEDNESS.....................................  52
DESCRIPTION OF THE REGISTERED NOTES...................................  54
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS...............  81
PLAN OF DISTRIBUTION..................................................  82
LEGAL MATTERS.........................................................  82
EXPERT................................................................  82
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS............................ F-1

                                 -------------

   You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                              PROSPECTUS SUMMARY

   This summary may not contain all of the information that may be important to you. You should read the entire prospectus, including our financial statements and related notes, before making an investment decision. The terms "AK Steel," "our company," "our" and "we," as used in this prospectus, refer to AK Steel Corporation, which will be the issuer of the notes. AK Steel is a subsidiary of AK Steel Holding Corporation, which for convenience we refer to in this prospectus as "Holding." Holding is a New York Stock Exchange-listed company and will fully and unconditionally guarantee the notes. AK Steel and Holding, taken together, are referred to in this prospectus as the "Company." Unless otherwise indicated, steel industry data contained in this prospectus are derived from publicly available sources, including industry trade journals and SEC filings, which we have not independently verified. You should pay special attention to the "Risk Factors" section beginning on page 13 of this prospectus to determine whether participating in the exchange offer and investing in the notes is appropriate for you.

Business Overview

   We are one of the largest producers of flat rolled steel in the United States and have historically been the most profitable of the nation's major steel producers on an operating profit per ton basis. We produce value-added carbon steel, principally for the automotive industry, and specialty stainless and electrical steels for a broad number of end-markets. We are the only domestic producer of both carbon and, as a result of our 1999 acquisition of Armco Inc., stainless and electrical steels, and are one of the leading steel suppliers to the North American automotive industry. In 2001, we shipped 5.6 million tons of steel to our customers, and had revenues of $3.8 billion and earnings before interest, taxes, depreciation and amortization, or EBITDA, of $361.1 million, excluding special charges and unusual items.

   Our steel operations consist of eight steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, flat rolled specialty stainless and electrical steels and steel tubing products.

   Our value-added flat rolled carbon steel products, which are produced at our Middletown (Ohio), Ashland (Kentucky) and Rockport (Indiana) facilities, are sold primarily to automotive manufacturers and to customers in the appliance, industrial machinery and equipment and construction markets. Our stainless and electrical steel products are produced at our Butler (Pennsylvania), Mansfield
(Ohio), Rockport (Indiana), Coshocton (Ohio) and Zanesville (Ohio) facilities. Hot rolling and coating of a portion of our stainless steel products are also performed at our Middletown Works. Our stainless steel products are sold primarily to customers in the automotive industry, as well as to manufacturers of food handling, chemical processing, pollution control and medical and health equipment. Our electrical steels, which are iron-silicon alloys with unique magnetic properties, are sold primarily to manufacturers of power transmission and distribution transformers, electrical motors and generators and lighting ballasts. The steel operations also include European trading companies that buy and sell steel and steel products and AK Tube L.L.C., which is a manufacturer and distributor that further finishes flat rolled steel into welded steel tubing used primarily in the automotive, large truck and construction markets.

   In addition to our steel operations, we own and operate Douglas Dynamics, L.L.C., which is the largest North American manufacturer of snowplows and salt and sand spreaders for four-wheel drive light trucks. We also own the Greens Port Industrial Park on the Houston, Texas ship channel, which leases land, buildings and rail car storage facilities to third parties and operates a deep water loading dock.

Steel Industry Conditions

   Conditions in the United States steel industry are improving as described below.

  . Reduced Domestic Capacity. Domestic carbon flat rolled steel capacity has declined since the beginning of 2001. This reduction has primarily been caused by weak industry conditions, which have led to the shutdown of numerous domestic steel facilities. Some of these facilities are expected to be restarted but we cannot predict how many will be restarted or what their production level will be if they are restarted.

  . Reduced Number of Suppliers of Automotive Quality Steel. Recent bankruptcies and high leverage at a number of the domestic steel producers resulted in fewer reliable sources of domestic supply for automotive grade steels. Because foreign sourcing has not proved to be a reliable strategy for U.S. based automotive producers, we have experienced increased demand for automotive grade steels from these customers.

  . Increased Capacity Utilization. Domestic capacity utilization increased to 88% in the first five months of 2002 from 72% in the fourth quarter of 2001, reflecting the reduction in supply resulting from reduced imports and the shutdown of domestic capacity.

  . Rapidly Increasing Steel Prices. Domestic spot market prices have been increasing for virtually all types and grades of steel. During the first half of 2002, we announced three spot market price increases, totaling $100 per ton for hot-rolled steel and $120 per ton for cold-rolled and coated products, along with a 7% price increase for non-oriented electrical steel products and a 3% price increase for commodity grade 300 Series stainless steel. In addition, we will be seeking higher prices from some of our contract customers, although the primary benefits of any increases we may obtain will not be realized sooner than 2003.

  . Section 201 Tariffs. On March 5, 2002, President Bush imposed tariffs of up to 30% on imports of most flat rolled carbon steel products. The tariffs, under Section 201 of the Trade Act of 1974, were introduced following an extensive investigation by the International Trade Commission of the adverse effects on domestic steel producers of high levels of imports of foreign-produced steel. Imports of finished steel to the United States have declined since the initiation of the International Trade Commission's investigation in June 2001.

Competitive Strengths

   For each of the last eight years we have had the highest operating profit per ton of any integrated steel producer in the United States. Over the last three years our average operating profit per ton has been $45, compared to an operating loss for each of the four largest domestic integrated steelmakers. We believe that the following factors have contributed to our competitive success.

  . Experienced, Results-Oriented Management Team. Our senior management team focuses on increasing productivity, reducing costs and improving product quality, while striving to improve safety and health in the workplace. Since arriving in 1992, our management team has rationalized and optimized our production facilities, increased the operating rates of our equipment, reduced operating costs throughout our organization and improved product quality and reliability, enabling us to increase our sales of value-added coated and cold-rolled products to the high-end automotive, appliance, construction and manufacturing markets. As a result, we are now viewed by the markets that we serve as the premier producer of the highest quality carbon, stainless and electrical flat rolled steels.

  . Value-Added Product Mix. In recent years, we have steadily shifted the mix of our products toward an increased percentage of premium, value-added steels. Our value-added products accounted for 93% of our total shipments in 2001 as compared with 61% in 1996. The profit margins for these value-added products typically exceed those for the commodity grades and the number of producers that make them is more limited. Mini-mill producers have historically been limited in their ability to compete in the markets for these products due to the generally lower quality of the steel they produce. We are seeking to further increase our value-added mix primarily through the acquisition of additional coating capacity as and when appropriate opportunities arise.

  . Concentration on High-End Markets. Our marketing efforts are principally directed toward those customers, such as automotive manufacturers, that require the highest quality steel, just-in-time delivery and on-going technical support. Our enhanced product quality and delivery capabilities and our emphasis on customer technical support and product planning are critical to our ability to serve this segment of the market. For example, in 2001 we derived 57% of our steel operations' revenues from the automotive industry, where our steel is used for the more demanding exposed applications and commands higher pricing. As a result of our focus on this market, approximately 75% of our sales are made under annual and multi-year contracts.

  . World-Class Facilities. We actively benchmark our facilities against our competitors and seek to maximize our productivity and minimize our costs. Our Rockport Works, which commenced operations in 1998, is a state-of-the-art steel finishing facility. The cold rolling and hot-dip galvanizing capabilities of Rockport Works, along with our other facilities, make us one of the top suppliers to the North American automotive industry, and significantly enhance our operating results.

  . Recognized Quality Leader. We are registered under the ISO 9002 international quality standard and certified under the QS 9000 quality assurance program used by domestic automotive manufacturers. We have received numerous quality awards from many of our major customers, including General Motors, Ford, Honda, Toyota and Subaru-Isuzu.

  . Intensive Safety Focus. As a result of our intensive focus on workplace safety, for the first half of 2002, our OSHA total recordable injury rate was 0.68 per 200,000 man hours worked, approximately 8 times safer than the average of other steel companies. We have received awards in recognition of the safety performance at a number of our facilities, including the Max Eward Safety Award given, in four of the past five years, to our Middletown Coke Plant and the "Star" designation under the OSHA Voluntary Protection Programs to our Butler Works, the first steel plant in the U.S. to achieve this designation. In addition, in 2000, Richard M. Wardrop, Jr., our Chairman, President and Chief Executive Officer, was the inaugural recipient of the Green Cross for Safety Award, presented by the National Safety Council.

                  Summary of the Terms of the Exchange Offer

   On June 11, 2002, we issued $550 million in aggregate principal amount of our old notes in a private placement. We entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed to deliver to you this prospectus. You are entitled to exchange your old notes in the exchange offer for new notes with identical terms, except that the registered notes will have been registered under the Securities Act of 1933 and will not bear legends restricting their transfer. Unless you are a broker-dealer or unable to participate in the exchange offer, we believe that the notes to be issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery requirements of the Securities Act. You should read the discussions under the headings "The Exchange Offer" and "Description of the Registered Notes" for further information regarding the registered notes.

Registration Rights Agreement You are entitled under the registration rights agreement to exchange your old notes for registered notes with substantially identical terms. The exchange offer is intended to satisfy these rights. After the exchange offer is complete, except as set forth in the next paragraph, you will no longer be entitled to any exchange or registration rights with respect to your old notes.

                              The registration rights agreement requires us to file a registration statement for a continuous offering (in accordance with Rule 415 under the Securities Act) on your behalf if either (1) you would not receive freely tradable registered notes in the exchange offer or (2) you are ineligible to participate in the exchange offer, and you indicate that you wish to have your old notes registered under the Securities Act. See "The Exchange Offer--Procedures for Tendering."

The Exchange Offer..........  We are offering to exchange $1,000 principal amount of our 7 3/4% notes due 2012, which have been registered under the Securities Act, for each $1,000 principal amount of our 7 3/4% notes due 2012 that were issued on June 11, 2002 and have not been so registered.

                              In order to be exchanged, an old note must be properly tendered and accepted. All old notes that are validly tendered and not validly withdrawn will be exchanged.

                              As of this date, there are $550 million aggregate principal amount of our unregistered 7 3/4% notes outstanding.

                              We will issue the registered notes promptly after the expiration of the exchange offer.

Resales of the Registered
  Notes.....................  We believe that registered notes to be issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if you meet the following conditions:

                               (1)the registered notes are acquired by you in
                                  the ordinary course of your business;

                               (2)you are not engaging in and do not intend to
                                  engage in a distribution of the registered notes;

                               (3)you do not have an arrangement or
                                  understanding with any person to participate in the distribution of the registered notes; and

                               (4)you are not an affiliate of ours, as the term
                                  "affiliate" is defined in Rule 405 under the Securities Act.

                              Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters of Exxon Capital Holdings Corporation (available April 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991) and
                              Shearman & Sterling (available July 2, 1993). The staff has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff would make a similar determination with respect to this exchange offer.

                              If you do not meet the above conditions, you may incur liability under the Securities Act if you transfer any registered note without delivering a prospectus meeting the requirements of the Securities Act. We do not assume, or indemnify you against, that liability.

                              Each broker-dealer that is issued registered notes in the exchange offer for its own account in exchange for old notes that were acquired by that broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any of its resales of those registered notes. A broker-dealer may use this prospectus to offer to resell, resell or otherwise transfer those registered notes.

Expiration Date.............  The exchange offer will expire at 5:00 p.m., New
                              York City time, on             , 2002, unless we
                              decide to extend the exchange offer. We do not intend to extend the exchange offer, although we reserve the right to do so. We refer to this date, as it may be extended, as the expiration date.

Conditions to the Exchange
  Offer.....................  The only conditions to completing the exchange offer are that the exchange offer not violate any applicable law or interpretation of the staff of the SEC and that no injunction, order or decree have been issued that would prohibit, prevent or materially impair our ability to proceed with the exchange offer. See "The Exchange Offer--Conditions."

Procedures for Tendering Old
  Notes Held in the Form of
  Book-Entry Interests......  The old notes were issued as global securities in fully registered form without coupons. Beneficial interests in the old notes, which are held by direct or indirect participants in The Depository Trust Company, or DTC, through certificateless depositary interests, are shown on, and transfers of the old notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

                              If you are a holder of an old note held in the form of a book-entry interest and you wish to tender your old note for exchange pursuant to the exchange offer, you must transmit to Fifth Third Bank, as exchange agent, on or prior to the expiration of the exchange offer either:

                                . a written or facsimile copy of a properly completed and executed letter of transmittal and all other required documents to the address set forth on the cover page of the letter of transmittal; or

                                . a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

                              The exchange agent must also receive on or prior to the expiration of the exchange offer either:

                                .   a timely confirmation of book-entry
                                    transfer of your old notes into the
                                    exchange agent's account at DTC, in
                                    accordance with the procedure for
                                    book-entry transfers described in this
                                    prospectus under the heading "The Exchange
                                    Offer--Book-Entry Transfer," or

                                . the documents necessary for compliance with the guaranteed delivery procedures described below.

                              A form of letter of transmittal accompanies this prospectus. By executing the letter of transmittal or delivering a computer-generated message through DTC's Automated Tender Offer Program system, you will represent to us that, among other things:

                                . the registered notes to be acquired by you in exchange for your old notes are being acquired in the ordinary course of your business;

                                . you are not engaging in and do not intend to engage in a distribution of the registered notes;

                                .   you do not have an arrangement or
                                    understanding with any person to
                                    participate in a distribution of the
                                    registered notes; and

                                .   you are not our affiliate.

Procedures for Tendering
  Certificated Old Notes....  If you are a holder of book-entry interests in the old notes, you are entitled to receive, in limited circumstances, in exchange for your book-entry interests, certificated notes in equal principal amount to your book-entry interests. See "Description of the Registered Notes--Form of Registered Notes." No certificated notes are issued and outstanding as of the date of this prospectus, other than a single note issued to and held by DTC. If you acquire certificated old notes prior to the expiration of the exchange offer, you must tender your certificated old notes in accordance with the procedures described in this prospectus under the heading
                              "The Exchange Offer--Procedures for
                              Tendering--Certificated Old Notes."

Special Procedures for
  Beneficial Owner..........  If you are the beneficial owner of old notes and the beneficial interests are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your old notes, you should promptly contact the person in whose name the beneficial interest in your old notes are registered and instruct that person to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal for your notes and delivering your notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name your old notes are registered. The transfer of registered ownership may take considerable time. See "The Exchange Offer--Procedures for Tendering--Procedures
                              Applicable to All Holders."

Guaranteed Delivery
  Procedures................  If you wish to tender your old notes and:

                               (1)they are not immediately available;

                               (2)time will not permit your old notes or other
                                  required documents to reach the exchange agent before the expiration of the exchange offer; or

                               (3)you cannot complete the procedure for
                                  book-entry transfer on a timely basis,

                              you may tender your old notes in accordance with the guaranteed delivery procedures set forth in "The Exchange Offer--Procedures for
                              Tendering--Guaranteed Delivery Procedures."

Acceptance of Old Notes and
  Delivery of Registered
  Notes.....................  Except under the circumstances described above under "Conditions to the Exchange Offer," we will accept for exchange any and all old notes which are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The registered notes to be issued to you in the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal..................  You may withdraw the tender of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. We will return to you any old notes not accepted for exchange for any reason without expense to you as promptly as we can after the expiration or termination of the exchange offer.

Exchange Agent..............  Fifth Third Bank is serving as the exchange agent in connection with the exchange offer.

Consequences of Failure to
  Exchange..................  If you do not participate in the exchange offer, upon completion of the exchange offer, the liquidity of the market for your old notes could be adversely affected. See "The Exchange Offer--Consequences of Failure to Exchange."

Federal Income Tax
  Consequences..............  The exchange of old notes for registered notes should not be a taxable event for federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

                 Summary of the Terms of the Registered Notes

Issuer......................  AK Steel Corporation

Securities Offered..........  7 3/4% Senior Notes Due 2012. The registered notes are initially being offered in the principal amount of $550,000,000. We may, without the consent of the holders, increase the aggregate principal amount in the future on the same terms and conditions and with the same CUSIP numbers as the registered notes being offered hereby.

Maturity....................  June 15, 2012.

Interest Payment Dates......  June 15 and December 15 of each year, commencing
                              December 15, 2002.

Optional Redemption.........  We cannot redeem the notes before June 15, 2007, except as described immediately below.
                              Thereafter, we can redeem some or all of the notes at the redemption prices listed in the "Description of the Registered Notes--Optional Redemption" section of this prospectus plus accrued interest.

Optional Redemption after
  Public Equity Offerings...  At any time (which may be more than once) before
                              June 15, 2005, we can choose to redeem up to $192.5 million aggregate principal amount of the notes with money that we raise in certain equity offerings, as long as:

                             . we pay to holders of the notes a redemption price of 107.750% of the principal amount of the notes we redeem plus accrued interest;

                             .   we redeem the notes within 60 days of
                                 completing the related equity offering; and

                             . at least $357.5 million aggregate principal amount of the notes remains outstanding after the redemption.

Mandatory Redemption........  None.

Change in Control...........  If a change in control of AK Steel occurs, we must give holders of the notes the opportunity to sell us their notes at a purchase price of 101% of their principal amount plus accrued interest. See "Description of the Registered Notes--Change in Control Offer" section of this prospectus.

Guarantees..................  The notes will be fully and unconditionally guaranteed by Holding and each guarantor subsidiary. At the date of issuance of the registered notes the only guarantor subsidiary will be Douglas Dynamics, L.L.C. These guarantees will be equal in right of payment with all senior unsecured indebtedness of Holding and each guarantor subsidiary. See "Description of the Registered Notes--Note Guarantees."

Ranking.....................  The notes will be senior unsecured obligations of our company and will be equal in right of payment with all of our outstanding senior unsecured indebtedness. The notes will be senior in right of payment to all of our subordinated obligations. The notes will be effectively junior to all of our secured obligations to the extent of the collateral securing those obligations and junior to creditors of AK Steel's subsidiaries to the extent described in the "Description of the Registered Notes--Note Guarantees" section of this prospectus.

                              At June 30, 2002, the aggregate principal amount of our outstanding senior indebtedness was approximately $1.95 billion, including $252.0 million of secured debt. Total indebtedness includes $550.0 million of our 9 1/8% Senior Notes due 2006, which were redeemed on July 11, 2002.

Material Covenants..........  The indenture governing the notes contains covenants that limit our ability and that of our subsidiaries to:

                             . create liens on our assets to service certain debt;

                             .   incur additional indebtedness;

                             .   make investments;

                             .   issue or sell equity interests of subsidiaries;

                             . pay dividends or distributions on, or redeem or repurchase, capital stock;

                             .   redeem certain subordinated obligations;

                             .   transfer or sell assets;

                             .   engage in transactions with affiliates;

                             .   engage in unrelated businesses; and

                             . consolidate, merge or transfer substantially all of our assets.

                              These covenants are subject to important exceptions and qualifications, which are described in the "Description of the Registered Notes--Material Covenants" section of this prospectus.

Registration Rights;
  Liquidated Damages........  In connection with the offering of the old notes, we granted registration rights to holders of the old notes. We agreed to consummate an offer to exchange the old notes for the related series of registered notes and to take other actions in connection with the exchange offer by the date specified in the registration rights agreement. In addition, under some circumstances, we may be required to file a shelf registration statement to cover resales of the old notes held by you.

                              If we fail to take these actions with respect to the old notes by the respective dates specified in the registration rights agreement, we will pay liquidated damages to each holder of the old notes until all registration defaults have been cured.

Form of Notes...............  The registered notes to be issued in the exchange offer will be represented by one or more global securities deposited with Fifth Third Bank for the benefit of DTC. You will not receive registered notes in certificated form unless one of the events set forth under the heading "Description of the Registered Notes--Form of Registered Notes" occurs. Instead, beneficial interests in the registered notes to be issued in the exchange offer will be shown on, and transfers of these interests may be effected only through, records maintained in book-entry form by DTC with respect to its participants.

Use of Proceeds.............  We will not receive any cash proceeds upon completion of the exchange offer.

                                 Risk Factors

   You should consider carefully all of the information set forth in this prospectus and, in particular, the information set forth under "Risk Factors" before participating in the exchange offer and making an investment in the notes.

                SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
                  (dollars in millions, except per ton data)

   The summary historical consolidated financial data as of, and for the years ended, December 31, 1999, 2000 and 2001 have been derived from, and should be read in conjunction with, the audited consolidated financial statements of the Company included elsewhere in this prospectus. The summary historical consolidated financial data as of, and for the six months ended, June 30, 2001 and 2002 have been derived from, and should be read in conjunction with, the unaudited consolidated financial statements of the Company included elsewhere in this prospectus. The Company sold its Sawhill Tubular division on April 19, 2002. The results of Sawhill Tubular have been reclassified to discontinued operations. (See Note 13 to Consolidated Financial Statements.)

                                                                                     Six Months Ended
                                                         Years Ended December 31,        June 30,
                                                       ---------------------------  ------------------
                                                         1999     2000      2001      2001      2002
                                                       -------- --------  --------  --------  --------
                                                                                        (unaudited)
Statement of Operations Data:
Net sales............................................. $4,184.8 $4,403.7  $3,833.4  $1,940.0  $2,109.2
Cost of products sold.................................  3,334.3  3,577.7   3,225.5   1,651.4   1,854.7
Selling and administrative expenses...................    299.9    257.9     257.6     124.2     129.8
Depreciation..........................................    206.1    227.3     225.8     116.0     113.0
Special charges and unusual items(1)..................     99.7       --     142.3        --     (23.9)
Operating profit (loss)(2)............................    244.8    340.8     (17.8)     48.4      35.6
Interest expense......................................    123.7    136.1     133.1      67.5      66.5
Other income(3).......................................     20.8      7.9       6.1       3.7      26.7
Income (loss) from continuing operations before income
  taxes and minority interest.........................    141.9    212.6    (144.8)    (15.4)     (4.2)
Income tax provision (benefit)........................     63.9     78.6     (53.6)     (5.7)     (1.6)
Income (loss) from continuing operations..............     71.3    134.0     (91.2)     (9.7)     (2.6)
Income (loss) from discontinued operations............      7.5     (1.6)     (1.2)     (0.4)     (6.8)
Net income (loss).....................................     65.4    132.4     (92.4)    (10.1)     (9.4)

                                                            As of December 31,        As of June 30,
                                                       ---------------------------  ------------------
                                                         1999     2000      2001      2001      2002
                                                       -------- --------  --------  --------  --------
                                                                                        (unaudited)
Balance Sheet Data:
Cash and cash equivalents............................. $   54.4 $   86.8  $  101.0  $  105.5  $  843.9
Working capital.......................................    564.5    631.5     593.4     639.7     822.6
Total assets..........................................  5,227.1  5,239.8   5,225.8   5,160.7   5,768.6
Total debt, including current portion(4)..............  1,456.9  1,450.8   1,402.5   1,450.6   1,949.8
Total pension and postretirement benefit obligations..  1,485.1  1,486.8   1,808.4   1,504.9   1,855.7
Stockholders' equity..................................  1,277.8  1,319.3   1,033.3   1,268.9   1,038.3

                                                                                     Six Months Ended
                                                         Years Ended December 31,        June 30,
                                                       ---------------------------  ------------------
                                                         1999     2000      2001      2001      2002
                                                       -------- --------  --------  --------  --------
                                                                                        (unaudited)
Other Data:
EBITDA(5)............................................. $  417.8 $  590.8  $  233.4  $  181.0  $  172.2
Ratio of earnings to fixed charges(6).................     1.5x     2.5x        --        --      2.0x
Operating profit per ton(7)........................... $     55 $     55  $     22  $     17  $     12
Capital investments................................... $  334.1 $  135.8  $  108.0  $   45.6  $   53.1
Steel shipments (thousands of tons)...................    6,254    6,171     5,618     2,877     2,940

--------
Notes appear on following page.

(1)In 1999, we recognized $99.7 in special charges for costs related to the merger with Armco Inc. In 2001, Anthem Inc., our primary health insurance provider, converted from a mutual insurance company to a corporation, issuing shares of its common stock to certain of its long-time policy holders. As a major policyholder, AK Steel received nearly 1.5 million shares of Anthem common stock, recording a benefit of $49.9. Also in 2001, we recognized a non-cash pension corridor charge of $192.2 under our method of accounting for pension and other postretirement benefit plans. In the six months ended June 30, 2002, we recorded a benefit of $23.9 arising from insurance settlements entered into with certain of our insurance carriers. The benefit is net of legal fees and expenses and increases to environmental liabilities.

(2)We adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002. As a result, we stopped amortizing goodwill effective January 1, 2002. For the years ended December 31, 1999, 2000 and 2001 and for the six months ended June 30, 2001, operating profit included goodwill amortization charges of $3.4, $3.4, $4.0 and $2.0, respectively. As required by the Statement, we reviewed our goodwill balance as of January 1, 2002 for possible impairment and determined that no impairment was necessary.

(3)During the six months ended June 30, 2002, we liquidated all of the nearly
   1.5 million shares of Anthem stock we had received in 2001 and recorded a gain of $24.1 on the sale.

(4)As of June 30, 2002, total indebtedness includes $550.0 of our 9 1/8% Senior Notes due 2006, which were redeemed on July 11, 2002, and $550.0 of our 7 3/4% Senior Notes due 2012.

(5)EBITDA for any period, which is calculated as defined in the covenants contained in the indentures governing our notes during such period, represents earnings before interest expense, provision for income taxes, depreciation and amortization and is presented herein because it is a widely accepted indicator of a company's ability to service debt. EBITDA does not represent net income or cash flow from operations as those items are defined by generally accepted accounting principles, should not be considered by prospective purchasers of the notes as an alternative to net income and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. This presentation may differ from similarly titled measures used by other companies.

(6)For the purpose of calculating the ratio of earnings to fixed charges, (i) earnings consist of income before income taxes and minority interest, discontinued operations and extraordinary items, the distributed income of less than 50%-owned affiliates, plus fixed charges and (ii) fixed charges consist of interest, whether expensed or capitalized. Fixed charges exceeded earnings by approximately $148.0 for the year ended December 31, 2001 and approximately $14.6 for the six months ended June 30, 2001.

(7)The Company views operating profit per ton as an important measure of its results and as a key benchmark by which it compares itself to its competitors. This presentation may differ from similarly titled measures used by other companies. The Company believes it had the highest operating profit per ton of any domestic integrated steel producer in each of the eight years from 1994 through 2001. Operating profit per ton for the year ended December 31, 1999 excludes charges related to the Armco merger. Operating profit per ton for the year ended December 31, 2001 excludes unusual items related to pension corridor charges and the benefit from the receipt of shares of Anthem.

                                 RISK FACTORS

   You should carefully consider the risks described below before deciding to participate in the exchange offer. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Relating to our Company

  Our reliance on the automotive industry may negatively affect our results of operations.

   Our sales of steel directly to the automotive market accounted for approximately 55%, 52% and 57% of our steel operations' net sales in 1999, 2000 and 2001, respectively. Our sales to General Motors Corporation, our largest customer in each of the past three years, accounted for approximately 15%, 15% and 18% of our steel operations' net sales in 1999, 2000 and 2001, respectively. In addition, a substantial amount of our sales to steel distributors and converters consists of products that are resold (in original or modified form) to the automotive industry.

   Our strategy depends upon continued growth in demand for premium quality coated and cold-rolled carbon and stainless steel flat rolled products, particularly from the automotive industry. The domestic automotive industry has historically experienced significant fluctuations in demand, based on such factors as general economic conditions, interest rates and consumer confidence. In addition, strikes, lock-outs, work stoppages or other production interruptions in the automotive industry can adversely affect the demand for our products.

  Our high level of debt may adversely affect our financial and operating flexibility.

   We will continue to have substantial debt and debt service requirements after the completion of the exchange offer. We had total debt of approximately $1.95 billion as of June 30, 2002, including approximately $252.0 million of secured debt, including our industrial revenue bonds and capital lease obligations. Total indebtedness includes $550.0 million of our 9 1/8% Senior Notes due 2006, which were redeemed on July 11, 2002. In addition, we have substantial pension and other postretirement benefit obligations.

   Our high level of debt has important consequences for us, including:

  . our ability to borrow additional amounts for working capital, capital expenditures, debt service requirements or other purposes may be limited;

  . a substantial portion of our cash flow from operations will be required to make debt service payments and retiree benefit payments;

  . our leverage could limit our ability to capitalize on significant business opportunities and our flexibility to react to changes in general economic conditions, competitive pressures and adverse changes in government regulation;

  . our leverage could place us at a competitive disadvantage with respect to companies with which we compete; and

  . we may be more vulnerable in the event of a downturn or disruption in our business or in the economy generally.

   While we expect to be able to repay the balance of our indebtedness and meet our other obligations through cash generated from operations, we may need to obtain new credit arrangements and other sources of financing in order to meet our future obligations and working capital requirements and to fund our future capital expenditures. You should be aware that our ability to repay or refinance our outstanding debt and to fund our capital expenditures and other obligations depends on our successful financial and operating performance. We cannot assure you of our future performance, which depends upon a number of factors, many of which are beyond our control.

   Under an accounts receivables credit facility, we sell substantially all of our accounts receivable to a special-purpose, wholly owned subsidiary. This subsidiary has an agreement with a group of banks that provides up to $300.0 million for revolving credit loans and letters of credit secured by the subsidiary's receivables. This subsidiary is a separate and distinct legal entity and has no obligation to pay any amounts due under the notes or to make funds available for any such payment. If we default, your right to payment under the notes will be junior to our secured indebtedness to the extent of the collateral securing those obligations and will be effectively subordinated to the claims of creditors under our subsidiary's credit facility to the extent of that subsidiary's assets.

   These and other factors could have an adverse effect on the marketability, price and future value of the notes and our ability to pay interest on and the principal amount of the notes.

  Our business could be adversely affected by strikes or work stoppages by our unionized employees.

   At June 30, 2002, approximately 7,000 of our 10,300 employees were represented by international or independent labor unions, under contracts with expiration dates extending through 2006. Two labor contracts covering approximately 100 employees at our Butler Works expire in 2002.

   Our Mansfield Works was one of the facilities owned and operated by Armco prior to its merger with AK Steel on September 30, 1999. On September 1, 1999, the contract between Armco and the United Steelworkers of America covering approximately 600 hourly workers, including 100 on layoff status, at the Mansfield Works expired. Because of production slowdowns, vandalism and threats of violence on the part of union members, Armco informed the union, and we understood, that Armco would lock out represented employees while it continued to bargain with the union. Since September 1999, bargaining between us and the union has continued while salaried employees and temporary replacement workers have operated the Mansfield Works.

   Strikes or work stoppages and the resulting impact on our relationship with our customers could have a material adverse effect on our business, financial condition or results of operations. Moreover, at this time we cannot predict how or when the Mansfield Works labor dispute will be resolved or whether such a resolution would adversely affect our operations at the Mansfield Works.

  Our operations may be adversely affected by business interruptions and property damage.

   Our operations may be adversely affected by unplanned events such as explosions, fires and other industrial accidents, transportation interruptions and inclement weather. To the extent one or more of these events occurs that is not covered by our insurance, our operating results and cash flows may be materially adversely affected.

  Our business may be materially adversely affected by increases in our raw material and energy costs.

   We purchase carbon steel slabs, energy and raw materials (such as steel scrap, iron ore, coal, etc.) that are necessary for our operations at prevailing market prices, which are subject to price fluctuations in accordance with supply and demand. At the same time, approximately 75% of our shipments of flat rolled steel products are made to customers under annual and multi-year contracts that, with limited exceptions for stainless steel, do not permit price adjustments to reflect changes in prevailing slab, raw material or energy costs. We hedge a portion of the variable costs of certain raw materials and natural gas through the use of forward contracts and futures instruments. However various categories of raw materials cannot be the subject of hedges. If our variable costs significantly increase, the results of our operations may be materially adversely affected.

   For example, our operations consume large amounts of energy, particularly natural gas. Natural gas prices have been volatile in recent years. At normal consumption levels, a $1 per million BTU change in natural gas prices would result in an approximately $40 million change in our annual operating results, excluding the effects of any then existing hedging instruments.

  Environmental regulation imposes substantial costs and limitations on our operations.

   We, like all other steel producers, are subject to various federal, state and local environmental, health and safety laws and regulations concerning such issues as air emissions, wastewater discharges, solid and hazardous waste handling and disposal, and the investigation and remediation of contamination. These laws and regulations are increasingly stringent. While we believe that our facilities are and will continue to be in material compliance with all applicable environmental laws and regulations, the risks of substantial costs and liabilities related to compliance with these laws and regulations are an inherent part of our business. It is possible that future conditions may create substantial environmental compliance or remediation liabilities and costs. For example, our steelmaking operations produce certain waste products, such as electric arc furnace dust, which are classified as hazardous waste and must be properly disposed of under applicable environmental laws. These laws can impose clean up liability on generators of hazardous waste and other substances that are disposed of either on or off-site, regardless of fault or the legality of the disposal activities. Other laws may require us to investigate and remediate contamination at our properties, including contamination that was caused in whole or in part by previous owners of our properties. While we believe that we can comply with environmental legislation and regulatory requirements and that the costs of doing so have been included within our budgeted cost estimates, it is possible that such compliance will prove to be more limiting to our operations and more costly than anticipated.

   In addition to potential clean up liability, we may become subject to substantial monetary fines and penalties for violation of applicable laws, regulations or administrative orders. We also are, or in the future may become, involved in proceedings with various regulatory authorities that may require us to pay fines, comply with more rigorous standards or other requirements or incur capital and operating expenses for environmental compliance.

Risks Relating to the Notes

  The notes are effectively subordinated to our secured debt.

   The notes will be senior obligations of the company and will rank equally with our 9% Senior Notes Due 2007, our 8 7/8% Senior Notes Due 2008 and our
7 7/8% Senior Notes Due 2009. Similar to all of our other outstanding senior notes, the notes will not be secured by any of our assets. Therefore, holders of our outstanding secured debt, as well as holders of additional secured debt that we may incur in the future, will have claims with respect to certain of our assets that are prior to the claims of holders of the notes.

  There is limited support for the guarantees.

   The notes will be fully and unconditionally guaranteed on a senior basis by Holding and by Douglas Dynamics, L.L.C., a wholly-owned subsidiary of the Company.

   Holding derives all of its operating income and cash flow from AK Steel and AK Steel's outstanding common stock is Holding's only asset. The indenture governing the notes contains a covenant restricting Holding from holding assets other than securities of AK Steel. Accordingly, Holding's ability to perform on its guarantee will be dependent on AK Steel's financial condition and net worth.

   At June 30, 2002, Douglas Dynamics, L.L.C. had total assets of $90.5 million (excluding intercompany accounts) and outstanding liabilities of $19.8 million and for the year ended December 31, 2001 it had total revenues of $138.8 million. Accordingly, its ability to perform on its guarantee is limited by its financial resources.

  We may not be able to purchase notes upon a change in control.

   Upon certain change in control events, each holder of notes may require us to purchase its notes at a price of 101% of the principal amount thereof plus accrued interest. Holders of all of our other outstanding senior notes have similar rights. We cannot assure you that we will have the financial resources necessary to purchase the notes upon a change in control.

  If you fail to exchange your old notes, they will continue to be restricted securities and may become less liquid.

   Old notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities. You may not offer or sell untendered old notes except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue registered notes in exchange for the old notes pursuant to the exchange offer only following the satisfaction of procedures and conditions described elsewhere in this prospectus. These procedures and conditions include timely receipt by the exchange agent of the old notes and of a properly completed and duly executed letter of transmittal.

   Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offer may be substantially limited. Any old note tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the old notes outstanding. Following the exchange offer, if you did not tender your old notes you generally will not have any further registration rights and your old notes will continue to be subject to transfer restrictions. Accordingly, the liquidity of the market for any old notes could be adversely affected.

  There may be no active trading market for the registered notes to be issued in the exchange offer.

   The registered notes are a new issue of securities for which there is no established market. We cannot assure you with respect to:

  .   the liquidity of any market for the registered notes that may develop,

  .   your ability to sell registered notes, or

  .   the price at which you will be able to sell the registered notes.

   If a public market were to exist, the registered notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes, and our financial performance. We do not intend to list the registered notes to be issued to you in the exchange offer on any securities exchange or to seek approval for quotations through any automated quotation system. No active market for the registered notes is currently anticipated.

  Trading prices for the notes may be volatile.

   Historically, the market for non-investment grade debt securities has been subject to disruptions that have caused substantial volatility in their trading prices. The market for the notes could be subject to similar volatility. The trading price of the notes also could fluctuate in response to such factors as variations in AK Steel's operating results, developments in the steel industry and the automotive industry, general economic conditions and changes in securities analysts' recommendations regarding our securities.

Risks Relating to the Steel Industry

  Intense competition may continue to exert downward pressure on our pricing.

   Competition within the steel industry is intense. In the sale of flat rolled steel we compete primarily on the basis of product quality, responsiveness to customer needs and price with other integrated steel producers and, to a lesser extent, mini-mills. Moreover, U.S. steel producers have historically faced significant competition from foreign producers, which in recent years have substantially increased their steel exports into the United States at low prices. Due primarily to declining market prices and under-utilization of capacity, over the past few years, more than 30 domestic steel companies have entered bankruptcy proceedings, although some of these companies have been able to emerge from bankruptcy reorganization with lower and more competitive cost structures that may further increase the competitive environment in the steel industry and contribute to further price declines.

   In October 2001, the International Trade Commission, following a nearly four-month investigation, found "serious injury" to the U.S. steel industry due to increased imports of steel products. In March 2002, President Bush imposed tariffs of 30%, 24% and 18% for each of the three respective years beginning March 2002 on imports of hot-rolled, cold-rolled and coated sheet carbon steel, as well as on imports of carbon steel slabs in excess of a specified annual quota. These tariffs have not had, and, at present, we do not believe they will have, a material adverse effect on our results of operations.

  Our results of operations could be adversely affected by the cyclical nature of the steel industry and the industries we serve.

   The steel industry is highly cyclical, sensitive to general economic conditions and dependent on the condition of certain other industries. As a result, the prices of steel and steel products may fluctuate significantly due to many factors beyond our control. The demand for steel products is generally affected by macroeconomic fluctuations in the United States and global markets in which steel companies sell their products. Future economic downturns, stagnant economies or currency fluctuations in the United States or globally could have an adverse impact on our results of operations.

   In addition, we are also particularly sensitive to changing conditions in, and adverse events, including strikes and labor unrest, that may impact, the automotive, oil and gas, gas transmission, construction, commercial equipment, rail transportation, appliance, agricultural and durable goods industries. These industries are significant markets for our products and are themselves highly cyclical. A disruption or downturn in the business of any of these industries could have a material adverse effect upon our production, sales, financial condition and results of operations.

                          FORWARD-LOOKING STATEMENTS

   This prospectus contains some "forward-looking statements" based on our current expectations, assumptions, estimates and projections about our business and our industry. When used in this prospectus, the words "expect," "anticipate," "intend," " plan," " believe," "seek," "estimate" and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties, some of which are beyond our control.

   Specific factors that might cause actual results to differ from our expectations and that may affect our ability to pay timely amounts due under the notes or that may affect the value of the notes include, but are not limited to:

    .  reduced domestic automotive production;

    . risks of a downturn in the general economy and in the cyclical steel industry;

    . changes in demand for our products, including the possible need to shift shipments to the spot market from the contract market;

    .  unanticipated plant outages, equipment failures or labor difficulties;

    . actions by our domestic and foreign competitors, their employees and labor unions;

    . interest rate volatility and declining prices in the securities markets, which may affect our invested pension plan assets and the calculation of our pension and other postretirement benefit obligations and expenses;

    . unanticipated increases in the prices for, or disruptions in the supply of, raw materials and energy, particularly natural gas;

    . unexpected outcomes of major litigation, environmental matters and other contingencies;

    . changes in application or scope of environmental regulations to which we may be subject; and

    . changes in United States trade policy and governmental actions with respect to imports, particularly with respect to restrictions or tariffs on the importation of carbon slabs.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act with respect to the registered notes. This prospectus, which is a part of the registration statement, omits certain information included in the registration statement and in its exhibits. For further information relating to us and the notes, we refer you to the registration statement and its exhibits. The descriptions of each contract and document contained in this prospectus are summaries and qualified in their entirety by reference to the copy of that contract or document filed as an exhibit to the registration statement. You may read and copy the registration statement, including its exhibits, at the SEC's Public Reading Room located at 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information on the operation of the Public Reading Room by calling the SEC at 1-800-SEC-0300. We also file annual, quarterly, special reports and other information with the SEC. You may read and copy any document we file with the SEC at the address set forth above. The SEC also maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants like us who file electronically with the SEC. Our filings are also available over the Internet on our website (www.aksteel.com). You can obtain a copy of any of our filings, at no cost, by contacting us at the following address:

                             AK Steel Corporation
                               703 Curtis Street
                              Middleton, OH 45043
                        Attention: Corporate Secretary
                                (513) 425-5000

   To ensure timely delivery, please make your request as soon as practicable and, in any event, no later than five business days prior to the expiration of the exchange offer.

                              THE EXCHANGE OFFER

Purpose and Effect

   We issued the old notes in a private placement on June 11, 2002. The notes were resold by their initial purchasers to a limited number of qualified institutional buyers, as defined under the Securities Act, and to a limited number of persons outside the United States. In connection with the issuance, we entered into a registration rights agreement. The registration rights agreement requires that we file a registration statement under the Securities Act with respect to the registered notes to be issued in the exchange offer and, upon the effectiveness of the registration statement, offer to you the opportunity to exchange your old notes for a like principal amount of registered notes. The registered notes will be issued without a restrictive legend and, except as set forth below, may be reoffered and resold by you without registration under the Securities Act. After we complete the exchange offer, our obligations with respect to the registration of the old notes and the registered notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

   Based on an interpretation by the staff of the SEC set forth in no-action letters, if you are not our "affiliate" within the meaning of Rule 405 under the Securities Act or a broker-dealer referred to in the next paragraph, we believe that registered notes to be issued to you in the exchange offer may be offered for resale, resold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act. This interpretation, however, is based on your representation to us that:

    (1)the registered notes to be issued to you in the exchange offer are acquired in the ordinary course of your business;

    (2)you are not engaging in and do not intend to engage in a distribution of the registered notes to be issued to you in the exchange offer; and

    (3)you have no arrangement or understanding with any person to participate in the distribution of the registered notes to be issued to you in the exchange offer.

   If you tender in the exchange offer for the purpose of participating in a distribution of the registered notes to be issued to you in the exchange offer, you cannot rely on this interpretation by the staff of the SEC. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives registered notes in the exchange offer for its own account in exchange for old notes that were acquired by the broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those registered notes. See "Plan of Distribution."

   If you will not receive freely tradeable registered notes in the exchange offer or are not eligible to participate in the exchange offer, you can elect, by indicating on the letter of transmittal and providing certain additional necessary information, to have your old notes registered in a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act. In the event that we are obligated to file a shelf registration statement, we will be required to use our best efforts to keep the shelf registration statement effective for a period of two years following the date of original issuance of the old notes or such shorter period that will terminate when all of the old notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. Other than as set forth in this paragraph, you will not have the right to require us to register your old notes under the Securities Act. See "--Procedures for Tendering" below.

Consequences of Failure to Exchange

   After we complete the exchange offer, if you have not tendered your old notes you will not have any further registration rights, except as set forth above. Your old notes will continue to be subject to certain restrictions on transfer. Therefore, the liquidity of the market for your old notes could be adversely affected upon completion of the exchange offer if you do not participate in the exchange offer.

Terms of the Exchange Offer

   Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of the registered notes in exchange for each $1,000 principal amount of the old notes accepted in the exchange offer. You may tender some or all of your old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 in principal amount.

   The form and terms of the registered notes are the same as the form and terms of the old notes, except that the notes to be issued in the exchange offer will have been registered under the Securities Act and will not bear legends restricting their transfer. The registered notes will be issued pursuant to, and entitled to the benefits of, the same indenture that also governs the old notes. The registered notes and the old notes will be deemed one issue of notes under the indenture.

   As of the date of this prospectus, $550 million in aggregate principal amount of the old notes are outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the old notes. You do not have any appraisal or dissenters' rights in connection with the exchange offer under the Delaware General Corporation Law or the indenture. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, or the Exchange Act, and the applicable rules and regulations of the SEC promulgated under the Exchange Act.

   We will be deemed to have accepted validly tendered old notes for exchange when, as, and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the tendering holders for the purpose of receiving the registered notes from us. If we do not accept any tendered notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return certificates for any unaccepted notes, without expense, to the tendering holder as promptly as practicable after the expiration date.

   You will not be required to pay brokerage commissions or fees or, except as set forth below under "--Transfer Taxes," transfer taxes with respect to the exchange of your old notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Fees and Expenses" below.

Expiration Date; Amendments

   The exchange offer will expire at 5:00 p.m., New York City time, on
            , 2002, unless we determine, in our sole discretion, to extend the exchange offer, in which case it will expire at the later date and time to which it is extended. We do not intend to extend the exchange offer, although we reserve the right to do so. If we extend the exchange offer, we will give oral or written notice of the extension to the exchange agent and give each registered holder notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.

   We also reserve the right, in our sole discretion,

    (1)to delay accepting any old notes or, if any of the conditions set forth below under "--Conditions" have not been satisfied or waived, to terminate the exchange offer by giving oral or written notice of such delay or termination to the exchange agent, or

    (2)to amend the terms of the exchange offer in any manner by complying with Rule 14e-l(d) under the Exchange Act to the extent that rule applies.

   We acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to pay the consideration offered, or return the old notes surrendered for exchange, promptly after the termination or withdrawal of the exchange offer. We will notify you as promptly as we can of any extension, termination or amendment.

Procedures for Tendering

  Book-Entry Interests

   The old notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

   If you hold your old notes in the form of book-entry interests and you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date either:

    (1)a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

    (2)a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

   In addition, in order to deliver old notes held in the form of book-entry interests:

    (1)a timely confirmation of book-entry transfer of such notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfers described below under "--Book-Entry Transfer" must be received by the exchange agent prior to the expiration date; or

    (2)you must comply with the guaranteed delivery procedures described below.

   The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. You should not send the letter of transmittal or old notes to us. You may request your broker, dealer, commercial bank, trust company, or nominee to effect the above transactions for you.

  Certificated Old Notes

   Only registered holders of certificated old notes may tender those notes in the exchange offer. If your old notes are certificated notes and you wish to tender those notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under "--Exchange Agent." In addition, in order to validly tender your certificated old notes:

    (1)the certificates representing your old notes must be received by the exchange agent prior to the expiration date; or

    (2)you must comply with the guaranteed delivery procedures described below.

  Procedures Applicable to All Holders

   If you tender an old note and you do not withdraw the tender prior to the expiration date, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

   If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

   Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless:

    (1)old notes tendered in the exchange offer are tendered either

       (A)by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on such holder's letter of transmittal or

       (B)for the account of an eligible institution; and

    (2)the box entitled "Special Registration Instructions" on the letter of transmittal has not been completed.

   If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution (which includes most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

   If the letter of transmittal is signed by a person other than you, your old notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those old notes.

   If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of their authority to act on your behalf.

   We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes. This determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

   You must cure any defects or irregularities in connection with tenders of your old notes within the time period we will determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your notes will be returned to you if:

    (1)you improperly tender your old notes;

    (2)you have not cured any defects or irregularities in your tender; and

    (3)we have not waived those defects, irregularities or improper tender.

The exchange agent will return your notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer.

   In addition, we reserve the right in our sole discretion to:

    (1)purchase or make offers for, or offer registered notes for, any old notes that remain outstanding subsequent to the expiration of the exchange offer;

    (2)terminate the exchange offer; and

    (3)to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise.

The terms of any of these purchases or offers could differ from the terms of the exchange offer.

   By tendering, you will represent to us that, among other things:

    (1)the registered notes to be acquired by you in the exchange offer are being acquired in the ordinary course of your business;

    (2)you are not engaging in and do not intend to engage in a distribution of the registered notes to be acquired by you in the exchange offer;

    (3)you do not have an arrangement or understanding with any person to participate in the distribution of the registered notes to be acquired by you in the exchange offer; and

    (4)you are not our "affiliate," as defined under Rule 405 of the Securities Act.

   In all cases, issuance of registered notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for your old notes or a timely book-entry confirmation of your old notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal, or a computer-generated message instead of the letter of transmittal, and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged old notes, or old notes in substitution therefor, will be returned without expense to you. In addition, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged old notes will be credited to your account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

  Guaranteed Delivery Procedures

   If you desire to tender your old notes and your old notes are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

    (1)you tender through an eligible financial institution;

    (2)on or prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us; and

    (3)the certificates for all certificated old notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

   The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

    (1)your name and address;

    (2)the amount of old notes you are tendering; and

    (3)a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent:

       (A)the certificates for all certificated old notes being tendered, in proper form for transfer or a book-entry confirmation of tender;

       (B)a written or facsimile copy of the letter of transmittal, or a book-entry confirmation instead of the letter of transmittal; and

       (C)any other documents required by the letter of transmittal.

Book-Entry Transfer

   The exchange agent will establish an account with respect to the book-entry interests at DTC for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the exchange agent at DTC. Any financial institution that is a participant in DTC's systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

   If one of the following situations occur:

    (1)you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the exchange agent's account at DTC; or

    (2)you cannot deliver all other documents required by the letter of transmittal to the exchange agent prior to the expiration date;

then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

Withdrawal Rights

   You may withdraw tenders of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

   For your withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date.

   The notice of withdrawal must:

    (1)state your name;

    (2)identify the specific old notes to be withdrawn, including the certificate number or numbers and the principal amount of withdrawn notes;

    (3)be signed by you in the same manner as you signed the letter of transmittal when you tendered your old notes, including any required signature guarantees or be accompanied by documents of transfer sufficient for the exchange agent to register the transfer of the old notes into your name; and

    (4)specify the name in which the old notes are to be registered, if different from yours.

   We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any old notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to you without cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions

   Notwithstanding any other provision of the exchange offer and subject to our obligations under the registration rights agreement, we will not be required to accept for exchange, or to issue registered notes in exchange for, any old notes and may terminate or amend the exchange offer, if at any time before the acceptance of any old notes for exchange any of the following events occur:

    (1)any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer; or

    (2)the exchange offer violates any applicable law or any applicable interpretation of the staff of the SEC.

   These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive, in whole or in part at any time and from time to time, any particular condition in our sole discretion. If we waive a condition, we may be required to extend the expiration date of the exchange offer in order to comply with applicable securities laws. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

   In addition, we will not accept for exchange any old notes tendered, and no registered notes will be issued in exchange for any of those old notes, if at the time the old notes are tendered any stop order is threatened by the SEC or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939.

   The exchange offer is not conditioned on any minimum principal amount of old notes being tendered for exchange.

Exchange Agent

   We have appointed Fifth Third Bank as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus, the letter of transmittal for your notes and other related documents should be directed to the exchange agent addressed as follows:

                   By Registered or Certified Mail, by Hand
                           or by Overnight Courier:

                             Fifth Third Bank
                             Corporate Trust Administration
                             38 Fountain Square Plaza
                             Cincinnati, Ohio 45202

       By Facsimile: (513) 534-6785                By Telephone: (513) 534-8640

   The exchange agent also acts as trustee under the indenture.

Fees and Expenses

   We will not pay brokers, dealers, or others soliciting acceptances of the exchange offer. This solicitation is being made primarily by mail. Additional solicitations, however, may be made in person or by telephone by our officers and employees.

   We will pay the estimated cash expenses to be incurred in connection with the exchange offer.

Transfer Taxes

   You will not be obligated to pay any transfer taxes in connection with a tender of your old notes for exchange unless you instruct us to register registered notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

   We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We are amortizing the expense of the exchange offer over the term of the registered notes under generally accepted accounting principles.

                                USE OF PROCEEDS

   The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the registered notes. In consideration for issuing the registered notes as contemplated in this prospectus, we will receive, in exchange, an equal number of outstanding old notes in like principal amount. The form and terms of the registered notes are identical in all material respects to the form and terms of the old notes. The outstanding old notes surrendered in exchange for the registered notes will be retired and marked as cancelled and cannot be reissued.

   We used the net proceeds of approximately $538.1 million from the issuance of the old notes, together with approximately $40.6 million of other cash on hand, to finance the approximately $578.7 million cost of redeeming all $550 million of our previously outstanding 9 1/8% Senior Notes due 2006 on July 11, 2002 (inclusive of accrued interest on those notes through that date).

                                CAPITALIZATION

   The following table sets forth our consolidated capitalization at June 30, 2002 and as adjusted to give effect to the redemption on July 11, 2002 of all $550 million of our 9 1/8% Senior Notes due 2006, which is included in current portion of long-term debt. The information presented below should be read in conjunction with our consolidated financial statements included elsewhere in this prospectus.

                                                         Historical As Adjusted
                                                         ---------- -----------
                                                         (amounts in millions)
Cash and cash equivalents(1)............................  $  843.9   $  268.8
                                                          ========   ========

Current portion of long-term debt.......................  $  627.6   $   77.6
Long-term debt:
   Senior Secured Notes Due 2004........................     125.0      125.0
   9% Senior Notes Due 2007.............................     117.4      117.4
   8 7/8% Senior Notes Due 2008.........................      33.5       33.5
   7 7/8% Senior Notes Due 2009.........................     450.0      450.0
   The Notes............................................     550.0      550.0
   Tax Exempt Financing Due 2008 through 2029 and other.      46.3       46.3
                                                          --------   --------
       Total long-term debt.............................   1,322.2    1,322.2
                                                          --------   --------
Total debt..............................................   1,949.8    1,399.8
                                                          --------   --------
Total stockholders' equity(2)...........................   1,038.3    1,018.4
                                                          --------   --------
          Total capitalization..........................  $2,988.1   $2,418.2
                                                          ========   ========

--------
(1)At June 30, 2002, we had $182.9 available for borrowings under a $300.0 accounts receivable credit facility. There were no outstanding borrowings under this facility and availability was affected primarily by outstanding letters of credit.
(2)As adjusted reflects the after-tax loss on the redemption of the 9 1/8% Senior Notes due 2006.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                  (dollars in millions, except per ton data)

   The selected historical consolidated financial data as of, and for the years ended, December 31, 1999, 2000 and 2001 have been derived from, and should be read in conjunction with, our audited consolidated financial statements included elsewhere in this prospectus. The selected historical consolidated financial data as of, and for the six months ended, June 30, 2001 and 2002 have been derived from, and should be read in conjunction with, our unaudited consolidated financial statements included elsewhere in this prospectus. The Company sold its Sawhill Tubular division on April 19, 2002. The results of Sawhill Tubular have been reclassified to discontinued operations. (See Note 13 to Consolidated Financial Statements.)

                                                                                     Six Months Ended
                                                         Years Ended December 31,        June 30,
                                                       ---------------------------  ------------------
                                                         1999     2000      2001      2001      2002
                                                       -------- --------  --------  --------  --------
                                                                                        (unaudited)
Statement of Operations Data:
Net sales............................................. $4,184.8 $4,403.7  $3,833.4  $1,940.0  $2,109.2
Cost of products sold.................................  3,334.3  3,577.7   3,225.5   1,651.4   1,854.7
Selling and administrative expenses...................    299.9    257.9     257.6     124.2     129.8
Depreciation..........................................    206.1    227.3     225.8     116.0     113.0
Special charges and unusual items(1)..................     99.7       --     142.3        --     (23.9)
Operating profit (loss)(2)............................    244.8    340.8     (17.8)     48.4      35.6
Interest expense......................................    123.7    136.1     133.1      67.5      66.5
Other income(3).......................................     20.8      7.9       6.1       3.7      26.7
Income (loss) from continuing operations before income
  taxes and minority interest.........................    141.9    212.6    (144.8)    (15.4)     (4.2)
Income tax provision (benefit)........................     63.9     78.6     (53.6)     (5.7)     (1.6)
Income (loss) from continuing operations..............     71.3    134.0     (91.2)     (9.7)     (2.6)
Income (loss) from discontinued operations............      7.5     (1.6)     (1.2)     (0.4)     (6.8)
Net income (loss).....................................     65.4    132.4     (92.4)    (10.1)     (9.4)

                                                            As of December 31,        As of June 30,
                                                       ---------------------------  ------------------
                                                         1999     2000      2001      2001      2002
                                                       -------- --------  --------  --------  --------
                                                                                        (unaudited)
Balance Sheet Data:
Cash and cash equivalents............................. $   54.4 $   86.8  $  101.0  $  105.5  $  843.9
Working capital.......................................    564.5    631.5     593.4     639.7     822.6
Total assets..........................................  5,227.1  5,239.8   5,225.8   5,160.7   5,768.6
Total debt, including current portion(4)..............  1,456.9  1,450.8   1,402.5   1,450.6   1,949.8
Total pension and postretirement benefit obligations..  1,485.1  1,486.8   1,808.4   1,504.9   1,855.7
Stockholders' equity..................................  1,277.8  1,319.3   1,033.3   1,268.9   1,038.3

                                                                                     Six Months Ended
                                                         Years Ended December 31,        June 30,
                                                       ---------------------------  ------------------
                                                         1999     2000      2001      2001      2002
                                                       -------- --------  --------  --------  --------
                                                                                        (unaudited)
Other Data:
EBITDA(5)............................................. $  417.8 $  590.8  $  233.4  $  181.0  $  172.2
Ratio of earnings to fixed charges(6).................     1.5x     2.5x        --        --      2.0x
Operating profit per ton(7)........................... $     55 $     55  $     22  $     17  $     12
Capital investments................................... $  334.1 $  135.8  $  108.0  $   45.6  $   53.1
Steel shipments (thousands of tons)...................    6,254    6,171     5,618     2,877     2,940

--------
Notes appear on following page.

(1)In 1999, we recognized $99.7 in special charges for costs related to the merger with Armco Inc. In 2001, Anthem Inc., our primary health insurance provider, converted from a mutual insurance company to a corporation, issuing shares of its common stock to certain of its long-time policy holders. As a major policyholder, AK Steel received nearly 1.5 million shares of Anthem common stock, recording a benefit of $49.9. Also in 2001, we recognized a non-cash pension corridor charge of $192.2 under our method of accounting for pension and other postretirement benefit plans. In the six months ended June 30, 2002, we recorded a benefit of $23.9 arising from insurance settlements entered into with certain of our insurance carriers. The benefit is net of legal fees and expenses and increases to environmental liabilities.

(2)We adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002. As a result, we stopped amortizing goodwill effective January 1, 2002. For the years ended December 31, 1999, 2000 and 2001 and for the six months ended June 30, 2001, operating profit included goodwill amortization charges of $3.4, $3.4, $4.0 and $2.0, respectively. As required by the Statement, we reviewed our goodwill balance as of January 1, 2002 for possible impairment and determined that no impairment was necessary.

(3)During the six months ended June 30, 2002, we liquidated all of the nearly
   1.5 million shares of Anthem stock we had received in 2001 and recorded a gain of $24.1 on the sale.

(4)As of June 30, 2002, total indebtedness includes $550.0 of our 9 1/8% Senior Notes due 2006, which were redeemed on July 11, 2002, and $550.0 of our 7 3/4% Senior Notes due 2012.

(5)EBITDA for any period, which is calculated as defined in the covenants contained in the indentures governing our notes during such period, represents earnings before interest expense, provision for income taxes, depreciation and amortization and is presented herein because it is a widely accepted indicator of a company's ability to service debt. EBITDA does not represent net income or cash flow from operations as those items are defined by generally accepted accounting principles, should not be considered by prospective purchasers of the notes as an alternative to net income and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. This presentation may differ from similarly titled measures used by other companies.

(6)For the p
   urpose of calculating the ratio of earnings to fixed charges, (i) earnings consist of income before income taxes and minority interest, discontinued operations and extraordinary items, the distributed income of less than 50%-owned affiliates, plus fixed charges and (ii) fixed charges consist of interest, whether expensed or capitalized. Fixed charges exceeded earnings by approximately $148.0 for the year ended December 31, 2001 and approximately $14.6 for the six months ended June 30, 2001.

(7)The Company views operating profit per ton as an important measure of its results and as a key benchmark by which it compares itself to its competitors. This presentation may differ from similarly titled measures used by other companies. The Company believes it had the highest operating profit per ton of any domestic integrated steel producer in each of the eight years from 1994 through 2001. Operating profit per ton for the year ended December 31, 1999 excludes charges related to the Armco merger. Operating profit per ton for the year ended December 31, 2001 excludes unusual items related to pension corridor charges and the benefit from the receipt of shares of Anthem.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

   Our principal business focus is our steel operations, which currently consist of eight steelmaking and finishing facilities that produce flat rolled carbon, stainless and electrical steels and steel tubing products. These products are sold primarily to the automotive, appliance, industrial machinery and equipment, and construction markets, as well as to distributors, service centers and converters. We also own a snow and ice control products business, which manufactures snowplows and salt and sand spreaders for four-wheel drive light trucks. We also operate an industrial park on the Houston, Texas ship channel.

   On April 19, 2002, we completed the sale of our Sawhill Tubular division. For all periods presented, the results of Sawhill Tubular are classified as discontinued operations.

   On September 30, 1999, we consummated the merger of Armco Inc. with and into AK Steel. Armco was a leading producer of stainless and electrical steels and, in addition, owned and operated a manufacturer of steel pipe and tubing products, a manufacturer of snowplows and ice control products for four-wheel drive light trucks and an industrial park on the Houston, Texas ship channel.

Results of Operations

Six Months Ended June 30, 2002 Compared to Six Months Ended June 30, 2001

   Total steel shipments during the six months ended June 30, 2002, inclusive of tubular products, increased to 2,940,200 tons from 2,877,400 tons shipped in the first half of 2001. This increase was due in part to record automotive shipments and the addition of AK Tube, which was acquired in the third quarter of 2001. For the six months ended June 30, 2002, value-added steel products comprised approximately 94% of total shipments, compared to 92% for the corresponding period of 2001.

   Total net sales for the first half of 2002 and 2001 were $2,109.2 million and $1,940.0 million, respectively, and steel operations sales for the same periods were $2,055.1 million and $1,885.1 million, respectively. Each of these period-to-period increases reflects the strong sales volumes and improved spot-market pricing experienced in the current year, as price increases announced earlier in the year were achieved.

   The operating profit for the six months ended June 30, 2002, totaled $35.6 million compared to $48.4 million for the same period in 2001. The 2002 period included a pretax benefit of $23.9 million arising from insurance settlements entered into by us with certain of our insurance carriers. The decline with respect to the six-month periods was primarily due to higher costs, including approximately $68.0 million in increased pension and other postretirement benefit expenses. In addition, the six-month operating profit in 2002 includes a scheduled maintenance outage at the Middletown Works blast furnace and other planned and unplanned maintenance work totaling approximately $20.0 million, which occurred primarily in the first quarter. The higher costs were partially offset by lower natural gas costs, higher volumes, improved product mix and higher spot market pricing.

   For the six months ended June 30, 2002, snow and ice control products recorded an operating profit of $10.6 million on sales of $47.5 million. For the six months ended June 30, 2001, this segment recorded an operating profit of $11.0 million on sales of $48.8 million. The decline with respect to the six-month periods reflects lower shipments due to the very mild winter, as sales by the snow and ice control products business are strongly dependent on weather conditions in its market area and the level of light truck sales.

   In the fourth quarter of 2001, Anthem Inc., our primary health insurance provider, converted from a mutual insurance company to a corporation, issuing shares of its common stock to certain of its long-time policyholders. As a major policyholder, AK Steel received approximately 1.5 million shares of Anthem common stock as a result of this demutualization. During the six months ended June 30, 2002, we liquidated all of the shares of Anthem common stock we had received last year and recorded a gain of $24.1 million. The gain was net of changes to the liability established for the portion of the proceeds deemed to be healthcare plan assets.

   On April 19, 2002 we completed the sale of our Sawhill Tubular division for approximately $68.5 million, of which $62.8 million was received at the time of sale. We retained approximately $20.5 million of Sawhill Tubular's current operating liabilities, which we are settling in due course. We recorded a pretax loss on the sale of $10.5 million ($6.3 million after tax or $0.06 per share) in the second quarter of 2002, reflecting when our Board of Directors approved the plan of sale. In the six months ended June 30, 2002, this business generated an after-tax loss of $0.5 million, compared to a loss of $0.4 million in the six months ended June 31, 2001.

   We recorded a net loss for the six months ended June 30, 2002 of $9.4 million, or $0.09 per share, compared to a net loss of $10.1 million, or $0.10 per share, reported for the first half of 2001. On a pro forma basis, excluding the net-of-tax gain on the sale of the shares of Anthem common stock, the benefit from the insurance settlement and the loss on the sale of Sawhill, the six-month 2002 loss would have been $33.3 million, or $0.31 per share. The decline with respect to the six-month periods was primarily due to the increase in first quarter maintenance expenditures and substantially higher pension and healthcare costs.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

   Total steel shipments during 2001, inclusive of tubular products, declined 9% to 5,618,300 tons from 6,171,100 tons shipped in 2000. Although demand from automotive and appliance contract customers increased late in 2001, shipments for virtually all product lines were equal to or lower than in 2000. Due to severely depressed steel pricing, we chose to forego some spot market sales during 2001. Value-added steel products represented 93% of 2001 total shipments, compared to 89% in 2000, while commodity hot-rolled product shipments declined to 2% of total shipments in 2001, compared to 6% in 2000.

   During 2001, net sales decreased 13% to $3,833.4 million from the $4,403.7 million reported for 2000. Steel operations contributed $3,681.7 million to total net sales in 2001, compared to $4,276.8 million in 2000, a decrease of 14%. These declines were due primarily to lower prices in both the contract and spot markets, which were partially offset, however, by a richer product and market mix. Approximately 73% of AK Steel's shipments of flat rolled steel products during 2001 were made pursuant to annual and multi-year contracts, with the balance being made in the spot market at prevailing prices at the time of sale.

   Sales by the snow and ice control products business are strongly dependent on weather conditions in its market area and the level of light trucks sales. Strong truck sales due to aggressive marketing by automotive companies, as well as higher snowfalls during the winter of 2000/2001 contributed to sales increasing to $138.8 million in 2001 from $112.8 million in 2000.

   The following presents, on a pro forma basis, operating profit before and after two unusual items recorded in the fourth quarter of 2001.

                                                        2000   2001
                                                       ------ ------
                                                       (in millions)
           Operating profit (loss) as reported........ $340.8 $(17.8)
           Pension charge.............................     --  192.2
           Stock received in insurance demutualization     --  (49.9)
                                                       ------ ------
           Pro forma operating profit................. $340.8 $124.5
                                                       ====== ======

   We recorded an operating loss in 2001 of $17.8 million, including an operating loss of $66.7 million in the steel operations. Both losses included the effects of two unusual items described below. Snow and ice control products posted an increase in operating profit to $41.0 million in 2001 from $30.5 million in 2000, primarily due to the higher sales volumes.

   Under our method of accounting for pension and other postretirement benefit plans, we recognize into income, as a fourth quarter adjustment, any unrecognized actuarial net gains or losses that exceed 10% of the larger of benefit obligations or plan assets. Amounts inside this 10% corridor are amortized over the average remaining service life of active plan participants. Actuarial net gains and losses occur when actual experience differs from any of the many assumptions used to value the benefit plans, or when the assumptions change, as they may each year when a valuation is performed. During 2001, the combination of a 6% loss on pension plan assets, and a decrease in the discount rate from 8% to 7.25%, caused us to recognize, in the fourth quarter of 2001, a non-cash pre-tax pension charge of $192.2 million against operating profit
(loss) and an additional $1.8 million in discontinued operations. In addition, because the decline in asset value also led to the pension plans becoming underfunded, we recorded a non-cash after-tax reduction in equity of approximately $163.4 million.

   In the fourth quarter of 2001, we recorded an unusual pre-tax benefit of $49.9 million as a result of receiving approximately 1.5 million shares of Anthem common stock. The benefit was net of a liability established for the portion of the proceeds deemed to be healthcare plan assets. At December 31, 2001, the fair value of the stock, net of the fair value of the liability, had risen to $68.6 million and the increase, net of tax, was recorded in other comprehensive income.

   Excluding the $192.2 million pension charge and the $49.9 million insurance company demutualization benefit, we would have realized an operating profit of $124.5 million, or $22 per ton shipped, in 2001 compared to an operating profit of $340.8 million, or $55 per ton shipped, in 2000. The significant decrease in 2001 was primarily due to lower contract pricing and severely depressed spot market pricing, which lowered average selling prices by $38 per ton, and the 9% reduction in shipping volume, partially offset by company-wide cost savings. Cost savings were derived from lower market prices for purchased slabs and scrap, which saved over $50.0 million in 2001, as well as overtime cost savings of approximately $30.0 million, partially offset by approximately $50.0 million in higher natural gas costs.

   During 2001, we recorded an income tax benefit of $53.6 million on a pre-tax loss from continuing operations of $144.8 million, using a book tax rate of 37%. In 2000, we recorded $78.6 million of income tax expense on pre-tax income from continuing operations of $212.6 million.

   During 2001 and 2000, Sawhill Tubular recorded after-tax losses of $1.2 million and $1.6 million, respectively, which have been classified as discontinued operations.

   We recorded a net loss in 2001 of $92.4 million, or $0.87 per share, compared to net income of $132.4 million, or $1.20 per share, for 2000. Excluding the two unusual items, net of tax, and the loss from discontinued operations discussed above, we would have recorded a loss of $0.4 million in 2001.

   During 2001, cash flow from operating activities from continuing operations generated $149.0 million, primarily attributable to $148.1 million of income excluding non-cash charges for depreciation and amortization. Other non-cash items in the 2001 net loss included the $192.2 million pension charge, the $49.9 million benefit from the receipt of the Anthem shares, $44.2 million of net pension and other postretirement benefit income and $52.8 million of deferred tax credits. During 2001, $2.9 million of cash was generated by working capital as reductions in accounts receivable were offset by inventory increases. The decrease in accounts receivable reflected the lower sales levels in the year, while the increase in inventories consisted largely of higher slab purchases made in anticipation of a blast furnace maintenance outage scheduled for the first half of 2002. Finally, $41.0 million was used to settle a key management deferred compensation plan liability.

   Cash flows used in investing from continuing operations totaled $75.2 million. Capital investments were $108.0 million and we used $41.3 million to acquire Alpha Tube and purchase other long-term investments. We liquidated a key management deferred compensation plan trust, generating $31.6 million, sold our ownership interest in North American Stainless for $12.5 million and, in the fourth quarter of 2001, received $30.0 million from AFSG Holdings, Inc., the holding company for our discontinued insurance and finance leasing businesses.

   Cash flows from financing activities from continuing operations resulted in a net use of $78.0 million, including $14.2 million for dividends on common and preferred stock and $63.2 million for scheduled debt repayments.

Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

   During 2000, net sales were $4,403.7 million, an increase of 5% from the $4,184.8 million reported for 1999. Steel operations contributed $4,276.8 million to total net sales, compared to $4,054.8 million for 1999, an increase of 5%. These increases were due primarily to continued growth in the percentage of total shipments attributable to value-added products, consisting primarily of stainless and electrical steels and coated and cold-rolled carbon steels. For the year 2000, value-added products comprised approximately 89% of total shipments, compared to 81% for 1999. Partly offsetting the improved product mix were significantly lower prices in the spot market and a temporary decline in the percentage of sales made to the higher priced contract market.

   Total steel shipments during 2000 declined slightly to 6,171,100 tons from the 6,253,700 tons shipped in 1999, reflecting our closure, in January 2000, of a redundant galvanizing facility in Dover, Ohio, which accounted for shipments of almost 200,000 tons in 1999. During 2000, an 8% increase in value-added steel shipments was a result of our move toward a richer product mix.

   Operating profit in 2000 totaled $340.8 million, or $55 per ton shipped, compared to the $244.8 million reported for 1999. Excluding the $99.7 million merger-related special charges, 1999 operating profit was $344.5 million, or $55 per ton shipped. Steel operations operating profit was $300.7 million in 2000 and $201.7 million ($301.4 million excluding the special charge) in 1999. The slight decrease in adjusted operating profit in 2000 was due primarily to substantially higher costs in comparison to 1999 for steel scrap, purchased carbon steel slabs and, most particularly, natural gas. To a lesser extent, operating profit fell due to the significant decline in spot market prices and the increase in the percentage of our sales to the spot market during the fourth quarter of 2000. These negative factors were partly offset by increased shipments of value-added products, which carry higher margins, higher than expected merger synergies and other cost savings achieved through more efficient utilization of production facilities.

   Operating profit for the snow and ice control products segment declined to $30.5 million in 2000 from $36.1 million in 1999 on 2000 sales of $112.8 million and 1999 sales of $119.2 million. While light truck sales remained strong in 2000, plow sales were adversely affected by below average snowfall in our market area.

   Interest expense increased in 2000 by $12.4 million over the prior year, due primarily to an $18.9 million reduction in the amount of interest that we capitalized as a result of the completion of construction of our Rockport Works in the second half of 1999. This was partially offset by the retirement of certain debt in connection with the Armco merger. Other income, consisting primarily of interest earned on cash balances, declined in 2000 due to lower average cash balances compared to 1999.

   During 2000, we incurred $78.6 million in income tax expense, a book tax rate of 37%. This amount included a non-cash deferred tax provision of $92.3 million, primarily attributable to accelerated tax depreciation in excess of book, book pension credits in excess of actual funding of the pension plans, utilization or expiration of tax loss carryovers and related changes in the deferred tax asset valuation reserve. Partially offsetting the deferred tax provision was a credit for current taxes of $13.7 million, which included a $15.0 million federal tax refund that resulted from the carryback of a tax net operating loss generated in 1999. The income tax provision for 1999 is net of an $11.6 million recycling tax credit received from the Commonwealth of Kentucky in that year, but which related to prior years.

   Income from continuing operations for 2000 was $134.0 million, or $1.21 per share, compared to $71.3 million, or $0.62 per share, reported for 1999. Excluding the special charge, minority interest, and certain other merger-related adjustments, net of tax, 1999 income from continuing operations was $157.6 million, or $1.46 per share. From this amount, income from continuing operations decreased 15% in 2000, reflecting the lower adjusted operating income, higher interest expense and the decline in other income.

   Certain of Armco's former businesses included operations in foreign countries. At the time of their sale or closure, some of these operations had outstanding tax issues. Following consultation with advisors in those countries in 1999, Armco determined that it had resolved most of these issues and reversed a majority of the related reserves, recognizing income from discontinued operations of $7.5 million, or $0.07 per share.

   During 1999, we recorded a combined after-tax extraordinary loss of $13.4 million, or $0.13 per share, due to the early redemption of AK Steel's 10 3/4% Senior Notes Due 2004 and Armco's 9 3/8% Senior Notes Due 2000.

   Net income in 2000 was $132.4 million, or $1.20 per share, compared to the $65.4 million, or $0.56 per share, reported for 1999. Excluding the special charge, minority interest, and certain other merger-related adjustments, as well as the income from discontinued operations and extraordinary loss, net of tax, 1999 income was $157.6 million, or $1.46 per share. From this amount, income decreased 15% in 2000, reflecting the lower adjusted operating income, higher interest expense and the decline in other income.

Outlook

   We anticipate that total third quarter 2002 shipments will decline approximately 5% from second quarter 2002 levels due to new model year retooling and seasonal maintenance at the major automotive companies, partially offset by increased sales to the spot market. However, pricing is expected to continue to rise in the spot market, with some increase expected in contract sales as negotiations continue regarding supply agreements with many of our major customers. Value-added shipments should remain near 94% during the next quarter, with strong volumes shipped to appliance and construction customers. Snow and ice control product sales and income for the next quarter are expected to be lower compared to the second quarter of this year due to the stronger than expected second quarter sales and some softening of orders caused by the very mild winter and slow economy.

   We expect higher costs in the third quarter in a similar magnitude to the increase in pricing, primarily related to the strong product mix, increasing scrap prices and slightly lower volumes.

   Under our method of accounting for pension and other postretirement benefit plans, we recognize into income, as a fourth quarter adjustment, any unrecognized actuarial net gains and losses that exceed 10% of the larger of benefit obligations or plan assets. Poor year-to-date performance by the financial markets, if not reversed during the remainder of the year, is likely to cause actuarial net losses for our pension plans in the current year. In addition, other postretirement benefit plans could incur actuarial net losses resulting from rising healthcare costs. We expect that most of the actuarial net losses generated in the current year would be recognized in a fourth quarter 2002 charge against operating profit (loss). The amount of this non-cash charge could be substantial.

Liquidity and Capital Resources

   Our liquidity needs are primarily for capital investments, working capital, employee benefit obligations and debt service. At June 30, 2002, we had $843.9 million of cash and cash equivalents, which included $538.1 million of net proceeds from the sale of the notes. In addition, we had $182.9 million available for borrowings under our $300.0 million accounts receivable purchase credit facility. At that date, there were no outstanding borrowings under the credit facility and availability was reduced primarily by outstanding letters of credit.

   On March 9, 2002, President Bush signed into law the Job Creation and Worker Assistance Act. One of the provisions of the Act increases the net operating loss, or NOL, carryback period to five years from two years for losses generated in tax years 2001 and 2002 and allows an NOL deduction arising in these tax years to offset 100% of alternative minimum taxable income during the carryback period. As a result, we received a refund of $46.7 million in the second quarter of this year. This refund reduced our deferred tax asset but does not affect current or future reported net income or loss.

Anticipated Debt Service

   At June 30, 2002, our long-term debt, including the current portion, totaled $1,949.8 million, consisting primarily of the $550.0 million of 9 1/8% Senior Notes due 2006, which were redeemed on July 11, 2002, and our other senior notes that mature in the years 2007 through 2009 and that are not subject to amortization prior to maturity. In addition, the principal of our Senior Secured Notes Due 2004 is repayable in four successive annual installments of $62.5 million, which commenced in December 2001. Our obligation to make principal payments in each of the next five years, excluding the 9 1/8% Senior Notes that were redeemed on July 11, 2002, is as follows: $77.6 million in the second half of 2002, $62.5 million in 2003, $62.5 million in 2004, zero in 2005 and zero in 2006. Interest expense for 2001, net of capitalized interest of $2.8 million, totaled $133.1 million.

Capital Investments

   We anticipate 2002 capital investments of approximately $125.0 million, all of which are expected to be funded from available cash and cash generated from operations. During the first half of 2002, we expended approximately $53.1 million for capital investments.

Employee Benefit Obligations

   As of December 31, 2001, our pension plans were 88% funded in accordance with accounting principles generally accepted in the United States. However, no cash contributions to the pension plans are required until at least 2003.

   At December 31, 2001, our liability for postretirement benefits other than pensions totaled $1,474.0 million. We have established a healthcare trust as a means of prefunding a portion of this liability. The balance in the trust, including the earnings on trust investments, as of December 31, 2001, was $87.0 million.

Dividends

   Prior to 2001, AK Holding had paid quarterly dividends on its common stock since November 15, 1995 and had paid dividends on its $3.625 cumulative convertible preferred stock since it was issued in the fourth quarter of 1999. The declaration and payment of cash dividends are subject to a restrictive covenant contained in the instruments governing our senior debt. Primarily due to dividend payments and substantial share repurchases made in 2000 and prior years, and the impact of net losses recorded in 2001, the amount available under this covenant was insufficient to permit the payment of dividends on either the common or preferred stock for a portion of 2001. In that year, quarterly common stock dividends were reduced to $0.0625 per share in the first two quarters and suspended in the last two quarters. Preferred stock dividends were paid in the first three quarters and suspended in the fourth quarter. No dividends on either the common or preferred stock have been paid in 2002. As of June 30, 2002, the restrictive covenant precluded the payment of any dividends on either class of stock. However, effective as of August 8, 2002, we received the consents of holders of all of our outstanding notes and amended the restrictive covenant to allow us to pay one or more dividends on either the common or preferred stock, in the event that such dividends are declared by our Board of Directors. The preferred stock dividends are cumulative and, as such, holders of the preferred stock are entitled to payment of all accrued, but unpaid dividends, before payment of dividends to the holders of common stock may resume.

Critical Accounting Policies and Estimates

   We prepare our financial statements in conformity with accounting principles generally accepted in the United States. These principles permit choices among alternatives and require numerous estimates of financial matters. We believe the accounting principles chosen are appropriate under the circumstances, and that the estimates, judgments and assumptions involved in our financial reporting are reasonable.

   Revenue from sales of products is recognized at the time title and the risks and rewards of ownership passes. This normally is when the products are shipped to the customer, the sales price is fixed and determinable, and collection is reasonably assured.

   Accounting estimates are based on historical experience and information that is available to management about current events and actions we may take in the future. Significant items subject to estimates and assumptions include the carrying value of long-lived assets; valuation allowances for receivables, inventories and deferred income tax assets; legal and environmental liabilities; and assets and obligations related to employee benefit plans. There can be no assurance that actual results will not differ from these estimates.

   We maintain an allowance for doubtful accounts for losses resulting from the potential that some customers may be unable to make payments. While, based on our experience, losses due to credit failures have been low, if in the future the financial condition of some customers deteriorates affecting their ability to pay, additional allowances may be needed. Approximately 35% of trade receivables outstanding at December 31, 2001 are due from businesses associated with the U.S. automotive industry. Except in a few situations where the risk warrants it, collateral is not required on trade receivables; and while we believe our trade receivables will be collected, we anticipate that in the event of default we would follow normal collection procedures.

   We record a valuation allowance to reduce our deferred tax assets to an amount that is more likely than not to be realized. In estimating levels of future taxable income, we have considered historical results of operations in recent years and would, if necessary, consider the implementation of prudent and feasible tax planning strategies to generate future taxable income. If future taxable income is less than the amount that has been assumed in determining the deferred tax asset, then an increase in the valuation reserve will be required, with a corresponding charge against income. On the other hand, if future taxable income exceeds the level that has been assumed in calculating the deferred tax asset, the valuation reserve could be reduced, with a corresponding credit to income. Our ability to utilize Armco's net operating loss, capital loss, and tax credit carryforwards as of the date of the merger will be limited by Section 382 of the Internal Revenue Code. We have recorded a valuation reserve for those carryforward amounts that are expected to expire prior to being used as a result of the limits imposed by Section 382.

   We are involved in a number of environmental and legal proceedings. Accruals of probable costs have been made based on a combination of litigation and settlement strategies. It is possible that results of operations in any future period could be materially affected by changes in assumptions or by the effectiveness of these strategies.

   As discussed earlier in this Management's Discussion and Analysis of Financial Condition and Results of Operations, our method of accounting for pensions and other postretirement benefit plans required the recognition of a pre-tax charge of $192.2 million in the fourth quarter of 2001. Under our method of accounting for pension and other postretirement benefit plans, we recognize into income, as a fourth quarter adjustment, any unrecognized actuarial net gains or losses that exceed 10% of the larger of benefit obligations or plan assets. Amounts inside this 10% corridor are amortized over the average remaining service life of active plan participants. We believe this method results in faster recognition of actuarial net gains and losses than the minimum amortization method permitted by prevailing accounting standards and used by the vast majority of companies in the United States. Faster recognition limits the amounts by which balance sheet assets and liabilities differ from economic net assets or obligations related to the plans. However, faster recognition under this method also results in the potential for highly volatile and hard to forecast fourth quarter adjustments, similar to the one recognized in 2001.

   Under the applicable accounting standards, actuarial net gains and losses occur when actual experience differs from any of the many assumptions used to value the benefit plans or when the assumptions change, as they may each year when a valuation is performed. The usual major sources of actuarial gains and losses for pension plans are the differences between expected and actual returns on plan assets and changes in the discount rate used to value pension liabilities as of the measurement date. For other postretirement benefit plans, differences in estimated versus actual healthcare costs, changes in assumed healthcare cost trend rates or a change in the difference between the discount rate and the healthcare trend rate are major sources of actuarial gains and losses. In addition to the potential for fourth quarter adjustments, these changes affect future quarterly net periodic benefit expense.

   Our financial statements consolidate the operations and accounts of us and all subsidiaries in which we have a controlling interest. We also have investments in associated companies that are accounted for under the equity method and, because the operations of these companies are integrated with our basic steelmaking operations, our proportionate share of their income (loss) is reflected in our cost of products sold in the consolidated statements of income. We have a subordinated note receivable of $35.0 million due from one of these associated companies, which is recorded in other investments on the consolidated balance sheets. In the first half of 2002, we provided a $4.0 million letter of credit to support a portion of that company's bank indebtedness proportionate to our investment in that company. We do not guarantee the debt of any other unconsolidated companies, have any "off balance sheet debt" and do not have any so called "special purpose entities" that are not included in our consolidated financial statements.

   Our investment in AFSG Holdings, Inc. represents the carrying value of our discontinued insurance and finance leasing businesses, which have been largely liquidated. The activities of the remaining operating companies are in "runoff" mode and the group is accounted for as a discontinued operation under the liquidation basis of accounting, whereby future cash inflows and outflows are considered. We are under no obligation to support the operations or liabilities of this group.

   We are a party to derivative instruments that are designated and qualify as hedges under Statement of Financial Accounting Standards ("Statement") No. 133, "Accounting for Derivative Instruments and Hedging Activities" and related pronouncements. Our objective in using such instruments is to protect our earnings and cash flows from fluctuations in the fair value of selected commodities and currencies. For example, in the ordinary course of business, we use cash settled commodity price swaps, with a duration of up to three years, to hedge the price of a portion of our natural gas, nickel, aluminum and zinc requirements. We designate these swaps as cash flow hedges and the resulting changes in their fair value are recorded in other comprehensive income. Subsequent gains and losses are recognized into income in the same period as the underlying physical transaction. As of June 30, 2002, currently valued outstanding commodity hedges would result in the reclassification into earnings of $1.4 million in net-of-tax losses within the next twelve months. At June 30, 2002, we were not party to any derivative instruments that do not qualify as hedges. Based on such reviews as we deem reasonable and appropriate, we believe that all counterparties to our outstanding derivative instruments are entities with substantial credit worthiness.

New Accounting Pronouncements

   In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 142, "Goodwill and Other Intangible Assets." Statement No. 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed annually for impairment. We adopted Statement No. 142 as of January 1, 2002. In the second quarter of 2002 we completed the required review, with the assistance of a third party consultant, and determined that, as of January 1, 2002, no impairment was necessary.

   In June 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations," which requires entities to establish liabilities for legal obligations associated with the retirement of tangible long-lived assets. We will adopt the Statement in 2003, but have yet to determine what effect, if any, adoption will have on our financial statements.

   In August 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for impairment of long-lived assets to be held and used, and of long-lived assets and components of an entity to be disposed of. We adopted the Statement as of January 1, 2002, as required, but, except for the requirement to reclassify the results of Sawhill Tubular division as a discontinued operation, the Statement did not have a material effect on our financial statements.

   In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." The Statement rescinds or amends previous pronouncements related to extinguishment of debt, intangible assets of motor carriers and accounting for leases. The Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify their meanings and describe their applicability under changed conditions. Generally, the Statement applies to transactions occurring and financial statements issued after May 15, 2002. However, a provision requiring certain gains and losses from extinguishment of debt to be reclassified from extraordinary items is effective January 1, 2003. We have yet to determine what effect, if any, adoption will have on our financial statements.

   In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which addresses financial accounting and reporting for costs associated with exit or disposal activities, and supersedes Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002. We have yet to determine what effect, if any, adoption will have on our financial statements.

                                   BUSINESS

Operations

   We are a fully-integrated producer of flat-rolled carbon, stainless and electrical steels. Our operations include those previously conducted by Armco Inc., which merged with and into AK Steel on September 30, 1999. The merger enhanced our steel producing capability and market position by allowing us to combine the distinct strengths of each company's individual plants into a unified steelmaking operation.

   In addition to our steel operations, we own and operate a snow and ice control products company and an industrial park.

   Our steel operations consist of eight steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. The steel operations also include European trading companies that buy and sell steel and steel products and AK Tube L.L.C., which is a manufacturer and distributor that further finishes flat rolled steel into welded steel tubing used in the automotive, large truck and construction markets. We are registered under the ISO 9002 international quality standard and certified under the QS 9000 quality assurance program used by domestic automotive manufacturers and has received numerous quality awards from many of our major customers. In addition, we have received a number of awards for safety and, in 2001, our Ashland Works became the first steel plant in the United States to receive ISO 14001 environmental certification.

   Our snow and ice control products segment consists of Douglas Dynamics, L.L.C., the largest North American manufacturer of snowplows, and salt and sand spreaders for four-wheel drive light trucks. From three plants, its products are sold under the brand names Western and Fisher through independent distributors in the United States and Canada.

   Our other operations consist of Greens Port Industrial Park on the Houston, Texas ship channel, which leases land, buildings and rail car storage facilities to third parties and operates a deep water loading dock on the channel.

Customers

   Our flat-rolled carbon steel products are sold primarily to automotive manufacturers and to customers in the appliance, industrial machinery and equipment, and construction markets, consisting principally of manufacturers of home appliances, heating, ventilation and air conditioning equipment and lighting products. Hot-rolled, cold-rolled, and coated carbon steel products are also sold to distributors, service centers and convertors who may further process these products or resell them without further processing.

   We sell our stainless steel products primarily to customers in the automotive industry, as well as to manufacturers of food handling, chemical processing, pollution control and medical and health equipment. Electrical steels, which are iron-silicon alloys with unique magnetic properties, are sold primarily to manufacturers of power transmission and distribution transformers, electrical motors and generators, and lighting ballasts.

   In conducting our steel operations, our marketing efforts are principally directed toward those customers, such as automotive manufacturers, who require precise just-in-time delivery, technical support and the highest quality flat-rolled steel. Management believes that our enhanced product quality and delivery capabilities, and our emphasis on customer technical support and product planning, are critical factors in our ability to serve this segment of the market. The following table sets forth the percentage of the steel operations net sales attributable to various markets:

                                                                  Years Ended
                                                                  December 31,
                                                                 -------------
                                                                 1999 2000 2001
                                                                 ---- ---- ----
 Automotive.....................................................  55%  52%  57%
 Appliance, Industrial Machinery and Equipment, and Construction  25%  24%  25%
 Distributors, Service Centers and Convertors...................  20%  24%  18%

   Our steel operations segment is a major supplier to the domestic automotive industry, including those foreign manufacturers with plants in the United States. Shipments to General Motors Corporation, our largest customer, accounted for approximately 15%, 15% and 18% of steel operations net sales in 1999, 2000 and 2001, respectively. No other customer accounted for more than 10% of net sales for any of these years.

   We are a party to contracts with most of our major automotive and appliance industry customers with terms that range from one to three years. These contracts, which are typically finalized late in the year, set forth prices to be paid for each product category during each year of their term. Except for certain stainless steel agreements, which permit increased costs for nickel and chrome to be passed on to the customer, these contracts do not permit price adjustments to reflect changes in prevailing market conditions or energy and raw material costs. Approximately 73% of our shipments of flat rolled steel products in 2001 were made to contract customers with the balance being made in the spot market at prevailing prices at the time of sale.

Raw Materials

   The principal raw materials required for our steel manufacturing operations are carbon and stainless steel scrap, iron ore, coal, electricity, natural gas, oxygen, chrome, nickel, silicon, molybdenum, zinc, limestone and other commodity materials. In addition, we routinely purchase between 10% and 15% of our carbon steel slab requirements from other steel producers, located primarily outside the United States, to supplement the production from our own steelmaking facilities. Most purchases of coal, iron ore and limestone, as well as transportation services, are made at negotiated prices under annual and multi-year agreements. Purchases of carbon steel slabs, stainless steel scrap, natural gas and other raw materials are made at prevailing market prices, which are subject to price fluctuations in accordance with supply and demand. We believe that adequate sources of supply exist for all of our raw material and energy requirements.

Employees

   As of June 30, 2002, we had approximately 10,300 employees. Approximately 7,000 employees at six of our eleven plants are represented by international or independent labor unions, under contracts with expiration dates extending through 2006. Two labor contracts covering approximately 100 employees at our Butler Works expire in 2002.

   Our Mansfield Works was one of the facilities owned and operated by Armco prior to its merger with AK Steel on September 30, 1999. On September 1, 1999, the contract between Armco and the United Steelworkers of America covering approximately 600 hourly workers, including 100 on layoff status, at the Mansfield Works expired. Because of production slowdowns, vandalism and threats of violence on the part of union members, Armco informed the union, and we understood, that it would lock out represented employees while it continued to bargain with the union. Since September 1999, bargaining between us and the union has continued while salaried employees and temporary replacement workers have operated the Mansfield Works.

Competition

   We compete with domestic and foreign flat-rolled carbon, stainless and electrical steel producers and producers of plastics, aluminum and other materials that can be used in lieu of flat-rolled steels in manufactured products. Price, quality, delivery and service are the primary competitive factors and vary in relative importance according to the category of product and customer requirements.

   Domestic steel producers face significant competition from foreign producers who typically have lower labor costs. In addition, many foreign steel producers are owned, controlled or subsidized by their governments and their decisions with respect to production and sales may be influenced more by political and economic policy considerations than by prevailing market conditions.

   In October 2001, the International Trade Commission, following a nearly four-month investigation, found "serious injury" to the U.S. steel industry due to increased imports of steel products. In March 2002, President Bush imposed tariffs of 30%, 24% and 18% for each of the three respective years beginning March 2002 on imports of hot-rolled, cold-rolled and coated sheet carbon steel, some of which are sold in competition with products manufactured and sold by us, as well as on imports of carbon steel slabs (which we purchase to supplement our own production) in excess of a specified annual quota. These tariffs have not had, and, at present, we do not believe they will have, a material adverse effect on our results of operations.

Environmental Matters

   We, like all other steel producers, are subject to various federal, state and local environmental, health and safety laws and regulations concerning such issues as air emissions, wastewater discharges, solid and hazardous waste handling and disposal, and the investigation and remediation of contamination. These laws and regulations are increasingly stringent. Over the past three years, we have expended the following for environmental related capital investments and environmental compliance costs:

                                                       Years Ended
                                                      December 31,
                                                    -----------------
                                                    1999  2000  2001
                                                    ----- ----- -----
                                                      (in millions)
          Environmental related capital investments $ 7.2 $10.1 $18.8
          Environmental compliance costs...........  85.9  93.5  99.5

   Except as expressly noted below, management does not anticipate any material impact on our recurring operating costs or future profitability as a result of our compliance with current environmental regulations. Moreover, because all domestic steel producers operate under the same set of federal environmental regulations, management believes that we are not competitively disadvantaged by its need to comply with these regulations.

  Environmental Remediation

   We and our predecessors have been conducting steel manufacturing and related operations for more than 100 years. Although our operating practices are believed to have been consistent with prevailing industry standards during this time, hazardous materials may have been released in the past at one or more operating sites, including sites that are no longer owned by us. Potential remediation expenditures have been estimated for those sites where future remediation efforts are probable based on identified conditions, regulatory requirements or contractual obligations arising from the sale of a business.

   Pursuant to the Resource Conservation and Recovery Act, or RCRA, which governs the treatment, handling and disposal of hazardous waste, the United States Environmental Protection Agency, or EPA, and authorized state environmental agencies may conduct inspections of RCRA regulated facilities to identify areas where there have been releases of hazardous waste or hazardous constituents into the environment and may order the facilities to take corrective action to remediate such releases. Our major steelmaking facilities are subject to RCRA inspections by environmental regulators. While we cannot predict the future actions of these regulators, the potential exists for required corrective action at these facilities.

   Under authority conferred by the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, the EPA and state environmental authorities have conducted site investigations at certain of our facilities, portions of which previously had been used for disposal of materials that are currently subject to regulation. While the results of these investigations are still pending, we could be directed to expend funds for remedial activities at the former disposal areas. Because of the uncertain status of these investigations, however, management cannot predict whether or when such expenditures might be required or their magnitude.

   As previously reported in Holding's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, on July 27, 2001, we received a Special Notice Letter from the EPA requesting that we agree to conduct a Remedial Investigation/Feasibility Study, or RI/FS, and enter into an administrative order on consent pursuant to Section 122 of CERCLA regarding the former Hamilton Plant of Armco located in New Miami, Ohio. The Hamilton Plant is no longer an operating steel mill, having ceased operations in 1990, and all of its former structures have been demolished and removed. While we do not believe that a site-wide RI/FS is necessary or appropriate at this time, in April 2002 we entered into a mutually agreed-upon administrative order on consent to perform such an investigation and study of the Hamilton Works site.

  Environmental Proceedings

   Federal regulations promulgated pursuant to the Clean Water Act impose categorical pretreatment limits on the concentrations of various constituents in coke plant wastewater prior to discharge into publicly owned treatment works, or POTW. Due to concentrations of ammonia and phenol in excess of these limits in wastewater from the Middletown Works, we, through the Middletown POTW, petitioned the EPA for "removal credits," a type of compliance exemption, based on the Middletown POTW's satisfactory treatment of the wastewater for ammonia and phenol. The EPA declined to review the petition on the grounds that it had not yet promulgated new sludge management rules. We thereupon sought and obtained from the United States District Court for the Southern District of Ohio an injunction prohibiting the EPA from instituting enforcement action against us for noncompliance with the pretreatment limitations, pending the EPA's promulgation of the applicable sludge management regulations. Management is unable to predict the outcome of this matter. However, if the EPA eventually refuses to grant the petition for removal credits, we could incur additional costs to construct pretreatment facilities at the Middletown Works.

   On February 27, 1995, the Ohio Environmental Protection Agency, or OEPA, issued a Notice of Violation with respect to the Zanesville Works alleging noncompliance with both a 1993 order and various state regulations regarding hazardous waste management. We are continuing to work with the OEPA and the Ohio Attorney General's Office to achieve final resolution of this matter. In addition, AK Steel is negotiating with the U.S. EPA for an order concerning these same waste management issues.

   On June 29, 2000, the United States filed a complaint on behalf of the EPA against AK Steel in the U. S. District Court for the Southern District of Ohio, which we refer to as the "federal action," for alleged violations of the Clean Air Act, the Clean Water Act and the RCRA. On the same date, AK Steel filed a Verified Complaint for Declaratory and Injunctive Relief in the Court of Common Pleas for Butler County, Ohio, which we refer to as the "state action", against the State of Ohio and the OEPA seeking a declaration that, among other things,
(a) AK Steel is in compliance with its operating permits for the blast furnace and basic oxygen furnaces at its Middletown Works, which would preclude the State of Ohio and the OEPA from taking any action to order or enforce obligations on AK Steel with respect to those facilities, and (b) that any emissions from the Middletown Works do not cause, or otherwise contribute to, a public nuisance. On June 30, 2000, the State of Ohio moved to intervene in the Federal Action. On March 29, 2001, the U.S. District Court ruled that the State of Ohio could conditionally intervene in the Federal Action. Subsequently, Ohio filed a conditional complaint, which included various environmental claims, including seven air pollution claims. On May 9, 2001, AK Steel moved to dismiss all of Ohio's claims in the Federal Action. On July 27, 2001, the Court of Common Pleas in the State Action declared null and void two Notices of Violation issued by the OEPA upon which certain of the air pollution claims of the EPA and Ohio in the Federal Action were predicated. Subsequently, the court held that that effectively concludes the State Action. AK Steel has appealed that holding to the 12/th/ District Court of Appeals in Butler County, Ohio. On October 17, 2001, the OEPA issued a similar new Notice of Violation, but moved to amend its conditional complaint in the Federal Action to withdraw four of its air pollution claims, which were predicated on the two original Notices of Violation that were declared null and void. On September 27, 2001, the U.S. District Court dismissed with prejudice the EPA's air pollution claim, which had been predicated on the two voided Notices of Violation letters. In addition, on December 19, 2001, the U.S. District Court stayed the remaining three air pollution claims of the OEPA in the Federal Action pending resolution of a related administrative appeal to the Ohio Environmental Review Appeals Commission addressing the newly issued OEPA Notice of Violation. AK Steel's motion to dismiss the OEPA claims not yet dismissed in the Federal Action remains pending. No trial date has yet been set in the Federal Action. AK Steel is vigorously contesting all of the remaining claims. If OEPA and/or the EPA are completely successful in obtaining the relief they seek in the Federal Action with respect to their air pollution claims, it could result in significant penalties and require a substantial capital investment to install interim pollution control equipment on the blast furnace and basic oxygen furnaces at the Middletown Works under current federal pollution control regulations before certain proposed new federal regulations are made final. Once those proposed new federal regulations become final, AK Steel could be required to make another substantial capital investment to replace the interim pollution control equipment. Under those circumstances, the Company may conclude that it is more cost-effective to purchase slabs than to make them at the Middletown Works and may elect to shut down the hot end facilities of the Middletown Works. If the EPA and OEPA are completely successful in obtaining the relief they seek in the Federal Action with respect to their water and/or RCRA claims, it could result in substantial penalties and an order requiring AK Steel to investigate and remediate alleged polychlorinated biphenyl and polycyclic aromatic hydrocarbon contamination in Monroe Ditch and Dick's Creek, which are located on and adjacent to the Middletown Works. At this time, we are unable to estimate the cost of an adverse outcome related to the air pollution, water pollution or RCRA claims or the potential cost of a shutdown of the hot end of the Middletown Works.

   On September 30, 1998, Armco received an order from the EPA under Section 3013 of RCRA requiring it to develop a plan for investigation of eight areas of the Mansfield Works that allegedly could be sources of contamination. A site investigation began in November 2000 and is continuing.

   On June 27, 2000, the EPA issued an Emergency Order pursuant to the Safe Drinking Water Act to AK Steel's Butler Works located in Butler, Pennsylvania concerning discharge of nitrate/nitrite compounds to the Connoquenessing Creek, an occasional water source for the Borough of Zelienople. On March 2, 2001, AK Steel entered in an agreed administrative order with the EPA calling for, among other things, a decrease in the levels of nitrates and nitrites in the treated water discharged to waters of the Commonwealth of Pennsylvania by AK Steel's Butler Works and for the provision of emergency drinking water for Zelienople during certain times when it must draw drinking water from the Connoquenessing Creek. AK Steel has taken and is continuing to take the measures necessary to comply with that order.

   In addition to the foregoing matters, we are or may be involved in proceedings with various regulatory authorities that may require us to pay fines, comply with more rigorous standards or other requirements or incur capital and operating expenses for environmental compliance. Except to the limited extent noted above with respect to the claims in the federal action, management believes that the ultimate disposition of the foregoing proceedings will not have, individually or in the aggregate, a material adverse effect on our consolidated financial condition, results of operations or cash flows.

Properties

   Our corporate headquarters are located in Middletown, Ohio. Steelmaking and finishing operations are conducted at eight facilities located in Indiana, Kentucky, Ohio and Pennsylvania. Three fabricating plants are located in Wisconsin, Maine and Tennessee, and an industrial park is located in Texas. All of these facilities, except for a leased tubing facility, are owned by us.

   Coke manufacturing plants, blast furnaces, basic oxygen furnaces and continuous casters for the production of carbon steel are located at the Ashland Works in Kentucky and the Middletown Works in Ohio. A hot rolling mill, cold rolling mill, pickling lines, annealing facilities and temper mills as well as four coating lines are located at the Middletown Works, and one additional coating line is located at the Ashland Works. Together, these facilities are located on approximately 5,400 acres of land.

   The Rockport Works in Indiana consists of a state-of-the-art continuous cold rolling mill, a continuous hot-dip galvanizing and galvannealing line, a continuous carbon and stainless steel pickling line, a continuous stainless steel annealing and pickling line, hydrogen annealing facilities and a temper mill. The 1.7 million square-foot plant is located on a 1,700-acre site.

   The Butler Works in Pennsylvania, which is situated on 1,300 acres with 3.5 million square feet of buildings, produces stainless and electrical steel. Melting takes place in three electric arc furnaces that feed an argon-oxygen decarburization unit and a vacuum degassing unit for refining molten metal. These units feed two double strand continuous casters. The Butler Works also includes a hot rolling mill, annealing and pickling units and two fully automated tandem cold rolling mills. It also has various intermediate and finishing operations for both stainless and electrical steels.

   The Coshocton Works in Ohio, located on 650 acres, consists of a 570,000 square-foot stainless steel finishing plant, containing three Sendzimer mills and two Z-high mills for cold reduction, four annealing and pickling lines, ten bell annealing furnaces, three bright annealing lines and other processing equipment, including temper rolling, slitting and packaging facilities.

   The Mansfield Works in Ohio, which produces stainless steel, consists of a
1.6 million square-foot facility on a 548-acre site and includes a melt shop with two electric arc furnaces, an argon-oxygen decarburization unit, a thin-slab continuous caster, a six-stand hot rolling mill, a four-stand tandem cold rolling mill and a pickling line.

   The Zanesville Works in Ohio, with 508,000 square feet of buildings on 88 acres, is a finishing plant for some of the stainless and electrical steel produced at the Butler Works and Mansfield Works and has a Sendzimer cold rolling mill, annealing and pickling lines, high temperature box anneal and other decarburization and coating units.

   Douglas Dynamics manufactures snow and ice control products at three plants located in Maine, Tennessee and Wisconsin. The plants are equipped to machine, fabricate, weld, finish and assemble components for snowplows, and salt and sand spreaders.

   AK Tube, located in Ohio, operates five electric resistance weld tube mills, two slitters, two cut-to-length machines and various other processing equipment housed in a 330,000 square foot leased facility.

   Greens Port Industrial Park, located on approximately 650 acres on the Houston, Texas ship channel, consists of land, buildings, rail car storage facilities and a deep water loading dock.

Legal Proceedings

   In addition to the environmental matters discussed above and the items discussed below, there are various claims pending against us and our subsidiaries involving product liability, reinsurance and insurance arrangements, antitrust, patent, employee benefits and other matters arising in the ordinary course of business. Except to the limited extent noted above with respect to the claims in the federal action, in management's opinion, the ultimate liability resulting from all of these claims, individually and in the aggregate, should not have a material adverse effect on our consolidated financial position, results of operations or cash flows.

   On July 13, 2001, Orinoco Iron, C.A. filed an action against AK Steel in the United States District Court for the Southern District of Ohio, Case No. C-1-01-461. Orinoco and us were parties to a multi-year contract whereby Orinoco supplied us with a form of iron ore referred to as hot briquetted iron, or HBI. The action arose out of a dispute between Orinoco and us with respect to the pricing formula under the supply contract. Orinoco alleged that the pricing formula in the supply contract was appropriate as stated in the contract and sought damages for the failure of us to pay for HBI in accordance with that pricing formula. We alleged that the pricing formula no longer reflected the original intent of the parties and sought an order from the court reforming the contract to include a different pricing formula. In June 2002, we and Orinoco mutually agreed to terminate our existing supply contract, enter into a new five-year supply contract with a revised pricing formula, and to settle our claims against each other. Pursuant to our settlement agreement, the pending litigation between us and Orinoco was dismissed on or about July 15, 2002.

   On June 26, 2002, seventeen individuals filed a purported class action against us in the United States District Court for the Southern District of Ohio, Case No. C-1-02-467. The complaint alleges that the company discriminates against African-Americans in our hiring practices and that the company discriminates against all of its employees by preventing our employees from working in a racially integrated environment free from racial discrimination. The complaint seeks various forms of declaratory, injunctive and monetary relief (including back pay, front pay, lost benefits, lost seniority and punitive damages) for the complaintants and the other members of their alleged class. We intend to contest this matter vigorously.

   On June 13, 2002, oral arguments were presented on the Objections to the Special Master's Recommendations in the case of AK Steel Corporation v. Sollac, S.A., et al., Case No. C-1-98-690,-804, United States District Court for the Southern District of Ohio, or the Patent Case. The Patent Case involves issues of infringement, validity and enforceability of six U.S. patents owned by us that relate to aluminized stainless steel. We are seeking injunctive relief and monetary damages for infringement of the aluminized stainless steel patents. The Special Master recommended that the Court find certain claims of the patents were valid and that the Defendants did not infringe upon these valid claims. The Special Master also recommended that certain claims of the patents were not valid for lack of enablement. On July 30, 2002, the Trial Court adopted the Special Master's Recommendation in the Patent Case. We plan to seek appellate review of the Trial Court's ruling in the Court of Appeals for the Federal Circuit. There are two additional cases in which the defendants in the Patent Case are asserting antitrust claims against us. Those cases are Sollac, S.A., et al., v. AK Steel Corporation, Case No. C-1-00-619, United States District Court for the Southern District of Ohio, or the U.S. Case, and Ugine, S.A., et al. v. AK Steel Corporation, Case No. T-1385-01, Federal Court of Canada, or the Canadian Case. The Canadian case presents issues of infringement, validity and disparagement related to three Canadian patents owned by us. The plaintiffs in the U.S. Case allege that we have unlawfully monopolized the aluminized stainless steel market. Discovery is underway and trial is currently scheduled to begin on July 7, 2003 in the U.S. Case. No trial date yet has been set in the other cases. We continue to vigorously contest all of these claims.

   During the quarter ended June 30, 2002, we entered into settlement agreements with certain of our insurance carriers covering certain past and future environmental and asbestos claims and/or liabilities in an amount, net of legal fees and expenses and increases to environmental liabilities, of approximately $23.9 million. Several insurance policies have been commuted as a result of these settlement agreements. One of the settlements with a former insurer, however, provides us with continued partial coverage for defense and indemnity costs arising from non-employee asbestos claims.

   In April 2000, a class action was filed in the United States District Court for the Southern District of Ohio by Bernard Fidel and others against AK Steel Holding Corporation and certain of its directors and officers, alleging material misstatements and omissions in our public disclosure about our business and operations. The defendants are vigorously defending this action. We have filed a motion to dismiss the action, which currently is pending. Discovery is stayed pending resolution of the motion to dismiss. No trial date has been scheduled.

   A number of lawsuits alleging asbestos exposure are pending and continue to be filed against us. The majority of these lawsuits have been filed in Texas and relate to the former Houston Works facility. Such cases typically involve a large number of plaintiffs claiming against a large number of defendants. We are normally named as a defendant by a small percentage of the plaintiffs who typically were frequenters (independent contractors, delivery personnel, etc.) claiming that they were exposed to asbestos while they were on the premises. We are actively and vigorously defending these cases.

   On January 2, 2002, John D. West, a former employee, filed a purported class action in the United States District Court for the Southern District of Ohio against the AK Steel Corporation Retirement Accumulation Pension Plan, or AK RAPP, and the AK Steel Corporation Benefit Plans Administrative Committee, or AK BPAC, claiming that the method used under the AK RAPP to determine lump sum distributions is improper and that, as a result, the benefits previously paid to plaintiff and putative class members from the AK RAPP were understated in violation of the Employment Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986. The AK RAPP is the cash balance plan component of the AK Steel Noncontributory Pension Plan, or AK NCPP. The AK NCPP provides that we will indemnify members of AK BPAC from any liability and expense incurred by reason of serving as a member of AK BPAC. On May 1, 2002, plaintiff moved for certification of the class. On July 22, 2002, defendants opposed that motion and also moved for entry of judgment that plaintiff's claim is time barred. The parties have commenced discovery. No trial date has been set, but the parties have been instructed by the Court to be prepared for trial beginning on or after July 2003. The defendants intend to contest this matter vigorously.

                                  MANAGEMENT

   The following table sets forth the name, age and principal position with us of each of our directors and executive officers as of August 15, 2002:

         Name           Age               Positions with the Company
         ----           ---               --------------------------
Richard M. Wardrop, Jr. 56  Chairman, Chief Executive Officer and President
Richard A. Abdoo....... 58  Director
Allen Born............. 69  Director
Donald V. Fites........ 68  Director
Bonnie G. Hill......... 60  Director
Robert H. Jenkins...... 59  Director
Lawrence A. Leser...... 67  Director
Daniel J. Meyer........ 66  Director
Eugene A. Renna........ 57  Director
James A. Thomson....... 57  Director
John G. Hritz.......... 48  Executive Vice President
James L. Wainscott..... 45  Senior Vice President and Chief Financial Officer
Michael T. Adams....... 44  Vice President, Sales and Marketing
James M. Banker........ 45  Vice President, Operations
Michael P. Christy..... 46  Vice President, Purchasing and Transportation
Thomas C. Graham, Jr... 48  Vice President, Research and Engineering
Brenda S. Harmon....... 50  Vice President, Human Resources and Secretary
J. Theodore Holmes..... 57  Vice President, Customer Service
David C. Horn.......... 50  Vice President and General Counsel
Alan H. McCoy.......... 50  Vice President, Public Affairs
Ernest E. Rummler...... 51  Vice President, Manufacturing Planning & Steel Sourcing
James W. Stanley....... 57  Vice President, Safety and Health

   Richard M. Wardrop, Jr. has been Chairman of the Board since January 1997. He has been a director since March 1995 and Chief Executive Officer since May 1995. Mr. Wardrop also served as President of the Company from April 1994 until March 1997. On February 8, 2002, he was again elected to also serve as President of the Company effective March 2, 2002.

   Richard Abdoo was elected a director of the Company effective April 19, 2001. Mr. Abdoo has been the Chairman, President and Chief Executive Officer of Wisconsin Energy Corporation since May 1991. He is a director of Marshall & Ilsey Corporation, Cobalt Corporation and Sensient Technologies Corporation. He is a member of the American Economic Association and is a registered professional engineer in various states.

   Allen Born, a director of the Company since March 2, 1995, is Chairman of Born Investments, LLC, a private investment firm involved in venture capital and directional drilling for natural gas production. From November 1993 until July 1998, he served as Chairman and Chief Executive Officer of Alumax Inc., and for more than five years prior thereto he served as Chairman and Chief Executive Officer of Amax Inc. Mr. Born also is a director of Cyra Technologies, Inc. and Inmet Mining.

   Donald Fites, a director of the Company since January 1, 2000, was the Chairman and Chief Executive Officer of Caterpillar Inc. from June 1990 until his retirement in February 1999. He currently serves as a director of AT&T Wireless Services, Inc., Georgia-Pacific Corporation, Exxon-Mobil Corporation, Oshkosh Truck Corporation and Wolverine World Wide Inc. Mr. Fites also is past chairman of the National Advisory Board of The Salvation Army, a director of The World Methodist Council, a trustee of The Carnegie Endowment for International Peace, a director of Valparaiso University, a member of the board of advisors of Thayer Capital Partners and a member of The Business Council.

   Dr. Bonnie G. Hill, a director of the Company since April 7, 1994, is President of B. Hill Enterprises, LLC, a consulting firm specializing in corporate governance and board organizational and public policy issues. From February 1997 to July 2001 she was President and Chief Executive Officer of The Times Mirror Foundation, Vice President of The Times Mirror Company, and, from August 1998 to July 2001, Senior Vice President Communications and Public Affairs for the Los Angeles Times. Prior thereto, she served as Dean of the McIntire School of Commerce at the University of Virginia. She also is a director of National Grid Group plc, Hershey Foods Corporation, The Home Depot, Inc., ChoicePoint, Inc., and Albertson's, Inc.

   Robert H. Jenkins, a director of the Company since January 24, 1996, served as Chairman of the Board of Sundstrand Corporation from April 1997 and as President and Chief Executive Officer of that company from September 1995, in each case until his retirement in August 1999 following the merger of Sundstrand Corporation with and into United Technologies Corporation in June 1999. For more than five years prior thereto, Mr. Jenkins was employed by Illinois Tool Works as its Executive Vice President and in other senior management positions. Mr. Jenkins also is a director of Clarcor Inc., Pella Corporation, Sentry Insurance, Solutia, Inc. and Visteon Corporation.

   Lawrence A. Leser, a director of the Company since May 17, 1995, retired as Chairman of The E.W. Scripps Company in May 1999, having also served as its Chief Executive Officer from July 1985 until May 1996. Mr. Leser also serves as a director of Union Central Life Insurance Company and is a Trustee of Xavier University.

   Daniel J. Meyer, a director of the Company since January 1, 2000, retired as Chairman and Chief Executive Officer of Milacron Inc., a Cincinnati-based plastics processing and metalworking technologies company, in June 2001. He currently serves as a director of The E.W. Scripps Company, Hubbell Inc., Broadwing Inc. and Milacron Inc.

   Eugene A. Renna was elected to our board of directors effective July 22, 2002. Mr. Renna is a retired executive vice president and director of Exxon Mobil Corporation. Prior to the merger of Exxon and Mobil, Mr. Renna was president and chief operating officer of Mobil Corporation, and a member of Mobil's board of directors. Mr. Renna joined Mobil in 1968 and held various positions in financial analysis, marketing and planning. He subsequently was named to executive positions in domestic and international marketing and refining before being named executive vice president of Exxon Mobil Corporation in 2001. Mr. Renna is a member of the board of the American Petroleum Institute and of the Advisory Council of the Samuel Curtis Johnson Graduate School of Management at Cornell University. He is also a member of the board of directors of Fortune Brands, Inc. and Ryder System, Inc.

   Dr. James A. Thomson, a director of the Company since March 18, 1996, is the President and Chief Executive Officer of The RAND Corporation, having served in that capacity since August 1989. He also serves as a director of Entrust Technologies Inc. and Texas Biotechnology Corporation.

   John G. Hritz was elected Executive Vice President in January 1999. He also served as General Counsel from August 1996 until April 2001, a Senior Vice President from May 1998, and as a Vice President from August 1996 and as Corporate Secretary from that date until January 1999.

   James L. Wainscott has been the Company's Chief Financial Officer since July 1998 and served as its Treasurer from April 1995 until April 2001. Mr. Wainscott was elected Senior Vice President in January 2000, having previously served as a Vice President from April 1995.

   Michael T. Adams was elected Vice President, Sales and Marketing in December 2000. Mr. Adams had been Vice President, Manufacturing from July 1998 until that date. From October 1995 until July 1998, he served as General Manager, Manufacturing of the Company's Middletown Works.

   James M. Banker was elected Vice President, Operations in December 2000. From May 1999 until that date he served as Vice President, Sales and Marketing. From April 1992 to May 1999, Mr. Banker was General Manager, Sales for the Company.

   Michael P. Christy has been Vice President, Purchasing and Transportation since November 1998. From January 1998 until that date, Mr. Christy had been Vice President, Purchasing and Financial Analysis. Mr. Christy was named Director, Purchasing and Financial Analysis in May 1997 after having served as Director, Financial Planning and Analysis since June 1996.

   Thomas C. Graham, Jr. has been Vice President, Research and Engineering since June 1996.

   Brenda S. Harmon has been Vice President, Human Resources since January 1998. She assumed the additional responsibilities of Corporate Secretary in March 1999. Mrs. Harmon had been General Manager, Human Resources since September 1996.

   J. Theodore Holmes was elected Vice President, Customer Service in January 2000. From May 1999 until that date, Mr. Holmes was Director, Customer Service. Mr. Holmes was Director, Customer Service & Product Administration from August 1998 to May 1999; General Manager, Manufacturing Planning from July 1997 to August 1998; and General Manager, Customer Service from November 1992 to July 1997.

   David C. Horn was elected Vice President and General Counsel in April 2001. Before joining AK Steel as Assistant General Counsel in December 2000, Mr. Horn was a partner in the Cincinnati-based law firm now known as Frost Brown Todd LLC.

   Alan H. McCoy has been Vice President, Public Affairs since January 1997. From March 1994 until that date, Mr. McCoy served as General Manager, Public Relations.

   Ernest E. Rummler was elected Vice President, Manufacturing Planning & Steel Sourcing in January 2000. From August 1998 until that date, Mr. Rummler served as Director, Manufacturing Planning & Steel Sourcing. From July 1997 until August 1998, Mr. Rummler was General Manager, Customer Service, and from June 1992 until July 1997, he was General Manager, Manufacturing Planning.

   James W. Stanley has been Vice President, Safety and Health since January
1996.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

   Since the beginning of 2001 there has not been any transaction (or series of similar transactions), and there is not currently any proposed transaction (or series of similar transactions), to which either we or any of our subsidiaries was or is to be a party in which (1) the amount involved exceeds $60,000 and
(2) any of our directors, executive officers or holders of more than five percent (5%) of our common stock (or, to our knowledge, any member of their immediate families) had or will have a direct or indirect material interest.

                       DESCRIPTION OF OTHER INDEBTEDNESS

The Secured Debt

   We have a total of $252.2 million principal amount of secured debt outstanding consisting of $187.5 million of Senior Secured Notes, $50.0 million of variable rate, tax-exempt bonds and a $14.7 million capitalized lease obligation. The Senior Secured Notes bear interest at annual rates ranging from 8.48% to 9.05%, with a weighted average rate of 8.72%. The principal is payable in four consecutive annual installments of $62.5 million that commenced in December 2001 with the final installment due in December 2004. The Senior Secured Notes are secured by a first priority lien on the continuous cold mill and hot dip galvanizing line at the Rockport Works and a first mortgage on the approximately three acres of land upon which those two components have been constructed. The Senior Secured Notes may be prepaid, in whole or in part, at any time, at AK Steel's option, at 100% of their principal amount plus a customary "make-whole" premium.

   The Senior Secured Notes are subject to the terms of a Note Purchase Agreement containing covenants substantially similar to those contained in the indenture governing the notes offered hereby with respect to limitations on, among other things, (i) liens, (ii) sale/leaseback transactions, (iii) the incurrence of debt and the issuance of preferred equity interests by our subsidiaries, (iv) transactions with affiliates, (v) dividends and other restricted payments, (vi) sales of assets, including stock of subsidiaries,
(vii) lines of business, (viii) restrictions on distributions from our subsidiaries and (ix) mergers and consolidations. In addition, the Note Purchase Agreement requires that we maintain (i) Consolidated Net Worth (as defined therein) of not less than the sum of $500.0 million plus an aggregate amount equal to 25% of Consolidated Net Income (as defined) for each completed fiscal year beginning after December 31, 1996 and (ii) a ratio of Consolidated Debt (as defined) to Consolidated Capitalization (as defined) of not more than ..65 to 1.00 through December 31, 2001 and .55 to 1.00 thereafter until repayment in full of the secured debt. The Note Purchase Agreement contains events of default that are substantially similar to those applicable to the notes.

   The variable rate, tax-exempt bonds of $50.0 million bear interest at variable rates ranging between 1.35% and 1.55% at June 30, 2002. The tax-exempt obligations mature at various dates between 2008 and 2029.

   The capital lease obligation consists of a $14.7 million lease assumed with the July 2001 acquisition of Alpha Tube Corporation, now known as AK Tube. The lease bears interest at LIBOR (London Interbank Offered Rate) plus 2%, and has a final maturity date of October 9, 2002.

The 9% Notes

   The 9% Notes, of which $117.4 million aggregate principal amount are outstanding, are non-callable prior to September 15, 2002. Thereafter, the 9% Notes are callable at our option at an initial redemption price of 104.5% of their principal amount, declining annually thereafter to 100% beginning September 15, 2005, together with accrued interest to the redemption date. The terms of the 9% Notes, including covenants in the indenture relating to those notes, are substantially similar to those applicable to the notes offered hereby.

The 8 7/8% Notes

   The 8 7/8% Notes, of which $33.5 million aggregate principal amount are outstanding, are non-callable prior to December 1, 2003. Thereafter, the 8 7/8% Notes are callable at our option at an initial redemption price of 104.438% of their principal amount, declining annually thereafter to 100% beginning December 1, 2006, together with accrued interest to the redemption date. The terms of the 8 7/8% Notes, including covenants in the indenture relating to those notes, are substantially similar to those applicable to the notes offered hereby.

The 7 7/8% Notes

   The 7 7/8% Notes, of which $450.0 million aggregate principal amount are outstanding, are non-callable prior to February 15, 2004. Thereafter, the 7 7/8% Notes are callable at our option at an initial redemption price of

103.938% of their principal amount, declining annually thereafter to 100% beginning February 15, 2007, together with accrued interest to the redemption date. The terms of the 7 7/8% Notes, including covenants in the indenture relating to those notes, are substantially similar to those applicable to the 9 1/8% Notes and the notes offered hereby.

Accounts Receivable Credit Facility

   A wholly-owned special purpose subsidiary of AK Steel is party to a Receivables Purchase and Servicing Agreement with a group of banks, providing for an aggregate financing commitment of up to $300.0 million for revolving credit loans and letters of credit. The banks' commitments will expire September 30, 2004. This subsidiary purchases our accounts receivable from us. It funds those purchases with cash collections on the purchased accounts receivable and the proceeds realized from selling interests in those accounts receivable to the participating banks. We act as servicer of the accounts receivable, including processing collections. At June 30, 2002, the Company had $182.9 million available for borrowing under this credit facility due primarily to outstanding letters of credit. At that date there were no outstanding borrowings under the credit facility.

                      DESCRIPTION OF THE REGISTERED NOTES

   AK Steel will issue the registered notes under an indenture among itself, Holding, any Guarantor Subsidiary and Fifth Third Bank, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. You can find the definitions of certain terms used in this description under the subheading "--Defined Terms."

   The following description is only a summary of the material provisions of the indenture and the related registration rights agreement. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the registered notes. You may request copies of these documents at our address set forth under "Where You Can Find More Information."

Brief Description of the Registered Notes and the Note Guarantees

  The Notes

   The registered notes are:

  .   senior unsecured obligations of AK Steel;

  . equal in right of payment with all existing and future senior unsecured Debt of AK Steel;

  .   senior in right of payment to all Subordinated Obligations;

  . effectively junior to all secured obligations of AK Steel, including the Secured Notes, to the extent of the collateral securing those obligations; and

  . fully and unconditionally, and joint and severally, guaranteed by Holding and our Guarantor Subsidiaries.

  The Note Guarantees

   Each Guarantor's full and unconditional guarantee is:

  .   a senior unsecured obligation of that Guarantor;

  . equal in right of payment with all existing and future senior unsecured Debt of that Guarantor;

  . senior in right of payment to all existing and future subordinated Debt of that Guarantor; and

  . effectively junior to all secured obligations of that Guarantor, to the extent of the collateral securing those obligations.

   At June 30, 2002, the aggregate principal amount of senior Debt of AK Steel was approximately $1.95 billion, of which $252.0 million was secured. Total Debt includes $550.0 million of our 9 1/8% Senior Notes due 2006, which were redeemed on July 11, 2002.

Principal, Maturity and Interest

   The Company initially issued notes in an aggregate principal amount of $550.0 million. AK Steel may, subject to the terms and conditions of the indenture but without the consent of the holders, increase such principal amount in the future on the same terms and conditions and with the same CUSIP numbers as the originally issued notes. The notes will mature on June 15, 2012. The notes will be issued in denominations of $1,000 and any integral multiple of $1,000.

   Interest on the notes will accrue at the rate of 7 3/4% per annum and will be payable semi-annually on June 15 and December 15 of each year, commencing on December 15, 2002. AK Steel will make each interest payment to the holders of record of the notes on the immediately preceding June 1 and December 1.

   Interest on the notes will accrue from the date of original issuance, which we refer to as the "issue date" or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

   Additional interest may accrue on the notes in certain circumstances pursuant to the registration rights agreement.

Optional Redemption

   Except as set forth below, AK Steel will not be entitled to redeem the notes at its option prior to June 15, 2007.

   The notes will be redeemable at AK Steel's option, at any time on or after June 15, 2007 as a whole or from time to time in part, upon not less than 30 nor more than 60 days' notice mailed to each holder of notes to be redeemed at the holder's address appearing in the register, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the 12-month period beginning June 15 of the years indicated below:

                                             Redemption
                         Year                  Price
                         ----                ----------
                         2007...............  103.875%
                         2008...............  102.583%
                         2009...............  101.292%
                         2010 and thereafter  100.000%

together in the case of any such redemption with accrued interest (if any) to the redemption date. Notwithstanding the foregoing, at any time and on more than one occasion prior to June 15, 2005, AK Steel may redeem up to $192.5 million aggregate principal amount of the notes with the proceeds of one or more Public Equity Offerings, at a redemption price of 107.750% of the principal amount thereof plus accrued interest to the redemption date; provided, that:

    (1)at least $357.5 million aggregate principal amount of the notes remains outstanding immediately after each such redemption (other than notes held, directly or indirectly, by AK Steel or its Affiliates); and

    (2)each such redemption occurs within 60 days after the completion of the related Public Equity Offering.

   If less than all of the notes are to be redeemed, the notes will be chosen for redemption by the trustee and the Depository on a pro rata basis or by lot or by a method that complies with applicable legal and securities exchange requirements.

Change in Control Offer

   Under the indenture, within 30 days following any Change in Control, AK Steel must notify the Trustee and each holder in writing of the occurrence of the Change in Control and must make an offer to repurchase (the "Change in Control Offer") the notes for cash at a purchase price (the "Change in Control Payment Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to and including the Change in Control Payment Date. The "Change in Control Payment Date" may not be earlier than 45 days nor later than 60 days from the date the Change in Control Offer is mailed. AK Steel must purchase all notes that are properly tendered in the Change in Control Offer and not withdrawn in accordance with the procedures set forth in the indenture. The Change in Control Offer must describe, among other things, the procedures that holders must follow to accept the Change in Control Offer.

   If a Change in Control Offer is made, there can be no assurance that AK Steel will have funds sufficient to pay the Change in Control Payment Price for all the notes that might be delivered by holders seeking to accept the Change in Control Offer. See "Risk Factors--Risks Relating to our Company--Our high level of debt may adversely affect our financial and operating flexibility." The failure of AK Steel to repurchase notes in accordance with this provision constitutes an Event of Default. See "--Events of Default."

   AK Steel will comply with the applicable tender offer rules, including Rule 14e-1 under the Securities Exchange Act of 1934 (the "Exchange Act"), and any other applicable securities laws or regulations in connection with a Change in Control Offer. The existence of a holder's right to require AK Steel to repurchase such holder's notes upon a Change in Control may deter a third party from acquiring AK Steel in a transaction that constitutes a Change in Control.

Note Guarantees

   Holding will fully and unconditionally guarantee the payment and performance by AK Steel of the Obligations and will pay all expenses (including, without limitation, fees and disbursements of counsel) paid or incurred by the Trustee or the holders of the notes in enforcing their rights under that guarantee. The full and unconditional guarantee will be a senior unsecured obligation of Holding and will rank equally with Holding's other senior unsecured Debt.

   Holding's only asset is the outstanding common stock of AK Steel, and all of Holding's operations are conducted through AK Steel and its Subsidiaries. Under the indenture, Holding will agree not to engage in any activities other than owning outstanding securities of AK Steel as well as those activities incidental to its status as a public company, and not to incur any liabilities other than those relating to its full and unconditional guarantee of the notes and certain other indebtedness of AK Steel as well as those liabilities incidental to its status as a public company. See "--Material Covenants--Restrictions on Activities of Holding."

   Each Guarantor Subsidiary will be required to fully and unconditionally guarantee the payment and performance of the Obligations on the same terms as, and on a basis that is joint and several with, Holding's full and unconditional guarantee. Douglas Dynamics was and is the only Guarantor Subsidiary.

   Claims of creditors of AK Steel's Subsidiaries, including trade creditors, will have priority over creditors and equity holders of AK Steel, including holders of the notes. Although holders of the notes will be direct creditors of any Subsidiary that guarantees the notes by virtue of that guarantee, existing or future creditors of that Subsidiary could attempt to avoid or subordinate guarantees of the notes, in whole or in part, under fraudulent conveyance laws. To the extent any Subsidiary's guarantee is avoided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the notes would cease to be creditors of that Subsidiary and would be solely creditors of AK Steel and of any other Guarantor Subsidiary whose guarantee was not voided or held unenforceable. Similarly, the notes will be effectively subordinated to the creditors of AK Steel's subsidiaries to the extent those subsidiaries are not Guarantor Subsidiaries.

Material Covenants

   The indenture contains the following material covenants on the part of AK Steel and Holding:

   Commission Reports. Even if Holding ceases to be subject to the reporting requirements of Section 13 of the Exchange Act, Holding will continue to file with the SEC and provide the Trustee and Holders with such annual reports and such information, documents and other reports as are specified in Section 13 of the Exchange Act.

   Limitation on Liens. AK Steel shall not, and shall not permit any Subsidiary to, create or permit to exist any Lien upon any of its property or assets, now owned or hereafter acquired, securing any obligation unless concurrently with the creation of such Lien effective provision is made to secure the notes equally and ratably with such obligation for so long as such obligation is so secured; provided that if such obligation is a Subordinated Obligation, the Lien securing such obligation shall be subordinated and junior to the Lien securing the notes with the same or lesser relative priority as such Subordinated Obligation shall have with respect to the

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notes. The preceding restriction shall not require AK Steel or any Subsidiary to equally and ratably secure the notes if the Lien consists of the following:

      (1) Liens created by the indenture, Liens existing as of the date on which the notes were originally issued and Liens to secure Debt in respect of the Secured Notes as described under "Description of Outstanding Indebtedness--The Secured Debt";

      (2) Permitted Liens;

      (3) Liens to secure Debt issued by AK Steel for the purpose of financing all or a part of the purchase price of assets or property acquired or constructed after the date on which the notes were originally issued; provided, however, that (a) the aggregate principal amount (or accreted value in the case of Debt issued at a discount) of Debt so issued shall not exceed the lesser of cost or Fair Market Value, as determined in good faith by the Board of Directors of Holding, of the assets or property so acquired or constructed, (b) either (x) the Debt secured by such Liens shall have been permitted to be issued under clause (5) of "--Limitation on Debt" or
   (y) additional Debt secured by such Liens, at the time of determination on a pro forma basis, would not exceed, in the case of Normal Replacement Assets, 50%, or in the case of Special Assets, 100%, of the aggregate principal amount of Debt which AK Steel would have been permitted to issue at such time under the Consolidated EBITDA Coverage Ratio as set forth in the first paragraph of "--Limitation on Debt" at an interest rate equal to the rate of interest on the additional Debt to be secured by such Liens and (c) such Liens shall not encumber any other assets or property of AK Steel or any of its Subsidiaries other than such assets or property or any improvement on such assets or property and shall attach to such assets or property within 90 days of the construction or acquisition of such assets or property;

      (4) Liens on the assets or property of a Subsidiary existing at the time such Subsidiary became a Subsidiary and not issued as a result of (or in connection with or in anticipation of) such Subsidiary becoming a Subsidiary; provided, however, that such Liens do not extend to or cover any other property or assets of AK Steel or any of its other Subsidiaries;

      (5) Liens on the Inventory or Accounts Receivable of AK Steel or any Significant Subsidiary that is a Restricted Subsidiary securing Debt under any Permitted Credit Facility; provided that any Lien on Intangible Property shall limit the rights of the holder of such Lien to the use of such Intangible Property to manufacture, process and sell the Inventory with respect to which such holder has a Lien;

      (6) Liens securing industrial revenue or pollution control bonds issued by AK Steel; provided, however, that (a) the aggregate principal amount of Debt secured by such Liens shall not exceed the lesser of cost or Fair
   Market Value, as determined in good faith by the Board of Directors of Holding, of the assets or property so financed, and (b) such Liens do not encumber any other property or assets of AK Steel or any of its Subsidiaries;

      (7) Liens securing Debt issued to exchange, extend, refinance, renew, replace, defease or refund Debt which has been secured by a Lien permitted under the indenture and is permitted to be exchanged, extended, refinanced, renewed, replaced, defeased or refunded under the indenture; provided, however, that such Liens do not extend to or cover any property or assets of AK Steel or any of its Subsidiaries not securing the Debt so exchanged, extended, refinanced, renewed, replaced, defeased or refunded, and the principal amount (or accreted value) of the Debt so secured is not increased except as otherwise permitted pursuant to the indenture;

      (8) Liens on the Equity Interests, assets or property of a Non-Recourse Subsidiary securing Non-Recourse Debt; or

      (9) Liens securing Debt which, together with all other Debt secured by Liens (excluding Debt secured by Liens permitted by clauses (1) through (8) above) at the time of determination do not exceed the greater of (x) $100.0 million and (y) 5% of Consolidated Net Tangible Assets of Holding, in each case, at any one time outstanding; provided, however, that the Attributable Debt in connection with Sale/Leaseback Transactions permitted under clause
   (3) of "--Limitation on Sale/Leaseback Transactions" will be included in the determination and treated as Debt secured by a Lien not otherwise permitted by clauses (1) through (8) above.

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   For the avoidance of ambiguity, it is understood that Liens referred to in clauses (1) through (9) of this covenant description may secure, in addition to the principal of and premium, if any, on Debt referred to in such clauses, interest and all other obligations on and in respect of such Debt.

   Limitation on Sale/Leaseback Transactions. AK Steel shall not, and shall not permit any Subsidiary to, enter into, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction unless at least one of the following conditions is satisfied:

      (1) the lease is between AK Steel and a Wholly Owned Guarantor Subsidiary, or between Wholly Owned Guarantor Subsidiaries; provided, however, that upon either (a) the transfer or other disposition by such Wholly Owned Guarantor Subsidiary of any such lease to a Person other than AK Steel or another Wholly Owned Guarantor Subsidiary or (b) the issuance, sale, lease, transfer or other disposition of Equity Interests (including by consolidation or merger) of such Wholly Owned Guarantor Subsidiary to a Person other than AK Steel or another such Wholly Owned Guarantor Subsidiary, the provisions of this clause (1) shall no longer be applicable to such lease and such lease shall be deemed for purposes of this paragraph to constitute the entering into of such Sale/Leaseback Transaction by the parties thereto;

      (2) AK Steel or such Subsidiary under clauses (2) through (8) of "--Limitation on Liens" could create a Lien on the property to secure Debt in an amount at least equal to the Attributable Debt in respect of such Sale/Leaseback Transaction and AK Steel or such Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of Holding, of the property transferred;

      (3) AK Steel or such Subsidiary could create a Lien under clause (9) of "--Limitation on Liens" above on the property to secure Debt at least equal to the Attributable Debt in respect of such Sale/Leaseback Transaction and AK Steel or such Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of Holding, of the property transferred; or

      (4) the Sale/Leaseback Transaction is treated as an Asset Disposition and all the conditions of "--Limitation on Sales of Assets and Equity Interests of Subsidiaries" are satisfied with respect to such Sale/ Leaseback Transaction (without giving effect to the exceptions for Net Available Cash in amounts less than $25.0 million or $10.0 million, as set forth in the last paragraph of "--Limitation on Sales of Assets and Equity Interests of Subsidiaries").

   Limitation on Debt. AK Steel shall not issue, directly or indirectly, any Debt unless, immediately after giving effect to the issuance of such Debt and the receipt and application of the proceeds thereof, the pro forma Consolidated EBITDA Coverage Ratio would be greater than 2.5 to 1.0.

   Notwithstanding the foregoing limitation, AK Steel may issue the following
Debt:

      (1) Debt issued by AK Steel pursuant to Permitted Credit Facilities and Guarantees by AK Steel of obligations in respect of bonds or notes (in an aggregate principal amount not exceeding $60.0 million) payable solely from the proceeds of (a) taxes payable by AK Steel on real or depreciable personal property relating to the Rockport Works or (b) charges payable by AK Steel for sewer and water services relating to the Rockport Works and, to the extent that such taxes or charges are insufficient to make such payments, payments under such Guarantees (provided that the payments under such bonds or notes or such Guarantees are not required to be prefunded by more than an aggregate amount equal to one year of debt service on such bonds or notes and are not subject to acceleration by the express terms thereof or otherwise);

      (2) Debt issued by AK Steel owed to and held by a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Equity Interests that results in such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Debt (other than to another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt by AK Steel;

      (3) The notes offered hereby;

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      (4) Debt (other than Debt described in clause (1) or (2) of this covenant description) outstanding on the first date on which the notes were originally issued;

      (5) Debt issued by AK Steel, whether or not secured by a Lien, constituting all or a part of the purchase price of assets or property acquired or constructed after the date on which the notes were originally issued; provided, however, that Debt issued under this clause (5) in any calendar year shall not exceed in aggregate principal amount the sum of (a) $50.0 million for each of 2002, 2003 and 2004, and $35.0 million for each calendar year from and including 2005 to and including 2012 plus (b) the excess of the aggregate principal amount otherwise permitted to be issued under this clause (5) in all previous calendar years to and including the calendar year in which the notes were originally issued over the aggregate principal amount actually issued by AK Steel during such period under this clause (5);

      (6) Refinancing Debt in respect of any Debt permitted pursuant to the first paragraph of this covenant description or any Debt permitted pursuant to clause (3), (4) or (5) of this covenant description or this clause (6);

      (7) Obligations of AK Steel pursuant to (a) interest rate swap or similar agreements designed to protect AK Steel against fluctuations in interest rates in respect of Debt of AK Steel to the extent the notional principal amount of such obligation does not exceed the aggregate principal amount of the Debt to which such interest rate contracts relate, and (b) foreign exchange or commodity hedge, exchange or similar agreements designed to protect AK Steel against fluctuations in foreign currency exchange rates or commodity prices in respect of foreign exchange or commodity exposures incurred by AK Steel in the ordinary course of its business;

      (8) Debt (not otherwise permitted to be issued pursuant to clauses (1) through (7) of this covenant description) in an aggregate principal amount which, together with (a) any other outstanding Debt issued by AK Steel pursuant to this clause (8) and (b) Debt issued and Preferred Equity Interests then outstanding and issued by Subsidiaries pursuant to clause (8) of "--Limitation on Debt and Preferred Equity Interests of Subsidiaries," does not exceed $100.0 million at any one time outstanding; or

      (9) Permitted Guarantees.

   Notwithstanding the foregoing, AK Steel shall not issue any Refinancing Debt in respect of Subordinated Obligations unless such Refinancing Debt shall be subordinated to the notes to at least the same extent as such Subordinated Obligations.

   Limitation on Debt and Preferred Equity Interests of Subsidiaries. AK Steel shall not permit any Subsidiary to issue, directly or indirectly, any Debt or Preferred Equity Interests except:

      (1) Debt or Preferred Equity Interests issued to and held by AK Steel or a Wholly Owned Subsidiary; provided, however, that (a) any subsequent issuance or transfer of any Equity Interests that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or (b) any subsequent transfer of such Debt or Preferred Equity Interests (other than to AK Steel or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt or Preferred Equity Interests by the issuer thereof;

      (2) Debt or Preferred Equity Interests, other than any described in clause (1) above, outstanding on the first date on which the notes were originally issued;

      (3) Debt or Preferred Equity Interests of a Subsidiary issued and outstanding on or prior to the date on which such Subsidiary became a Subsidiary (other than Debt or Preferred Equity Interests issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary);

      (4) Debt or Preferred Equity Interests issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Debt or Preferred Equity Interests referred to in clause (2) or (3) of this covenant description; provided, however, (a) the principal amount or liquidation value of such Debt or Preferred Equity Interests so issued shall not exceed the principal amount of, and premiums, if any, and accrued interest, or the liquidation value and premiums, if any, and accumulated dividends, with

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   respect to, the Debt or Preferred Equity Interests so exchanged, extended, refinanced, renewed, replaced, defeased or refunded by application of the net proceeds of the Debt or Preferred Equity Interests so issued and reasonable fees, expenses, commissions and costs incurred in connection with the issuance of such Debt or Preferred Equity Interests and (b) the Debt or Preferred Equity Interests so issued (x) shall have a Stated Maturity later than the Stated Maturity of the Debt or Preferred Equity Interests being exchanged, extended, refinanced, renewed, replaced, defeased or refunded and
   (y) shall have an Average Life equal to or greater than the remaining Average Life of the Debt or Preferred Equity Interests being exchanged, extended, refinanced, renewed, replaced, defeased or refunded;

      (5) Non-Recourse Debt or Preferred Equity Interests of a Non-Recourse Subsidiary issued after the date on which the notes were originally issued; provided, however, that if any such Debt or Preferred Equity Interests thereafter ceases to be Non-Recourse Debt or Preferred Equity Interests of a Non-Recourse Subsidiary, then such event will be deemed to constitute the issuance of such Debt or Preferred Equity Interests by the issuer thereof;

      (6) Guarantees of the notes or Refinancing Debt in respect of Debt permitted as described in clause (3) of "--Limitation on Debt" above;

      (7) Guarantees issued by any Guarantor Subsidiary of any Debt issued by AK Steel as permitted under "--Limitation on Debt" above; or

      (8) Debt or Preferred Equity Interests not otherwise permitted to be issued pursuant to clauses (1) through (7) above, which, together with (a) any other outstanding Debt or Preferred Equity Interests issued pursuant to this clause (8) and (b) Debt issued by AK Steel pursuant to clause (8) under "--Limitation on Debt," does not exceed $60.0 million at any one time outstanding.

   Limitation on Restricted Payments. Holding shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

      (1) declare or pay any dividend or make any distribution on or in respect of, or make any distribution to the holders of, Equity Interests of Holding (except dividends or distributions payable solely in its Non- Convertible Equity Interests or in options, warrants or other rights to acquire its Non-Convertible Equity interests and except dividends or distributions payable to a Wholly Owned Guarantor Subsidiary);

      (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Holding;

      (3) declare or pay any dividend or make any distribution on or in respect of, or make any distribution to holders of, Equity Interests of any Subsidiary of Holding (other than with respect to any such Equity Interests held by Holding, AK Steel, any Wholly Owned Guarantor Subsidiary or any Wholly Owned Non-Recourse Subsidiary) or purchase, redeem or otherwise acquire or retire for value any Equity Interests of any Subsidiary of Holding (other than such Equity Interests held by Holding, AK Steel, any Wholly Owned Guarantor Subsidiary or any Wholly Owned Non-Recourse Subsidiary);

      (4) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

      (5) make any Investment other than Permitted Investments (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if:

          (a) a Default shall have occurred and be continuing (or would result therefrom);

          (b) upon giving effect to such Restricted Payment, on a pro forma basis, AK Steel is not able to issue an additional $1.00 of Debt pursuant to the Consolidated EBITDA Coverage Ratio as set forth in the first paragraph of "--Limitation on Debt"; or

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          (c) upon giving effect to such Restricted Payment, the aggregate amount of such Restricted Payment and all other Restricted Payments since April 1, 2002 would exceed the sum of:

             (A) 50% of the Consolidated Net Income of Holding accrued during the period (treated as one accounting period) from April 1, 2002 through the last full fiscal quarter for which quarterly or annual financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

             (B) the aggregate Net Cash Proceeds received by AK Steel from the issue or sale of its Equity Interests (other than Redeemable Equity Interests or Exchangeable Equity Interests) subsequent to April l, 2002 (other than to a Subsidiary of AK Steel or an employee stock ownership, plan or similar trust), plus

             (C) the aggregate Net Cash Proceeds received by AK Steel from the issue or sale of its Equity Interests (other than Redeemable Equity Interests or Exchangeable Equity Interests) to an employee stock ownership plan subsequent to April 1, 2002, provided, that, if such employee stock ownership plan issues any Debt only to the extent that any such proceeds are equal to any increase in the Consolidated Net Worth of Holding resulting from principal repayments made by such employee stock ownership plan with respect to Debt issued by it to finance the purchase of such Equity Interests, plus

             (D) the amount by which consolidated Debt of AK Steel is reduced on Holding's balance sheet upon the conversion or exchange (other than by a Subsidiary), subsequent to April l, 2002, of any Debt of AK Steel or any of its Subsidiaries convertible or exchangeable for Equity Interests (other than Redeemable Equity Interests or Exchangeable Equity Interests) of AK Steel (less the amount of any cash, or other property, distributed by AK Steel or any of its Subsidiaries upon such conversion or exchange), plus

             (E) $25.0 million.

   So long as no Default has occurred that is continuing (or would result therefrom), the foregoing limitations on Restricted Payments shall not prohibit:

      (1) any purchase or redemption of Equity Interests of Holding or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of Holding (other than Redeemable Equity Interests or Exchangeable Equity Interests and other than Equity Interests issued or sold to a Subsidiary or an employee stock ownership plan); provided, however, that (a) such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale shall be excluded from clauses
   (5)(c)(B) and (5)(c)(C) of the preceding paragraph;

      (2) any purchase or redemption of Subordinated Obligations (other than Redeemable Equity Interests) made by exchange for, or out of the proceeds of the substantially concurrent sale of, Debt of AK Steel other than to a Subsidiary; provided, however, that such Debt (a) shall be subordinated to the notes to at least the same extent as the Subordinated Obligations so exchanged, purchased or redeemed, (b) shall have a Stated Maturity later than the Stated Maturity of the notes and (c) shall have an Average Life greater than the remaining Average Life of the notes; provided further, however, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;

      (3) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under "--Limitation on Sales of Assets and Equity Interests of Subsidiaries"; provided, however, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;

      (4) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that at the time of payment of such

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   dividend, no Default shall have occurred and be continuing (or would result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

      (5) any repurchase by Holding of employee stock granted under an employee stock option plan; provided, however, that the aggregate amount of such repurchase in any calendar year shall not exceed $1.0 million per employee and the aggregate amount of all repurchases in any calendar year shall not exceed $5.0 million (it being understood that the excess of any such amounts permitted to be expended under this clause (5) during any calendar year over the amount actually expended during such period shall not be carried forward); provided further, however, that such repurchase shall be included in the calculation of the amount of Restricted Payments; or

      (6) any purchase, repurchase, redemption, defeasance or other acquisition by any Non-Recourse Subsidiary of Non-Recourse Debt of such Non-Recourse Subsidiary; provided, however, that the amount of such purchase, repurchase, redemption, defeasance or other acquisition shall be excluded from the calculation of the amount of Restricted Payments.

   So long as none of the conditions described above in clauses (a) and (b) of the first sentence of this covenant description exist, the foregoing limitations on Restricted Payments shall not prohibit the declaration and payment of one or more dividends on or before June 30, 2004 in an aggregate amount not to exceed $50.0 million; provided, however, that all such dividends shall be excluded from the calculation of the amount of Restricted Payments.

   Limitation on Issuance and Sale of Equity Interests of Subsidiaries. AK Steel shall not permit any Subsidiary to issue or sell any Equity Interests to any Person, or permit any Person, in either case, other than AK Steel and its Subsidiaries, to own or hold an interest, other than any interest owned or held on the first date on which the notes were originally issued by a Person other than AK Steel and its Subsidiaries, in any Equity Interests, of any Subsidiary (other than a Non-Recourse Subsidiary or a JV Subsidiary); provided, however, that the foregoing limitation shall not apply to (1) the sale of all but not less than all of the Equity Interests of any Subsidiary made in accordance with "--Limitation on Sales of Assets and Equity Interests of Subsidiaries," (2) issuances of Preferred Equity Interests permitted pursuant to clauses (3), (5) and (7) under the heading "--Limitation on Debt and Preferred Equity Interests of Subsidiaries," and (3) the ownership or holding of an interest by any Person, other than AK Steel and its Subsidiaries, in any Equity Interests of any Subsidiary issued pursuant to clause (2) above.

   Limitation on Restrictions on Distributions from Subsidiaries. AK Steel shall not, and shall not permit any Subsidiary to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (1) pay dividends or make any other distributions on its Equity Interests or pay any Debt or other obligation owed to AK Steel or any Subsidiary, (2) make any Investment in AK Steel or any Subsidiary or (3) transfer any of its property or assets to AK Steel or any Subsidiary.

   Notwithstanding the foregoing, AK Steel may, and may permit any Subsidiary of AK Steel to, suffer to exist any such encumbrance or restriction:

      (1) pursuant to an agreement in effect at or entered into on the first date on which the notes were originally issued;

      (2) with respect to a Subsidiary pursuant to an agreement relating to any Debt issued by such Subsidiary on or prior to the date on which such Subsidiary became a Subsidiary (other than Debt issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary) and outstanding on such date;

      (3) pursuant to an agreement effecting a refinancing of Debt issued pursuant to an agreement referred to in clause (1) or (2) or contained in any amendment to an agreement referred to in clause (1) or (2), provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to the holders of notes than encumbrances and restrictions contained in such agreements;

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      (4) consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease;

      (5) in the case of clause (3) of the preceding paragraph, restrictions contained in security agreements securing Debt of a Subsidiary otherwise permitted under the indenture, to the extent such restrictions restrict the transfer of the property subject to such security agreements; or

      (6) relating to a Non-Recourse Subsidiary.

   Limitation on Sales of Assets and Equity Interests of Subsidiaries. AK Steel shall not, and shall not permit any Subsidiary (other than Non-Recourse Subsidiaries) to, make any Asset Disposition unless:

      (1) AK Steel or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of Holding (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and at least 75% of such consideration is in the form of cash or Cash Equivalents; and

      (2) An amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by AK Steel or such Subsidiary, as the case may be,
   (a) first, to the extent AK Steel elects (or is required by the terms of any Debt), to prepay, repay or purchase Debt (other than any Redeemable Equity Interests or Non-Recourse Debt) of AK Steel, such Subsidiary or a Wholly Owned Guarantor Subsidiary (in each case other than Debt owed to AK Steel or an Affiliate of AK Steel) within 60 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (b) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), at AK Steel's election, to the investment by AK Steel or such Subsidiary or any Wholly Owned Guarantor Subsidiary in assets to replace the assets that were the subject of such Asset Disposition or an asset that (as determined by the Board of Directors of Holding) will be used in the business of AK Steel and the Wholly Owned Guarantor Subsidiaries existing on the first date on which the notes were originally issued or in businesses reasonably related thereto, in each case within the later of one year from the date of such Asset Disposition or the receipt of such Net Available Cash; and (c) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (a) and (b), to make an offer to purchase notes at par; provided, however, that in connection with any prepayment, repayment or purchase of Debt pursuant to clause (a) above, AK Steel shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

   Notwithstanding the requirement in clause (1) above that at least 75% of consideration consist of cash or Cash Equivalents, AK Steel and its Subsidiaries may make one or more Asset Dispositions for which the consideration, in addition to the non-cash consideration permitted by such clause, consists of or includes (A) non-cash consideration, the aggregate Fair Market Value (as determined in good faith by the Board of Directors of Holding) of which, for all Asset Dispositions made after the date on which the notes were originally issued, does not exceed $10.0 million, and (B) non-cash consideration, the aggregate Fair Market Value (as determined in good faith by the Board of Directors of Holding) of which, for all Asset Dispositions made after the first date on which the notes were originally issued, does not exceed $50.0 million, consisting of the cancellation of Debt of AK Steel or any Subsidiary existing on the first date on which the notes were originally issued; provided, however, that in connection with any such cancellation of Debt, AK Steel or such Subsidiary shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal so canceled.

   Notwithstanding the provisions of clause (2) above, in the event that the Net Available Cash resulting from any Asset Disposition is less than $25.0 million, the application of an amount equal to such Net Available Cash in accordance with this provision may be deferred until such time as such Net Available Cash from any prior or subsequent Asset Dispositions not otherwise applied in accordance with this provision, is at least equal to $25.0 million. In the event that the Net Available Cash resulting from any Asset Disposition, after giving effect to clauses (a) and (b) above, is less than $10.0 million, the application of such amount equal to such Net Available

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Cash to make an offer to purchase notes in accordance with clause (c) may be deferred until such time as such Net Available Cash, together with Net Available Cash from any prior or subsequent Asset Dispositions not otherwise applied in accordance with this provision, is at least equal to $10.0 million. Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Cash Equivalents. To the extent any portion of the amount of Net Available Cash remains after compliance with this provision, and provided that all holders of notes have been given the opportunity to tender their notes for repurchase as provided in clause (c) above, AK Steel may use such remaining amount for general corporate purposes.

   Limitation on Transactions with Affiliates. AK Steel shall not, and shall not permit any Restricted Subsidiary to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of AK Steel or any legal or beneficial owner of 5% or more of any class of Equity Interests of Holding or with an Affiliate of any such owner (other than a Wholly Owned Subsidiary or any employee stock ownership plan for the benefit of AK Steel or a Subsidiary's employees) unless the terms of such business, transaction or series of transactions are (1) set forth in writing,
(2) not less favorable to AK Steel or such Subsidiary, as the case may be, than terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arms-length dealings with an unrelated third Person, (3) if such business or transaction or series of transactions involves in excess of (a) $5.0 million, the Board of Directors of Holding has, by resolution, determined in good faith that such business or transaction or series of transactions meets the criteria set forth in clause (2) above, and
(b) $25.0 million and as to which there are no disinterested directors, AK Steel has obtained an opinion of a nationally recognized expert with experience in appraising the terms and conditions of the type of business or transaction or series of transactions stating that such business or transaction or series of transactions is fair (from a financial point of view) to AK Steel or such Subsidiary, as the case may be; provided, however, that the provisions of this paragraph do not apply to performance of contractual obligations with respect to Eveleth Mines existing as of the date of the indenture under which the notes were originally issued.

   Lines of Business. AK Steel shall be permitted to engage in any business, either directly or through any Subsidiary, provided that AK Steel and its Subsidiaries, taken as a whole, remain principally engaged in the same business, or any business reasonably related thereto, in which they were engaged on the first date on which the notes were originally issued.

   Restrictions on Activities of Holding. Holding (1) shall not engage in any activities or hold any assets other than (a) holding 100% of the Equity Interests of AK Steel and debt securities of AK Steel that were held by Holding at the date of the indenture and (b) those activities incidental to maintaining its status as a public company, and (2) it will not incur any liabilities other than liabilities relating to Holding's full and unconditional guarantee of the notes or any Guarantees by Holding of any Permitted Credit Facility, any other Debt of AK Steel or any Debt of any Significant Subsidiary that is Guaranteed by AK Steel and any other obligations or liabilities incidental to holding 100% of the Equity Interests of AK Steel and those liabilities incidental to its status as a public company; provided, however, that, for purposes of this covenant, the term "liabilities" shall not include any liability for the declaration and payment of dividends on any Equity Interests of Holding; and provided further, however, that if Holding merges into AK Steel, this covenant shall no longer be applicable.

   Designation of Non-Recourse Subsidiaries and Restricted Subsidiaries. AK Steel may designate any of its Subsidiaries (including an existing or newly formed or acquired Subsidiary) as a Non-Recourse Subsidiary if (1) such Subsidiary has total assets of $1,000 or less or (2) such designation is effective immediately upon such Person becoming a Subsidiary of either AK Steel or any of its Restricted Subsidiaries. Unless so designated as a Non-Recourse Subsidiary, any Person that becomes a Subsidiary of AK Steel shall be classified as a Restricted Subsidiary. Subject to the following paragraph, the designation as a Non-Recourse Subsidiary may be removed. The designation of a Non-Recourse Subsidiary or the removal of such designation in compliance with the following paragraph shall be made by the Board of Directors pursuant to a resolution delivered to the Trustee and shall be effective as of the date specified in the applicable resolution, which shall not be prior to the date such resolution is delivered to the Trustee.

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   AK Steel shall not, and shall not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition, the removal of the designation as a Non-Recourse Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions:

      (1) on a pro forma basis, AK Steel could issue at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio as set forth in the first paragraph of "--Limitation on Debt";

      (2) such Restricted Subsidiary could then issue, pursuant to "--Limitation on Debt and Preferred Equity Interests of Subsidiaries," all Debt as to which it is obligated at such time;

      (3) no Default or Event of Default would occur or be continuing; and

      (4) there exist no Liens with respect to the property or assets of such Restricted Subsidiary other than Liens permitted to be incurred under "--Limitation on Liens."

   AK Steel shall not, and shall not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in any such Restricted Subsidiary ceasing to be a Subsidiary (other than a merger or consolidation with AK Steel or another Restricted Subsidiary) unless, after giving effect to such action, transaction or series of transactions, either:

      (1) (A) neither AK Steel nor any of its Affiliates (other than a Person that is an Affiliate by virtue of its ownership of Equity Interests or control of AK Steel) shall own any Equity Interests of such former Restricted Subsidiary or any successor in interest to the business thereof, and (B) there shall not exist any Debt of such former Restricted Subsidiary or any successor in interest to the business thereof in favor of AK Steel or any of its Restricted Subsidiaries; or

      (2) AK Steel and its Restricted Subsidiaries would be permitted to make a Restricted Payment in the amount of the aggregate Investment (excluding (A) any Investment to the extent of cash or the Fair Market Value of property or assets other than cash received by AK Steel or its Restricted Subsidiary, as the case may be, in respect of or as a repayment of such Investment, and (B) the amount of Debt of such former Restricted Subsidiary received by AK Steel or its Restricted Subsidiaries as part of the consideration for the acquisition of the Equity Interests or assets of such former Restricted Subsidiary), if any, made in such former Restricted Subsidiary after April 1, 2002.

Defined Terms

   Certain terms defined in the indenture are summarized below. Reference is made to the indenture for the formal definition of these terms, as well as other terms used herein for which no definition is provided.

   "Accounts Receivable" of any Person means any and all accounts, contract rights, chattel paper, instruments, documents, general intangibles and other obligations of any kind relating to the sale or lease of goods and the rendering of services by such Person, all rights relating thereto, all deposit accounts containing the proceeds thereof, all books and records relating thereto and the proceeds thereof.

   "Affiliate" of any specified Person means (1) any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (2) any other Person who is a director or officer (a) of such specified Person, (b) of any Subsidiary of such specified Person or (c) of any Person described in clause (1) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of Equity Interests of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by AK Steel or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, other than:

      (1) a disposition by AK Steel or a Subsidiary to AK Steel or a Wholly Owned Guarantor Subsidiary;

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      (2) a disposition of property or assets at Fair Market Value (as determined in good faith by the Board of Directors of Holding) in the ordinary course of business;

      (3) a disposition of obsolete assets in the ordinary course of business;

      (4) a disposition that constitutes a Restricted Payment or a Sale/Leaseback Transaction;

      (5) a sale of Accounts Receivable under a Permitted Credit Facility; and

      (6) a transfer of Accounts Receivable that constitutes a Permitted Investment under clause (5) or (6) of the definition of Permitted Investments.

   "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as of the date of determination, the present value (discounted at the lower of the interest rate of such Sale/Leaseback Transaction and the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

   "Average Life" means, as of the date of determination, with respect to any Debt, the quotient obtained by dividing (x) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Debt multiplied by the amount of such principal payment by (y) the sum of all such principal payments.

   "Board of Directors" of a Person means the Board of Directors of that Person or any committee thereof duly authorized to act on behalf of such Board.

   "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institution are required to close in the State of New York.

   "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with generally accepted accounting principles; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

   "Cash Equivalents" means:

      (1) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

      (2) Investments in certificates of deposit or Eurodollar deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States or any state thereof and which has a combined capital and surplus of at least $1.0 billion and rated at least A3 by Moody's Investors Service, Inc.;

      (3) Investments in repurchase agreements, involving Investments in U.S. Government Obligations or other Cash Equivalents entered into with any bank, trust company or investment bank rated at least A- and A-1 by Standard & Poor's and at least A3 and P-1 by Moody's Investors Service, Inc.;

      (4) Investments in commercial paper maturing not more than 90 days from the date of acquisition thereof and having one of the two highest ratings obtainable from each of Standard & Poor's and Moody's Investors Service, Inc. issued by a corporation (except AK Steel or an Affiliate of AK Steel) that is organized under the laws of any state of the United States or the District of Columbia; and

      (5) Investments in money market accounts or funds whose assets consist solely of cash or Cash Equivalents.

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   "Change in Control" means the occurrence of any of the following events:

      (1) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Equity Interests of Holding; provided, however, that the Person shall not be deemed the "beneficial owner" of shares tendered pursuant to a tender or exchange offer made by that Person or any Affiliate of that Person until the tendered shares are accepted for purchase or exchange;

      (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holding (together with any new directors whose election by such Board of Directors of Holding, or whose nomination for election by the shareholders of Holding, as the case may be, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holding then in office; or

      (3) Holding fails to own 100% of the Equity Interests of AK Steel; provided, however, that it shall not be deemed a Change in Control if Holding merges into AK Steel except that, in such case, AK Steel shall be substituted for Holding for purposes of this definition of "Change in Control" and this clause (3) shall no longer be applicable.

   "Consolidated EBITDA Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

      (1) if AK Steel or any Subsidiary has issued any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an issuance of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been issued on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period;

      (2) if since the beginning of such period AK Steel or any Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of AK Steel or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to AK Steel and its continuing Subsidiaries in connection with such Asset Dispositions for such period (or, if the Equity Interests of any Subsidiary are sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Subsidiary to the extent AK Steel and its continuing Subsidiaries are no longer liable for such Debt after such sale);

      (3) if since the beginning of such period AK Steel or any Subsidiary (by merger or otherwise) shall have made an Investment in any Subsidiary (or any Person that becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, that constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Debt) as if such Investment or acquisition occurred on the first day of such period; and

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

      (4) if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into AK Steel or any Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by AK Steel or a Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period.

   For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Debt issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of AK Steel. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Debt if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

   "Consolidated Interest Expense" means, for any period, the total interest expense of Holding and its consolidated Subsidiaries (other than Non-Recourse Subsidiaries), including:

      (1) interest expense attributable to capital leases;

      (2) amortization of debt discount and debt issuance cost;

      (3) capitalized interest;

      (4) non-cash interest payments;

      (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

      (6) net costs under Interest Rate Protection Agreements (including amortization of fees);

      (7) Preferred Equity Interests dividends or distributions in respect of all Preferred Equity Interests held by Persons other than AK Steel or a Wholly Owned Subsidiary;

      (8) interest allocated in connection with investments in discontinued operations; and

      (9) interest actually paid by Holding or any of its consolidated Subsidiaries (other than Non-Recourse Subsidiaries) under any guarantee of Debt or other obligation of any other Person.

   "Consolidated Net Income" means, for any period, the net income (or loss) of Holding and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

      (1) any net income (or loss) of any Person if such Person is not a Subsidiary of AK Steel, except that AK Steel's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to AK Steel or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (3) below);

      (2) any net income (or loss) of any Person acquired by AK Steel or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

      (3) any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to AK Steel, except that (a) AK Steel's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to AK Steel or another Subsidiary as a dividend or other distribution (subject,

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   in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause) and (b) AK Steel's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income.

      (4) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of AK Steel or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Equity Interests of any Person;

      (5) any net income (or loss) of any Non-Recourse Subsidiary, except that AK Steel's equity in the net income of any such Non-Recourse Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Non-Recourse Subsidiary during such period to AK Steel as a dividend or other distribution;

      (6) the cumulative effect of a change in accounting principles; and

      (7) solely for purposes of "--Limitation on Restricted Payments," (a) special charges, costs and other expenses (including restructuring charges and associated investment banking, legal, accounting, printing and related fees and expenses) (and related tax effects) recorded by Holding, AK Steel or any Restricted Subsidiary in connection with the merger of Armco Inc. with and into AK Steel pursuant to an Agreement and Plan of Merger dated as of May 20, 1999, as it may be amended, among Holding, AK Steel and Armco Inc. and any other merger or other business combination transaction involving Holding, AK Steel or any Restricted Subsidiary, to the extent that such charges, costs and other expenses are not permitted under generally accepted accounting principles to be capitalized and amortized over future periods, in each case in respect of which Holding has delivered to the Trustee an Officer's Certificate, made in good faith by a responsible financial or accounting Officer of Holding, at the time such special charges, costs and other expenses are recorded, setting forth in reasonable detail such special charges, costs and other expenses, (b) net gains or losses from a fourth quarter (corridor) adjustment (and related tax effects) recognized by Holding, AK Steel or any Subsidiary in accordance with its method of recording unrecognized net actuarial gains and losses in accounting for pensions and other postretirement benefits, provided, however, that if any such fourth quarter adjustment shall occur, it shall be included prospectively in Consolidated Net Income for purposes of "--Limitation on Restricted Payments" to the following extent: its effect (and related tax effects) shall be deferred and amortized equally over a period of 120 months beginning January 1 of the year subsequent to the fourth quarter adjustment and (c) any charges (and related tax effects) recorded by Holding, AK Steel or any Subsidiary as a result of the impairment of goodwill under generally accepted accounting principles.

   "Consolidated Net Tangible Assets" of any Person means the total assets of such Person and its consolidated Subsidiaries after deducting therefrom all intangible assets, current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and minority interests, if any, in any assets of such Person's Subsidiaries.

   "Consolidated Net Worth" of any Person means the total of the amounts shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of the most recent fiscal quarter of such Person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as:

      (1) the par or stated value of all outstanding Equity Interests of such Person; plus

      (2) paid-in capital or capital surplus relating to such Equity Interests; plus

      (3) any retained earnings or earned surplus; less (x) any accumulated deficit, (y) any amounts attributable to Redeemable Equity Interests and (z) any amounts attributable to Exchangeable Equity Interests.

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   "Debt" of any Person means, without duplication,

      (1) the principal of and premium (if any) in respect of (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

      (2) all Capital Lease Obligations of such Person;

      (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

      (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

      (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Equity Interests (but excluding any accrued dividends);

      (6) all obligations of such Person under interest rate swap or similar agreements, or foreign currency or commodity hedge, exchange or similar agreements of such Person;

      (7) all obligations of the type referred to in clauses (1) through (6) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

      (8) all obligations of the type referred to in clauses (1) through (7) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

   "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

   "domestic" means, with respect to any Person, that such Person is organized and existing under the laws of the United States, any State thereof or the District of Columbia.

   "EBITDA" for any period means the Consolidated Net Income of Holding for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Dispositions), plus (1) the following to the extent deducted in calculating such Consolidated Net Income: (a) income tax expense, (b) Consolidated Interest Expense, (c) depreciation expense, (d) amortization expense; (e) the non-cash portion of postretirement benefits other than pensions and (f) special charges taken after December 31, 1996 in respect of which Holding has delivered to the Trustee (x) an Officers' Certificate' setting forth estimates, made in good faith by a responsible financial or accounting Officer of Holding, of the cash costs estimated, at the time such special charges are recorded, to be paid during any period for such special charges and containing an undertaking of Holding to deliver to the Trustee, as soon as practicable after Holding determines that such estimates are not appropriate, a supplemental Officers' Certificate setting forth appropriate adjustments to such estimates and (y) together with any Officers' Certificate or supplemental Officers' Certificate referred to in clause (x), a report prepared by Holding's independent auditors setting forth the procedures performed by such auditors in connection with such special charges and the related cash costs estimated to be paid during any period for such charges minus (2) to the extent not deducted in calculating such Consolidated Net Income, cash costs estimated to be paid during such period for special charges taken during any period as set forth in the Officers' Certificate most recently delivered to the Trustee in respect of such special charges pursuant to clause
(1)(f) of this definition.

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   "Equity Interests" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, including any Preferred Equity Interests.

   "Exchangeable Equity Interests" of any Person means any Equity Interest which is exchangeable for or convertible into another security (other than any Equity Interest of such Person which is neither an Exchangeable Equity Interest nor a Redeemable Equity Interest).

   "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

   "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly fully and unconditionally guaranteeing any Debt or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (l) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether such obligation to purchase or pay such Debt or other obligation of such other Person arises by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

   "Guarantor" means Holding and any Guarantor Subsidiary.

   "Guarantor Subsidiary" means (1) any domestic Restricted Subsidiary or (2) any other Restricted Subsidiary that is a Significant Subsidiary of which 80% or more of the total voting power of Equity Interests or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, through one or more intermediaries, or both, by AK Steel, which in each case is a party to the indenture or executes a supplement to the indenture pursuant to which such Restricted Subsidiary jointly and severally fully and unconditionally guarantees the due and punctual payment and performance of the Obligations and assumes the other obligations of a Guarantor Subsidiary pursuant to the indenture, in the manner provided by the indenture.

   "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect AK Steel or any Subsidiary against fluctuations in interest rates.

   "Inventory" of any Person means any and all inventory of any kind of such Person, including without limitation any or all of the following: inventory, merchandise, goods and other tangible personal property that are held for sale or lease by such Person; all materials used or consumed in the business of such Person, but excluding from the foregoing equipment of such Person; all trademarks, servicemarks, trade names and similar intangible property owned or used by such Person in its business, together with the goodwill of the business symbolized thereby and all rights relating thereto ("Intangible Property"); and all books and records relating to the foregoing and the proceeds thereof.

   "Investment" in any Person means any loan or advance to, any acquisition of Equity Interests, equity interest, obligation or other security of, or capital contribution or other investment in, such Person.

   "issue" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Equity Interests of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary.

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   "JV Subsidiary" means a Guarantor Subsidiary which (1) was created or became a Subsidiary after the date on which the notes were originally issued and (2) has not acquired any assets directly or indirectly from AK Steel or any Subsidiary, other than (a) cash constituting a Restricted Payment or (b) assets, in an Asset Disposition, which were acquired by AK Steel and its Subsidiaries within one year prior to such Asset Disposition.

   "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien or encumbrance of any kind.

   "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under generally accepted accounting principles, as a consequence of such Asset Disposition, and in each case net of all payments made on any Debt that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition.

   "Net Cash Proceeds" with respect to any issuance or sale of Equity Interests means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

   "Non-Convertible Equity Interests" means, with respect to any Person, any non-convertible Equity Interests of such Person and any Equity Interests of such Person convertible solely into non-convertible Equity Interests of such Person; provided, however, that Non-Convertible Equity Interests shall not include any Redeemable Equity Interests or Exchangeable Equity Interests.

   "Non-Recourse Debt" means Debt or that portion of Debt (1) issued to a Person other than Holding, AK Steel or any Subsidiary (other than a Non-Recourse Subsidiary) and (2) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of Holding, AK Steel or any Subsidiary (other than a Non-Recourse Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

   "Non-Recourse Subsidiary" means a Subsidiary of AK Steel that is not a Restricted Subsidiary.

   "Normal Replacement Assets" means any assets other than Special Assets.

   "Obligations" means the principal of, premium, if any, and interest on the notes and all other amounts due and payable under the indenture and the notes and all other obligations and liabilities of AK Steel whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter issued, which may arise under, out of or in connection with the indenture and the notes or any other documents made, delivered or given in connection therewith, whether on account of principal, premium, if any, interest, reimbursement obligations, fees, indemnities, costs, expenses (including without limitation all fees and disbursements of counsel to the Trustee or the holders for which AK Steel has become obligated pursuant to the terms of the indenture) or otherwise whether or not an allowable claim against AK Steel under the Bankruptcy Law or otherwise

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enforceable against AK Steel, and including, in any event, interest and other liabilities accruing or arising after the filing by or against AK Steel of a petition under the Bankruptcy Law or that would have so accrued or arisen but for the filing of such a petition.

   "Permitted Credit Facility" or "Facilities" means any agreement or agreements providing for (1) the making of a loan or loans or the advancing of credit, (2) the sale of Accounts Receivable of AK Steel or any Significant Subsidiary under any asset securitization facility or other financing facility for the financing of Accounts Receivable of AK Steel or any Significant Subsidiary or (3) the issuance of letters of credit and/or the creation of bankers' acceptances, under which the aggregate amount that may be issued or otherwise obtained, in the case of clauses (1), (2) and (3), is based upon eligible Accounts Receivable and eligible Inventory and the aggregate principal amount of Debt, or (in the case of clause (2)) aggregate Investments outstanding, excluding Permitted Investments under clause (5) or (6) of the definition of "Permitted Investments" in respect of any such asset securitization facility, shall not at any time exceed the greater of (a) $75.0 million and (b) an amount equal to (w) 100% of the book value of the consolidated Accounts Receivable of AK Steel and its Significant Subsidiaries that are Restricted Subsidiaries or Non-Recourse Subsidiaries plus (x) 100% of the book value (excluding last-in-first-out reserves) of the consolidated Inventory of AK Steel and its Subsidiaries that are Restricted Subsidiaries, minus (y) the aggregate principal amount of outstanding Debt secured by any Accounts Receivable or Inventory of AK Steel or any of its Subsidiaries, other than Debt outstanding under any Permitted Credit Facility, minus (z) other outstanding Investments (other than Debt under a Permitted Credit Facility or Debt described in clause (y) above or Permitted Investments under clauses (5) and (6) of the definition of "Permitted Investments") under any asset securitization or similar facility in respect of Accounts Receivable or Inventory of AK Steel or any of its Subsidiaries.

   "Permitted Guarantees" means Guarantees issued by AK Steel of up to $50.0 million aggregate principal amount of Debt at any one time outstanding issued by another Person structured as an unincorporated joint venture, partnership, association or limited liability company (1) in which AK Steel or any Wholly Owned Guarantor Subsidiary owns at least 50% of the outstanding total voting power of Equity Interests thereof and (2) that engages only in a business of the type conducted by AK Steel on the date of the indenture or in a business ancillary thereto.

   "Permitted Investments" means:

      (1) Cash Equivalents;

      (2) Investments in AK Steel or a Wholly Owned Guarantor Subsidiary (or any Person which will become a Wholly Owned Guarantor Subsidiary as a result of such Investment);

      (3) loans and reasonable advances to employees of AK Steel or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

      (4) Investments in obligations the interest on which is excluded from income for Federal or state income tax purposes and that have been issued or guaranteed by any state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality of any of the foregoing, provided, that at the date of acquisition of any such obligation (a) its remaining life to maturity shall be less than one year and (b) the issuer or guarantor thereof shall have one of the two highest short-term debt ratings obtainable from each of Standard & Poor's and Moody's Investors Service, Inc.;

      (5) Investments resulting from the transfer of Accounts Receivable of AK Steel or its Significant Subsidiaries that are Restricted Subsidiaries to a Non-Recourse Subsidiary, the only business of which is the acquisition and financing of such Accounts Receivable under a Permitted Credit Facility;

      (6) Investments resulting from the transfer of Accounts Receivable of AK Steel or its Significant Subsidiaries that are Guarantor Subsidiaries (or Non-Recourse Subsidiaries) to a trust, the only purpose of which is the acquisition and financing of such Accounts Receivable, provided that the aggregate amount of

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   outstanding Debt issued by such trust to, and outstanding Investments in such trust made by, Persons other than AK Steel and its Significant Subsidiaries that are Restricted Subsidiaries or Non-Recourse Subsidiaries shall not at any time exceed the greater of (a) $75.0 million and (b) an amount equal to (w) 85% of the book value of the consolidated Accounts Receivable of AK Steel and its Significant Subsidiaries that are Restricted Subsidiaries or Non-Recourse Subsidiaries plus (x) 100% of the book value (excluding last-in-first-out reserves) of the consolidated Inventory of AK Steel and its Subsidiaries that are Restricted Subsidiaries, minus (y) the aggregate principal amount of outstanding Debt secured by any Accounts Receivable or inventory of AK Steel or any of its Subsidiaries, other than to the extent included in clause (z) below, minus (z) other outstanding Investments (other than Investments in such trust) under any asset securitization or similar facility in respect of Accounts Receivable or Inventory of AK Steel or any of its Subsidiaries;

      (7) Permitted Guarantees; and

      (8) until December 31, 1999, Investments, not to exceed $200.0 million at any time, in publicly traded debt obligations issued or guaranteed by a corporation (other than AK Steel) organized under the laws of any state of the United States of America and subject to the reporting requirements of
   Section 13 or 15(d) of the Exchange Act, provided that (a) such debt obligations are acquired by AK Steel in the open market and not directly from the issuer thereof or an affiliate of such issuer or from an underwriter thereof, (b) such obligations, at the date of acquisition thereof by AK Steel, shall have a remaining life to maturity of not more than five years, shall provide for payments of principal and interest solely in cash and shall be rated at least BB by Standard & Poor's and Ba2 by Moody's Investors Service, Inc. and (c) not more than $15.0 million of such Investments at any time shall consist of debt obligations issued or guaranteed by the same corporation and not more than 20% of such Investments at any time shall consist of debt obligations issued or guaranteed by corporations within the same industry (as determined by Primary Standard Industrial Classification Code).

   "Permitted Liens" means, with respect to any Person:

      (1) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

      (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review or time for appeal has not yet expired;

      (3) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

      (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Debt;

      (5) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

      (6) Liens securing an Interest Rate Protection Agreement so long as the related Debt is, and is permitted to be under the indenture, secured by a Lien on the same property securing the Interest Rate Protection Agreement; and

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      (7) leases and subleases of real property which do not interfere with the ordinary conduct of the business of AK Steel or any of its Subsidiaries, and which are made on customary and usual terms applicable to similar properties.

   "Preferred Equity Interests" as applied to the Equity Interests of any Person means Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

   "Public Equity Offering" means an underwritten primary public offering of common stock of Holding pursuant to an effective registration statement under the Securities Act.

   "Redeemable Equity Interests" means any Equity Interest that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the notes or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the notes.

   "Refinancing Debt" means Debt issued by AK Steel issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, any Debt of AK Steel, including Debt that is issued by AK Steel in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Refinancing Debt; provided, however, that (l) the principal amount of the Debt so issued shall not exceed the principal amount of, and premiums, if any, and accrued interest with respect to, the Debt so exchanged, extended, refinanced, renewed, replaced, defeased or refunded by application of the net proceeds of the Debt so issued, and reasonable fees, expenses, commissions and costs incurred in connection with the issuance of such Debt and (2) the Debt so issued (a) shall not mature prior to the Stated Maturity of the Debt so exchanged, extended, refinanced, renewed, replaced, defeased or refunded and (b) shall have an Average Life equal to or greater than the remaining Average Life of the Debt so exchanged, extended, refinanced, renewed, replaced, defeased or refunded.

   "Restricted Subsidiary" means any Subsidiary of AK Steel that AK Steel has not designated as a Non-Recourse Subsidiary (or, if AK Steel has so designated such Subsidiary, has thereafter removed such designation) pursuant to the first paragraph of "--Material Covenants--Designation of Non-Recourse Subsidiaries and Restricted Subsidiaries." For the avoidance of ambiguity, a Restricted Subsidiary is any Subsidiary other than a Non-Recourse Subsidiary.

   "Rockport Works" means AK Steel's flat rolled steel finishing facilities located at Spencer County, Indiana.

   "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby AK Steel or a Subsidiary transfers such property to a Person and AK Steel or a Subsidiary leases it from such Person.

   "Significant Subsidiary" means (1) any domestic Subsidiary of AK Steel (other than a Non-Recourse Subsidiary) that, at the time of determination, either (a) had assets that, as of the date of Holding's most recent quarterly consolidated balance sheet, constituted at least 5% of Holding's total assets on a consolidated basis as of such date, or (b) had revenues for the 12-month period ending on the date of Holding's most recent quarterly consolidated statement of income which constituted at least 5% of Holding's total revenues on a consolidated basis for such period, (2) any foreign Subsidiary (other than a Non-Recourse Subsidiary) of AK Steel that at the time of determination either
(a) had assets which, as of the date of Holding's most recent quarterly consolidated balance sheet, constituted at least 5% of Holding's total assets on a consolidated basis as of such date, in each case determined in accordance with generally accepted accounting principles or (b) had revenues for the l2-month period ending on the date of Holding's most recent quarterly consolidated statement of income which constituted at least 5% of Holding's total revenues on a consolidated basis for such period, or (3) any Subsidiary (other than a Non-Recourse Subsidiary) of AK Steel that, if merged with all Defaulting Subsidiaries of AK Steel,

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would at the time of determination either (a) have had assets which, as of the date of Holding's most recent quarterly consolidated balance sheet, would have constituted at least 10% of Holding's total assets on a consolidated basis as of such date or (b) have had revenues for the 12-month period ending on the date of Holding's most recent quarterly consolidated statement of income which would have constituted at least 10% of Holding's total revenues on a consolidated basis for such period (each such determination being made in accordance with generally accepted accounting principles). "Defaulting Subsidiary" means any Subsidiary of AK Steel (other than a Non-Recourse Subsidiary) with respect to which a Default has occurred.

   "Special Assets" means a capital asset, or series of related capital assets, with an aggregate purchase price in excess of $20.0 million that enhances the competitiveness or productivity of the business of AK Steel and its Subsidiaries or is required so that AK Steel and its Subsidiaries will be able to remain in compliance with all material requirements of applicable law.

   "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

   "Subordinated Obligation" means any Debt of AK Steel (whether outstanding on the date on which the notes were originally issued or thereafter issued) which is subordinate or junior in right of payment to the notes.

   "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of Equity Interests or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of AK Steel.

   "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

   "Voting Equity Interests" of a corporation or other entity means all classes of Equity Interests of a corporation or other entity then outstanding and normally entitled to vote in the election of directors or other governing body of such corporation or other entity.

   "Wholly Owned Guarantor Subsidiary" means any Wholly Owned Subsidiary that is a Restricted Subsidiary (whether or not a Guarantor Subsidiary). For the avoidance of doubt, not all Wholly Owned Guarantor Subsidiaries are required to be Guarantor Subsidiaries.

   "Wholly Owned Subsidiary" of a Person means a Subsidiary of such Person (other than a Non-Recourse Subsidiary) all the Equity Interests (other than non-voting, money market preferred shares) of which (other than directors' qualifying shares) are owned by such Person or another Wholly Owned Subsidiary of such Person. Unless otherwise qualified, all references to a "Wholly Owned Subsidiary" or to "Wholly Owned Subsidiaries" shall refer to a Wholly Owned Subsidiary or Wholly Owned Subsidiaries of AK Steel.

Events of Default

   The following will be Events of Default under the indenture:

      (1) default in any payment of interest on any note when the same becomes due and payable, and such default continues for a period of 30 days;

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      (2) default in the payment of the principal of any note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise;

      (3) failure to redeem or purchase notes when required pursuant to the indenture and the notes;

      (4) failure to (a) comply with the covenant described under "--When AK Steel or Any of Its Subsidiaries May Merge or Transfer Assets," (b) make or consummate an Offer in accordance with the provisions of "--Material Covenants--Limitation on Sales of Assets and Equity Interests of Subsidiaries" or (c) make or consummate a Change in Control Offer in accordance with the provisions of "--Change in Control Offer."

      (5) failure to observe or comply with any of the agreements in the notes or the indenture (other than those referred to in clause (1), (2), (3) or (4) above), which continues for 60 days after there has been given to AK Steel by the Trustee or to AK Steel and the Trustee by the holders of at least 25% in principal amount of notes then outstanding a written notice specifying such failure;

      (6) Debt of AK Steel or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, and the total amount of such Debt unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent;

      (7) any Guarantee of the notes issued by Holding or any Significant Subsidiary ceases to be in full force and effect other than in accordance with its terms, or Holding or any Significant Subsidiary or any Person acting on behalf of Holding or such Significant Subsidiary shall deny or disaffirm its obligations under its Note Guarantee;

      (8) certain events in bankruptcy, insolvency or reorganization with respect to Holding, AK Steel or any Significant Subsidiary; and

      (9) any judgment or decree for the payment of money in excess of $10.0 million is rendered against Holding, AK Steel or any Significant Subsidiary and is not discharged and either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (b) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed.

   If any Event of Default shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of the notes then outstanding may accelerate the maturity of all notes and thereupon the principal of and premium, if any, and any accrued and unpaid interest on the notes shall become due and payable immediately; provided, that in the case of any bankruptcy, insolvency or reorganization Event of Default, such amount shall become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. The holders of at least a majority in principal amount of the then outstanding notes may, under certain circumstances, rescind such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all Events of Default, other than the nonpayment of accelerated principal of and premium, if any, and interest on notes, have been cured or waived as provided in the indenture. The holders of at least a majority in principal amount of the then outstanding notes may waive any past default under the indenture, except a default in the payment of principal, premium or interest on a note or default with respect to certain covenants under the indenture.

   Subject to provisions for the indemnification of the Trustee, the holders of at least a majority in principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to certain limitations contained in the indenture.

   No holder of any note will have any right to pursue any remedy with respect to the indenture or the notes unless

      (1) such holder shall have previously given to the Trustee written notice of a continuing Event of Default;

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      (2) the holders of at least 25% in principal amount of the notes shall have made written request to the Trustee to pursue the remedy;

      (3) such holder shall have offered the Trustee reasonable indemnity against any liability;

      (4) the Trustee shall have failed to comply with the request within 60 days after the receipt of such request and the offer of indemnity; and

      (5) no written direction inconsistent with such request shall have been given to the Trustee during such 60-day period by the holders of at least a majority in principal amount of the notes.

   AK Steel and the Guarantors will be required to furnish to the Trustee annually a statement as to the performance by AK Steel and such Guarantor of certain of the obligations under the indenture and as to any default in such performance. Upon becoming aware of any default, AK Steel and each Guarantor will be required to deliver an Officers' Certificate to the Trustee setting forth the details of such default and the action which Holding, AK Steel or any Guarantor proposes to take with respect thereto.

Modification and Waiver

   Amendments of the indenture or the notes may be made by AK Steel, the Guarantors and the Trustee with the consent of the holders of at least a majority in principal amount of the notes; provided, however, that no such modification or amendment may, without the consent of the holder of each note affected thereby:

      (l) reduce the amount of notes whose holders must consent to an amendment;

      (2) reduce the rate or extend the interest payment time of any note;

      (3) reduce the principal amount of or extend the Stated Maturity of any note;

      (4) reduce the premium payable upon redemption or change the time at which any note may be redeemed;

      (5) change the currency of payment of any note;

      (6) make any change in the provisions concerning waiver of Defaults by holders of the notes or the rights of holders to receive payments of principal or interest;

      (7) make any change in provisions regarding Change in Control; or

      (8) make any change in this provision.

   Without the consent of any holder of the notes, AK Steel, the Guarantors and the Trustee may amend the indenture or the notes:

      (1) to cure any ambiguity, omission, defect or inconsistency;

      (2) to comply with, among other things, the provisions discussed under "--When AK Steel or Any of Its Subsidiaries May Merge or Transfer Assets";

      (3) to provide for uncertificated notes in addition to or in place of certificated notes as provided in the indenture;

      (4) to add guarantees with respect to the Securities;

      (5) to add to the covenants of AK Steel or the Guarantors for the benefit of the holders or to surrender any right or power conferred upon AK Steel or the Guarantors in the indenture;

      (6) to reflect the release or addition of a Guarantor pursuant to the terms of the indenture;

      (7) to comply with any requirements of the Commission in connection with qualifying the indenture under the Trust Indenture Act; or

      (8) to make any change that does not adversely affect the rights of any holder of the note.

When AK Steel or Any of Its Subsidiaries May Merge or Transfer Assets

   AK Steel shall not (l) consolidate with or merge with or into any other Person, (2) permit any other Person to consolidate with or merge into (a) AK Steel or (b) any of its Subsidiaries in a transaction in which such Subsidiary (or successor Person) remains (or becomes) a Subsidiary, (3) directly or indirectly, transfer, convey, sell, lease, or otherwise dispose of all or substantially all of its properties and assets, (4) directly or indirectly, (a) acquire Equity Interests or other ownership interests of any other Person, other than as a Permitted Investment as defined in clause (5) of the definition of Permitted Investments, such that such Person becomes a Subsidiary or (b) purchase, lease or otherwise acquire all or substantially all of the property and assets of any Person or any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any Person, or (5) permit any of its Subsidiaries to enter into any such transaction unless:

      (a) AK Steel or such Subsidiary shall be the continuing entity or the resulting, surviving or transferee Person (if not AK Steel or such Subsidiary) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person shall expressly assume, by an indenture supplemental to the indenture, executed and delivered to the Trustee, all the obligations of AK Steel or such Subsidiary, as the case may be, under the notes and the indenture;

      (b) Immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been issued by such Person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

      (c) Immediately after giving effect to such transaction, on a pro forma basis, AK Steel (or the resulting, surviving or transferee Person (if not AK Steel)) would be able to issue at least $1.00 of Debt pursuant to the Consolidated EBITDA Coverage Ratio set forth in the first paragraph of "--Material Covenants--Limitation on Debt";

      (d) Immediately after giving effect to such transaction, Holding shall have Consolidated Net Worth which is not less than the Consolidated Net Worth of Holding immediately prior to such transaction;

      (e) Each Guarantor, unless it is the other party to the transactions described above, shall expressly confirm, by an indenture supplemental to the indenture, executed and delivered to the Trustee, that its Guarantee shall apply to such Person's obligations under the notes; and

      (f) AK Steel shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with the indenture;

provided, however, that clauses (c) and (d) shall not apply to (x) the consolidation or merger of any Wholly Owned Subsidiary with or into any other Wholly Owned Subsidiary or AK Steel, (y) the transfer, conveyance, sale, lease or other disposal (including any disposition by means of a merger, consolidation or similar transaction) of all or substantially all of the properties or assets of a Non-Recourse Subsidiary or a Subsidiary which is not a Significant Subsidiary or (z) the merger of Holding into AK Steel.

   If after the date on which the notes were originally issued any Person shall become a Guarantor Subsidiary, such Person shall (1) fully and unconditionally guarantee, by an indenture supplemental to the indenture, executed and delivered to the Trustee, all of AK Steel's obligations under the notes on the terms set forth in the indenture and (2) deliver to the Trustee an Opinion of Counsel stating that such supplemental indenture has been duly authorized and constitutes the enforceable obligations of such Person.

Defeasance

   AK Steel at any time may terminate all its obligations under the notes and the indenture ("legal defeasance"), except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. AK Steel at any time may terminate its obligations under the covenants described under "--Material Covenants" and "--Change in Control Offer" above ("covenant defeasance"). AK Steel may exercise the legal defeasance option notwithstanding the prior exercise of the covenant defeasance option. If AK Steel exercises the legal defeasance option, payment of the notes may not be accelerated because of an Event of Default. If AK Steel exercises the covenant defeasance option, payment of the notes may not be accelerated because of certain Events of Default by AK Steel specified in clause (4) or (5) of the first paragraph of "--Events of Default" above.

   In order to exercise its defeasance options, AK Steel must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal of and premium, if any, and interest on the notes to maturity or redemption, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel to the effect that holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

Concerning the Trustee

   The Trustee may become owner or pledgee of notes and may otherwise deal with either Holding or Affiliates of Holding with the same rights it would have if it were not Trustee.

   The indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

   Fifth Third Bank also serves as Trustee under the indentures governing our 9 1/8% Notes and our 7 7/8% Notes.

Governing Law

   The rights and duties of AK Steel, Holding and the Trustee under the indenture, the notes, the Guarantee of the notes and the registration rights agreement shall be governed by the laws of the State of New York.

Form of Registered Notes

   The certificates representing the registered notes will be issued in fully registered form, without coupons. Except as described in the next paragraph, the registered notes will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC's nominee, in the form of a global note. Holders of the registered notes will own book-entry interests in the global note evidenced by records maintained by DTC.

   Book-entry interests may be exchanged for certificated notes of like tenor and equal aggregate principal amount, if

    (1)DTC notifies us that it is unwilling or unable to continue as depositary or we determine that DTC is unable to continue as depositary and we fail to appoint a successor depositary,

    (2)we provide for the exchange pursuant to the terms of the indenture, or

    (3)we determine that the book-entry interests will no longer be represented by global notes and we execute and deliver to the trustee instructions to that effect.

As of the date of this prospectus, no certificated notes are issued and outstanding.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

   The following is a summary of the material U.S. federal income tax considerations relating to the exchange of an old note for a registered note in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to a beneficial owner of an old note who holds the old note as a "capital asset" (in general, an asset held for investment). Special situations, such as the following, are not addressed:

  . tax consequences to a person who may be subject to special tax treatment, such as a partnership, tax-exempt entity, dealer in securities or currencies, bank or other financial institution, insurance company, regulated investment company, trader in securities that elects to use a mark-to-market method of accounting for its securities holdings or corporation that accumulates earnings to avoid U.S. federal income tax;

  . tax consequences to a person holding a note as part of a hedge, conversion, straddle or other risk reduction transaction;

  . tax consequences to a person who holds a note through a partnership or similar pass-through entity;

  . U.S. federal gift tax, estate tax or alternative minimum tax consequences, if any; or

  .   any state, local or foreign tax consequences.

   The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

   The exchange of your old note for a registered note in the exchange offer should have no U.S. federal income tax consequences to you.

   The preceding discussion of certain U.S. federal income tax considerations of the exchange offer is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging an old note for a registered note, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

                             PLAN OF DISTRIBUTION

   Each broker-dealer that receives registered notes in the exchange offer for its own account must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such notes. We reserve the right in our sole discretion to purchase or make offers for, or to offer registered notes for, any old notes that remain outstanding subsequent to the expiration of the exchange offer pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise. This prospectus, as it may be amended or supplemented from time to time, may be used by all persons subject to the prospectus delivery requirements of the Securities Act, including broker-dealers in connection with resales of registered notes received in the exchange offer, where such notes were acquired as a result of market-making activities or other trading activities and may be used by us to purchase any notes outstanding after expiration of the exchange offer. We have agreed that, for a period of 180 days from the date on which the exchange offer is completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any
such resale. In addition, until       , 2002, all dealers effecting
transactions in the registered notes may be required to deliver a prospectus.

   We will not receive any proceeds from any sale of registered notes by broker-dealers. Registered notes received by broker-dealers in the exchange offer for their own account may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the registered notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such registered notes. Any broker-dealer that resells registered notes that were received by it in the exchange offer for its own account and any broker or dealer that participates in a distribution of such notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of such notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days from the date on which the exchange offer is completed, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the reasonable fees and expenses of counsel to the initial purchaser of the old notes, other than commissions or concessions of any brokers or dealers and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

   The validity of the notes offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

                                    EXPERT

   The consolidated financial statements of AK Steel Holding Corporation as of December 31, 2000 and 2001 and for each of the three years in the period ended December 31, 2001, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report.................................................................  F-2
Consolidated Statements of Income for the Years Ended December 31, 1999, 2000 and 2001.......  F-3
Consolidated Balance Sheets as of December 31, 2000 and 2001.................................  F-4
Consolidated Statements of Cash Flows for the Years Ended December 31, 1999, 2000 and 2001...  F-5
Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1999, 2000
  and 2001...................................................................................  F-6
Notes to Consolidated Financial Statements...................................................  F-7
Consolidated Statements of Income for the Three and Six-Month Periods Ended June 30, 2001 and
  2002 (Unaudited)........................................................................... F-37
Consolidated Balance Sheets--December 31, 2001 and June 30, 2002 (Unaudited)................. F-38
Condensed Consolidated Statements of Cash Flows--Six-Month Periods Ended June 30, 2001 and
  2002 (Unaudited)........................................................................... F-39
Notes to Condensed Consolidated Financial Statements (Unaudited)............................. F-40

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
AK Steel Holding Corporation:

   We have audited the accompanying consolidated balance sheets of AK Steel Holding Corporation and Subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2000 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Cincinnati, Ohio
January 30, 2002
(August 2, 2002 as to the sale of
Sawhill Tubular as described in
Note 13)

                         AK STEEL HOLDING CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

             For the Years Ended December 31, 1999, 2000 and 2001
                 (dollars in millions, except per share data)

                                                                            1999      2000      2001
                                                                          --------  --------  --------
Net sales................................................................ $4,184.8  $4,403.7  $3,833.4
Cost of products sold (exclusive of items shown separately below)........  3,334.3   3,577.7   3,225.5
Selling and administrative expenses......................................    299.9     257.9     257.6
Depreciation (Note 1)....................................................    206.1     227.3     225.8
Special charges and unusual items:
   Costs related to the merger with Armco Inc. (Note 10).................     99.7        --        --
   Pension charge (Note 1)...............................................       --        --     192.2
   Stock received in insurance demutualization (Note 10).................       --        --     (49.9)
                                                                          --------  --------  --------
       Total operating costs.............................................  3,940.0   4,062.9   3,851.2
                                                                          --------  --------  --------
Operating profit (loss)..................................................    244.8     340.8     (17.8)
Interest expense.........................................................    123.7     136.1     133.1
Other income.............................................................     20.8       7.9       6.1
                                                                          --------  --------  --------
Income (loss) from continuing operations before income taxes and minority
  interest...............................................................    141.9     212.6    (144.8)
Income tax provision (benefit) (Note 5)..................................     63.9      78.6     (53.6)
Minority interest (Note 2)...............................................      6.7        --        --
                                                                          --------  --------  --------
Income (loss) from continuing operations.................................     71.3     134.0     (91.2)
Loss from discontinued operations--Sawhill (Notes 1 and 13)..............       --       1.6       1.2
Income from discontinued operations--(Note 13)...........................      7.5        --        --
                                                                          --------  --------  --------
Income (loss) before extraordinary item..................................     78.8     132.4     (92.4)
Extraordinary loss on retirement of debt, net of tax (Note 6)............     13.4        --        --
                                                                          --------  --------  --------
Net income (loss)........................................................     65.4     132.4     (92.4)
Other comprehensive income (loss), net of tax (Note 1):
   Foreign currency translation adjustment...............................     (1.4)     (2.1)      0.6
   Derivative instrument hedges, mark to market:
       Cumulative effect adjustment......................................       --        --      27.5
       Losses arising in period..........................................       --        --     (67.6)
       Reclass gains included in net income..............................       --        --      11.2
   Unrealized gains on securities:
       Unrealized holding gains arising during period....................      0.7       0.1      10.2
       Reclass gains included in net income..............................     (1.9)     (1.4)     (0.9)
   Minimum pension liability adjustment..................................      1.2       0.2    (163.4)
                                                                          --------  --------  --------
Comprehensive income (loss).............................................. $   64.0  $  129.2  $ (274.8)
                                                                          ========  ========  ========
Earnings per share: (Note 1)
Basic earnings per share:
   Income (loss) from continuing operations.............................. $   0.62  $   1.21  $  (0.86)
   Income (loss) from discontinued operations............................     0.07     (0.01)    (0.01)
   Extraordinary loss on retirement of debt..............................     0.13        --        --
                                                                          --------  --------  --------
       Net income (loss)................................................. $   0.56  $   1.20  $  (0.87)
                                                                          ========  ========  ========
Diluted earnings per share:
   Income (loss) from continuing operations.............................. $   0.62  $   1.21  $  (0.86)
   Income (loss) from discontinued operations............................     0.07     (0.01)    (0.01)
   Extraordinary loss on retirement of debt..............................     0.13        --        --
                                                                          --------  --------  --------
       Net income (loss)................................................. $   0.56  $   1.20  $  (0.87)
                                                                          ========  ========  ========

                See notes to consolidated financial statements.

                         AK STEEL HOLDING CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                          December 31, 2000 and 2001
                (dollars in millions, except per share amounts)

                                                                                                             2000       2001
                                                                                                          ---------  ---------
                                                           ASSETS
Current Assets:
   Cash and cash equivalents............................................................................. $    86.8  $   101.0
   Accounts receivable, net (Note 1).....................................................................     489.5      388.0
   Inventories, net (Note 1).............................................................................     801.8      904.6
   Deferred tax asset (Note 5)...........................................................................      54.7       76.6
   Current assets held for sale (Note 1).................................................................      74.9       60.6
   Other current assets..................................................................................      14.1       17.0
                                                                                                          ---------  ---------
      Total Current Assets...............................................................................   1,521.8    1,547.8
                                                                                                          ---------  ---------
Property, Plant and Equipment (Note 1)...................................................................   4,620.3    4,742.9
   Less accumulated depreciation.........................................................................  (1,763.2)  (1,974.6)
                                                                                                          ---------  ---------
   Property, plant and equipment, net....................................................................   2,857.1    2,768.3
                                                                                                          ---------  ---------
Other Assets:
   Investment in AFSG (Note 1)...........................................................................      85.6       55.6
   Other investments.....................................................................................     114.0      154.3
   Goodwill (Note 1).....................................................................................     111.7      109.7
   Other intangible assets (Note 8)......................................................................       7.4      111.9
   Prepaid pension (Note 8)..............................................................................     206.5        1.4
   Deferred tax asset (Note 5)...........................................................................     242.2      393.5
   Noncurrent assets held for sale (Note 1)..............................................................      28.6       24.4
   Other.................................................................................................      64.9       58.9
                                                                                                          ---------  ---------
      Total Assets....................................................................................... $ 5,239.8  $ 5,225.8
                                                                                                          =========  =========

                                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable...................................................................................... $   498.3  $   537.6
   Accrued liabilities...................................................................................     262.2      270.5
   Current portion of long-term debt (Note 6)............................................................      63.2       78.0
   Current portion of pension and other postretirement benefit obligations (Note 8)......................      66.6       68.3
                                                                                                          ---------  ---------
      Total Current Liabilities..........................................................................     890.3      954.4
                                                                                                          ---------  ---------
Noncurrent Liabilities:
   Long-term debt (Note 6)...............................................................................   1,387.6    1,324.5
   Pension and other postretirement benefit obligations (Note 8).........................................   1,420.2    1,740.1
   Other liabilities.....................................................................................     222.4      173.5
                                                                                                          ---------  ---------
      Total Noncurrent Liabilities.......................................................................   3,030.2    3,238.1
                                                                                                          ---------  ---------
      Total Liabilities..................................................................................   3,920.5    4,192.5
                                                                                                          ---------  ---------
Stockholders' Equity: (Note 3)
   Preferred stock, aggregate liquidation preference over par $12.7......................................      12.5       12.5
   Common stock, authorized 200,000,000 shares of $.01 par value each; issued 2000, 115,832,859 shares,
    2001, 115,987,777 shares; outstanding 2000, 107,650,372 shares; 2001, 107,713,329 shares.............       1.2        1.2
   Additional paid-in capital............................................................................   1,803.2    1,807.2
   Treasury stock, common shares at cost, 2000, 8,182,487; 2001, 8,274,448 shares........................    (119.4)    (120.4)
   Accumulated deficit...................................................................................    (373.3)    (479.9)
   Accumulated other comprehensive income (loss) (Note 1)................................................      (4.9)    (187.3)
                                                                                                          ---------  ---------
Total Stockholders' Equity...............................................................................   1,319.3    1,033.3
                                                                                                          ---------  ---------
Total Liabilities And Stockholders' Equity............................................................... $ 5,239.8  $ 5,225.8
                                                                                                          =========  =========

                See notes to consolidated financial statements.

                         AK STEEL HOLDING CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             For the Years Ended December 31, 1999, 2000 and 2001
                             (dollars in millions)

                                                                                     1999     2000     2001
                                                                                   -------  -------  -------
Cash flows from operating activities:
   Net income (loss).............................................................. $  65.4  $ 132.4  $ (92.4)
                                                                                   -------  -------  -------

   Adjustments to reconcile net income to cash flows from operating activities:
      Depreciation................................................................   206.1    227.3    225.8
      Amortization................................................................    16.4     16.0     14.7
      Deferred income taxes.......................................................    57.7     92.3    (52.8)
      Costs related to the merger with Armco Inc..................................    99.7       --       --
      Pension charge..............................................................      --       --    192.2
      Stock received in insurance demutualization.................................      --       --    (49.9)
      (Income) loss from discontinued operations..................................    (7.5)     1.6      1.2
      Extraordinary loss on retirement of debt....................................    13.4       --       --
      Other items, net............................................................    (2.4)     1.2      5.9
      Changes in assets and liabilities:
         Accounts and notes receivable............................................   (73.9)    (6.1)   101.3
         Inventories..............................................................  (141.0)   (38.2)  (101.3)
         Current liabilities......................................................    19.4    (31.6)     2.9
         Other assets.............................................................    (1.5)    (2.8)     0.6
         Pension asset and obligation.............................................   (19.0)   (55.6)   (63.9)
         Postretirement benefit obligation........................................     0.5     (0.3)    19.7
         Other liabilities........................................................    (1.9)     9.0    (55.0)
                                                                                   -------  -------  -------
            Total adjustments.....................................................   166.0    212.8    241.4
                                                                                   -------  -------  -------
         Net cash flows from operating activities of continuing operations........   231.4    345.2    149.0
                                                                                   -------  -------  -------

Cash flows from investing activities:
   Capital investments............................................................  (334.1)  (135.8)  (108.0)
   Net sale of short-term investments.............................................     6.8       --       --
   Purchase of long-term investments..............................................    (0.2)   (66.4)   (12.0)
   Purchase of a business.........................................................      --       --    (29.3)
   Distribution from investees....................................................      --       --     30.2
   Proceeds from the sale of investments..........................................     4.6      3.2     44.1
   Proceeds from sale of property, plant and equipment............................     2.1      6.2      0.1
   Other items, net...............................................................     0.8      0.9     (0.3)
                                                                                   -------  -------  -------
         Net cash flows from investing activities of continuing operations........  (320.0)  (191.9)   (75.2)
                                                                                   -------  -------  -------

Cash flows from financing activities:
   Proceeds from issuance of common stock.........................................    24.7      1.6       --
   Proceeds from issuance of long-term debt.......................................   460.0       --       --
   Principal payments on long-term debt...........................................  (530.8)    (6.0)   (63.2)
   Purchase of treasury stock.....................................................    (1.5)   (39.2)    (1.0)
   Purchase of preferred stock....................................................  (115.8)    (2.2)      --
   Preferred stock dividends paid.................................................    (7.6)    (1.0)    (0.7)
   Common stock dividends paid....................................................   (35.1)   (54.9)   (13.5)
   Underwriting discount and stock issuance expense...............................   (10.8)      --       --
   Other items, net...............................................................    (1.6)    (2.0)     0.4
                                                                                   -------  -------  -------
         Net cash flows from financing activities of continuing operations........  (218.5)  (103.7)   (78.0)
                                                                                   -------  -------  -------

Cash flows from discontinued operations...........................................    14.8    (17.2)    18.4
                                                                                   -------  -------  -------

Net increase (decrease) in cash and cash equivalents..............................  (292.3)    32.4     14.2
   Cash and cash equivalents, beginning of year...................................   346.7     54.4     86.8
                                                                                   -------  -------  -------
   Cash and cash equivalents, end of year......................................... $  54.4  $  86.8  $ 101.0
                                                                                   =======  =======  =======

                See notes to consolidated financial statements.

                         AK STEEL HOLDING CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (dollars in millions)

                                                                                                    Other
                                                                                                   Compre-
                                                                   Additional                      hensive
                                                  Preferred Common  Paid-In-  Treasury Accumulated Income/
                                                    Stock   Stock   Capital    Stock     Deficit   (Loss)     Total
                                                  --------- ------ ---------- -------- ----------- -------  --------
Balance, December 31, 1998.......................  $ 130.4   $1.1   $1,692.0  $ (87.8)   $(472.7)  $  (0.3) $1,262.7
Net income.......................................                                           65.4                65.4
Unrealized gain on marketable securities.........                                                     (1.2)     (1.2)
Stock options exercised..........................                       31.7                                    31.7
Tax benefit from common stock compensation.......                        5.5                                     5.5
Purchase of treasury stock.......................                                (1.5)                          (1.5)
Sale of treasury stock...........................                       (1.1)     9.1                            8.0
Conversion of preferred stock to common stock....   (115.5)   0.1      115.4                                      --
Conversion of minority interest preferred stock..                      (62.3)                                  (62.3)
Conversion of minority interest to common stock..                        2.1                                     2.1
Preferred stock $.90625 cash dividend per quarter                                           (7.6)               (7.6)
Common stock $.125 cash dividend per quarter.....                                          (35.1)              (35.1)
Foreign currency translation adjustment..........                                                     (1.4)     (1.4)
Minimum pension liability........................                                                      1.2       1.2
Issuance of restricted stock, net................                       10.8                                    10.8
Unamortized restricted stock.....................                       (0.5)                                   (0.5)
                                                   -------   ----   --------  -------    -------   -------  --------
Balance, December 31, 1999.......................     14.9    1.2    1,793.6    (80.2)    (450.0)     (1.7)  1,277.8
Net income.......................................                                          132.4               132.4
Unrealized gain on marketable securities.........                                                     (1.3)     (1.3)
Stock options exercised..........................                        4.2                                     4.2
Tax benefit from common stock compensation.......                       (0.6)                                   (0.6)
Purchase of treasury stock.......................                               (39.2)                         (39.2)
Purchase of preferred stock......................     (2.4)                                  0.2                (2.2)
Preferred stock $.90625 cash dividend per quarter                                           (1.0)               (1.0)
Common stock $.125 cash dividend per quarter.....                                          (54.9)              (54.9)
Foreign currency translation adjustment..........                                                     (2.1)     (2.1)
Minimum pension liability........................                                                      0.2       0.2
Issuance of restricted stock, net................                        7.6                                     7.6
Unamortized restricted stock.....................                       (1.6)                                   (1.6)
                                                   -------   ----   --------  -------    -------   -------  --------
Balance, December 31, 2000.......................     12.5    1.2    1,803.2   (119.4)    (373.3)     (4.9)  1,319.3
Net loss.........................................                                          (92.4)              (92.4)
Unrealized gain on marketable securities.........                                                      9.3       9.3
Tax benefit from common stock compensation.......                       (0.9)                                   (0.9)
Purchase of treasury stock.......................                                (1.0)                          (1.0)
Preferred stock $.90625 cash dividend per quarter
 (first, second and third quarters only).........                                           (0.7)               (0.7)
Common stock $.0625 cash dividend per quarter
 (first and second quarters only)................                                          (13.5)              (13.5)
Derivative instrument hedges.....................                                                    (28.9)    (28.9)
Foreign currency translation adjustment..........                                                      0.6       0.6
Minimum pension liability........................                                                   (163.4)   (163.4)
Issuance of restricted stock, net................                        0.1                                     0.1
Unamortized restricted stock.....................                        4.8                                     4.8
                                                   -------   ----   --------  -------    -------   -------  --------
Balance, December 31, 2001.......................  $  12.5   $1.2   $1,807.2  $(120.4)   $(479.9)  $(187.3) $1,033.3
                                                   =======   ====   ========  =======    =======   =======  ========

                See notes to consolidated financial statements.

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)

1.  Summary of Significant Accounting Policies

   Basis of Presentation: AK Steel Holding Corporation ("AK Holding") and its wholly-owned subsidiary AK Steel Corporation ("AK Steel," and together with AK Holding, the "Company") were formed effective March 29, 1994 as a result of the recapitalization of Armco Steel Company, L.P.

   On April 19, 2002, the Company completed the sale of Sawhill Tubular. In accordance with Statement of Financial Accounting Standards ("Statement") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," issued by the Financial Accounting Standards Board ("FASB") and as discussed below, the results of Sawhill Tubular have been reclassified to discontinued operations on the consolidated statements of income. The assets disposed of in the sale have been reclassified to current and noncurrent assets held for sale on the consolidated balance sheets. There were no material liabilities transferred in the sale.

   There is no summarized financial information included for AK Steel because there is no substantial difference in the operations of AK Steel and AK Holding and because AK Steel's indebtedness for borrowed money is fully and unconditionally guaranteed by AK Holding. AK Holding has no independent operations.

   As described more fully in Note 2, the Company completed a transaction on September 30, 1999, whereby Armco Inc. ("Armco") merged with and into AK Steel, and AK Steel became the surviving company. The transaction was accounted for as a pooling of interests and, therefore, the consolidated financial statements presented herein reflect the combined financial position, results of operations and cash flows of Armco and the Company as if they had been combined for all periods presented. Prior to September 30, 1999, AK Steel and Armco, in the normal course of business, entered into certain transactions for the purchase and conversion of material. These intercompany transactions have been eliminated in the accompanying financial statements. All references to the number of common shares outstanding and per share amounts, except dividends per share, have given effect to the Armco merger.

   These financial statements consolidate the operations and accounts of the Company and all subsidiaries in which the Company has a controlling interest. Further information about operating segments is included in Note 9.

   Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of management estimates and assumptions that affect the amounts reported. These estimates are based on historical experience and information that is available to management about current events and actions the Company may take in the future. Significant items subject to estimates and assumptions include the carrying value of long-lived assets; valuation allowances for receivables, inventories and deferred income tax assets; legal and environmental liabilities; and assets and obligations related to employee benefit plans. There can be no assurance that actual results will not differ from these estimates.

   Revenue Recognition: Revenue from sales of products is recognized at the time title and the risks and rewards of ownership passes. This normally is when the products are shipped to the customer, the sales price is fixed and determinable, and collection is reasonably assured.

   Cash Equivalents: Cash equivalents include short-term, highly liquid investments that are readily convertible to known amounts of cash and are of an original maturity of three months or less.

   Supplemental Disclosure of Cash Flow Information:

                                                    1999   2000    2001
                                                   ------ ------  ------
Cash paid (received) during the period for:
   Interest (net of interest capitalized)......... $114.3 $127.1  $139.7
   Income taxes...................................    6.2   (9.0)   (1.1)

   Supplemental Cash Flow Information Regarding Non-Cash Investing and Financing Activities: The Company granted to certain employees shares of its common stock with values, net of cancellations, of $10.8,

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)

$7.6 and $0.1 in 1999, 2000 and 2001, respectively, under its restricted stock award programs (Note 4). During 1999, holders of the Company's $3.625 cumulative convertible preferred stock converted their shares with a total redemption value of $115.5 into common stock and holders of Armco's other preferred stock issues converted their shares with a redemption value of $2.1 into common stock (Note 2).

   In the fourth quarter of 2001, the Company received a distribution of shares from Anthem Inc., its primary health insurance provider upon the demutualization of that company. The shares had a fair value at the date of receipt of $49.9, net of a liability established for the portion of the proceeds deemed to be healthcare plan assets.

   Accounts Receivable: The allowance for doubtful accounts was $4.7 and $7.7 at December 31, 2000 and 2001.

   Inventories: Inventories are valued at the lower of cost or market. The cost of the majority of inventories is measured on the last in, first out ("LIFO") method. Other inventories are measured principally at average cost and consist mostly of foreign inventories and certain raw materials.

                                                   2000    2001
                                                  ------  ------
Inventories on LIFO:
   Finished and semifinished..................... $665.2  $719.3
   Raw materials and supplies....................  161.2   162.1
   Adjustment to state inventories at LIFO value.  (47.1)   (9.7)
                                                  ------  ------
       Total.....................................  779.3   871.7
Other inventories................................   22.5    32.9
                                                  ------  ------
       Total inventories......................... $801.8  $904.6
                                                  ======  ======

   During 2001, liquidation of LIFO layers generated income of $5.7 in operating profit.

   Property, Plant and Equipment: Plant and equipment are depreciated under the straight line method over their estimated lives ranging from 2 to 39 years. The Company's property, plant and equipment balances as of December 31, 2000 and 2001 are as follows:

                                          2000       2001
                                       ---------  ---------
Land, land improvements and leaseholds $   132.9  $   135.8
Buildings.............................     324.6      344.8
Machinery and equipment...............   4,054.3    4,154.1
Construction in progress..............     108.5      108.2
                                       ---------  ---------
   Total..............................   4,620.3    4,742.9
Less accumulated depreciation.........  (1,763.2)  (1,974.6)
                                       ---------  ---------
Property, plant and equipment, net.... $ 2,857.1  $ 2,768.3
                                       =========  =========

   The Company periodically reviews the carrying value of long-lived assets to be held and used and long-lived assets to be disposed of when events and circumstances warrant such a review. If the carrying value of a long-lived asset is considered impaired, a loss is recognized based on the amount by which the carrying value

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)

exceeds the fair market value less cost to dispose for assets to be sold or abandoned. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

   In June 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations," which requires entities to establish liabilities for legal obligations associated with the retirement of tangible long-lived assets. The Company will adopt the Statement in 2003, but has yet to determine what effect, if any, adoption will have on its financial statements.

   In August 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for impairment of long-lived assets to be held and used, and of long-lived assets and components of an entity to be disposed of. The Company adopted the Statement as of January 1, 2002. Except for reclassifying these financial statements to reflect Sawhill Tubular as a discontinued operation, the Company does not expect the Statement will have a material effect on its financial statements.

   Investments: The Company has investments in associated companies that are accounted for under the equity method. Because the operations of these companies are integrated with its basic steelmaking operations, the Company includes its proportionate share of the income (loss) of these associated companies in cost of products sold in its consolidated statements of income.

   The Company has a note receivable of $35.0 due from an entity in which it holds an indirect equity interest, Combined Metals of Chicago LLC. The note is subordinate to outstanding bank indebtedness of the entity. In the first quarter of 2002, the Company provided a $4.0 letter of credit to support a portion of the entity's bank indebtedness proportionate to the company's indirect equity investment.

   The Company's investment in AFSG Holdings, Inc. represents the carrying value of its discontinued insurance and finance leasing businesses, which have been largely liquidated. The activities of the remaining operating companies are being "runoff" and the group is accounted for as a discontinued operation under the liquidation basis of accounting, whereby future cash inflows and outflows are considered. In the fourth quarter of 2001, AFSG Holdings distributed $30.0 of excess funds to the Company, which reduced the Company's carrying value of its AFSG investment. The Company is under no obligation to support the operations or liabilities of this group.

   Goodwill and Other Intangible Assets: Goodwill and other intangible assets primarily consist of goodwill recorded in connection with Armco's acquisition of Cyclops Industries, Inc. on April 24, 1992. This goodwill is being amortized using the straight-line method over 40 years. Goodwill and other intangible assets were also acquired in Armco's purchase of Douglas Dynamics, L.L.C. on July 2, 1991. These assets are being amortized over their estimated useful lives, the majority of which do not exceed 17 years. Amortization expense for both goodwill and other intangible assets was $6.1 in each of the years 1999 and 2000, and $5.5 in 2001. At December 31, 2000 and 2001, accumulated amortization of goodwill and other intangible assets was $54.8 and $39.5, respectively.

   The Company assesses whether its goodwill and other intangible assets are impaired as required by Statement No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," based on an evaluation of undiscounted projected cash flows through the remaining amortization period. If an impairment exists, the amount of such impairment is determined based on the estimated fair value of the asset. Statement No. 144 supercedes Statement No. 121 effective January 1, 2002.

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


   In June 2001, the FASB issued Statement No. 142, "Goodwill and Other Intangible Assets." Statement No. 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed annually for impairment. The Company adopted Statement No. 142 as of January 1, 2002 and has begun the transition process of identifying its reporting units, allocating goodwill and determining fair values. The Statement allows the Company until June 30, 2002 to complete this initial stage, which determines whether impairment exists, and until the end of the year to determine the final effect adoption will have on its financial statements. The Company currently does not know if an impairment will be necessary. In 2001, $4.0 of the above amortization expense was related to goodwill.

   Had the Company adopted Statement No. 142 at the beginning of 1999, income
(loss) before extraordinary item and net income (loss) would have been adjusted as follows.

                                                          1999   2000   2001
                                                          ----- ------ ------
 Reported income (loss) before extraordinary item........ $78.8 $132.4 $(92.4)
 Goodwill amortization, net of tax.......................   2.2    2.2    2.5
                                                          ----- ------ ------
 Adjusted income (loss) before extraordinary item........  81.0  134.6  (89.9)
 Extraordinary loss on retirement of debt, net of tax....  13.4     --     --
                                                          ----- ------ ------
 Adjusted net income (loss).............................. $67.6 $134.6 $(89.9)
                                                          ===== ====== ======
 Basic and diluted earnings per share:
    Reported income (loss) before extraordinary item..... $0.69 $ 1.20 $(0.87)
    Goodwill amortization................................  0.02   0.02   0.03
                                                          ----- ------ ------
    Adjusted income (loss) before extraordinary item.....  0.71   1.22  (0.84)
    Extraordinary loss on retirement of debt, net of tax.  0.13     --     --
                                                          ----- ------ ------
    Adjusted net income (loss)........................... $0.58 $ 1.22 $(0.84)
                                                          ===== ====== ======

   Pension and Other Postretirement Benefits Accounting: Under its method of accounting for pension and other postretirement benefit plans, the Company recognizes into income, as a fourth quarter adjustment, any unrecognized actuarial net gains or losses that exceed 10% of the larger of benefit obligations or plan assets. Amounts inside this 10% corridor are amortized over the average remaining service life of active plan participants. Actuarial net gains and losses occur when actual experience differs from any of the many assumptions used to value the plans. Differences between the expected and actual returns on plan assets and changes in interest rates, which affect the discount rates used, can have a significant impact on the calculation of pension net gains and losses from year to year. For other postretirement benefit plans, increases in healthcare trend rates that outpace discount rates could cause unrecognized net losses to increase to the point that an outside-the-corridor charge would be necessary. By immediately recognizing net gains and losses outside the corridor, the Company's accounting method limits the amounts by which balance sheet assets and liabilities differ from economic net assets or obligations related to the plans. During 2001, the combination of a 6% loss on its pension plan assets, and a decrease in discount rates from 8% to 7.25%, caused the Company to recognize, in the fourth quarter of 2001, a non-cash pre-tax pension charge of $192.2 in operating loss and $1.8 in discontinued operations. In addition, because the decline in asset value also led to the pension plans becoming underfunded, the Company recorded a non-cash after-tax reduction in equity of approximately $163.4.

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


   Earnings Per Share: Reconciliation of numerators and denominators for basic and diluted EPS computations is as follows:

                                                                                  1999   2000    2001
                                                                                 ------ ------  ------
Income (loss) for calculation of basic earnings per share:
   Income (loss) from continuing operations..................................... $ 71.3 $134.0  $(91.2)
       Less: Preferred stock dividends..........................................    7.6    1.0     0.9
                                                                                 ------ ------  ------
   Income (loss) from continuing operations available to common stockholders....   63.7  133.0   (92.1)
   Income (loss) from discontinued operations...................................    7.5   (1.6)   (1.2)
   Extraordinary loss on retirement of debt.....................................   13.4     --      --
                                                                                 ------ ------  ------
   Net income (loss) available to common stockholders........................... $ 57.8 $131.4  $(93.3)
                                                                                 ====== ======  ======
   Common shares outstanding (weighted average in millions).....................  102.4  109.5   107.7
                                                                                 ====== ======  ======
Basic earnings per share:
   Income (loss) from continuing operations..................................... $ 0.62 $ 1.21  $(0.86)
   Income (loss) from discontinued operations...................................   0.07  (0.01)  (0.01)
   Extraordinary loss on retirement of debt.....................................   0.13     --      --
                                                                                 ------ ------  ------
   Net income (loss)............................................................ $ 0.56 $ 1.20  $(0.87)
                                                                                 ====== ======  ======
Income (loss) for calculation of diluted earnings per share:
   Income (loss) from continuing operations..................................... $ 71.3 $134.0  $(91.2)
       Less: Preferred stock dividends..........................................    7.6    1.0     0.9
                                                                                 ------ ------  ------
   Income (loss) from continuing operations available to common stockholders....   63.7  133.0   (92.1)
   Income (loss) from discontinued operations...................................    7.5   (1.6)   (1.2)
   Extraordinary loss on retirement of debt.....................................   13.4     --      --
                                                                                 ------ ------  ------
   Net income (loss) available to common stockholders........................... $ 57.8 $131.4  $(93.3)
                                                                                 ====== ======  ======
Shares (weighted average in millions):
   Common shares outstanding....................................................  102.4  109.5   107.7
   Common stock options outstanding.............................................    0.5    0.1      --
                                                                                 ------ ------  ------
   Common shares outstanding as adjusted........................................  102.9  109.6   107.7
                                                                                 ====== ======  ======
Diluted earnings per share:
   Income (loss) from continuing operations..................................... $ 0.62 $ 1.21  $(0.86)
   Income (loss) from discontinued operations...................................   0.07  (0.01)  (0.01)
   Extraordinary loss on retirement of debt.....................................   0.13     --      --
                                                                                 ------ ------  ------
   Net income (loss)............................................................ $ 0.56 $ 1.20  $(0.87)
                                                                                 ====== ======  ======

   At the end of each year, the Company had outstanding stock options and/or convertible preferred stock whose exercise or conversion could, under certain circumstances, further dilute earnings per share. The following shares of potentially issuable common stock were not included in the above weighted average shares outstanding because to do so would have had an antidilutive effect on earnings per share for the years presented.

                                                     1999 2000 2001
            (Common shares in millions)              ---- ---- ----
            Stock options........................... 0.6  3.3  3.3
            $3.625 convertible preferred stock...... 0.8  0.7  0.7

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


   Research and Development Costs: The Company conducts a broad range of research and development activities aimed at improving existing products and manufacturing processes and developing new products and processes. Research and development costs are recorded as expense when incurred. Research and development costs incurred in 1999, 2000 and 2001 were $16.8, $15.3 and $13.9, respectively.

   Concentrations of Credit Risk: The Company is primarily a producer of flat-rolled carbon, stainless and electrical steels and steel products, which are sold to a number of markets, including automotive, industrial machinery and equipment, construction, power distribution and appliances. During 2001, 18% of the Steel Operations' net sales were to General Motors Corporation. The Company sells domestically to customers primarily in the Midwestern and Eastern United States, while approximately 11% of sales are to foreign customers, primarily in Canada, Mexico and Western Europe. Approximately 35% of trade receivables outstanding at December 31, 2001 are due from businesses associated with the U.S. automotive industry. Except in a few situations where the risk warrants it, collateral is not required on trade receivables; and while it believes its trade receivables will be collected, the Company anticipates that in the event of default it would follow normal collection procedures.

   Financial Instruments: Investments in debt securities are classified as held-to-maturity because the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost, adjusted for amortization of premiums and accretion of discounts to maturity. Investments in equity securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with unrealized gains and losses, net of tax, reported in other comprehensive income. Realized gains and losses on sales of available-for-sale securities are computed based upon initial cost adjusted for any other than temporary declines in fair value. The Company has no investments that are considered to be trading securities.

   The carrying value of the Company's financial instruments does not differ materially from their estimated fair value (primarily based on quoted market prices) at the end of 2000 and 2001 with the exception of the Company's long-term debt. At December 31, 2001, the fair value of the Company's long-term debt, including current maturities, was approximately $1,409.7. This amount was determined primarily from quoted market prices. The fair value estimate was based on pertinent information available to management as of December 31, 2001. Management is not aware of any significant factors that would materially alter this estimate since that date. The fair value of the Company's long-term debt, including current maturities, at December 31, 2000 was approximately $1,358.3.

   The Company is a party to derivative instruments that are designated and qualify as hedges under Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" and related pronouncements. The Company's objective in using such instruments is to protect its earnings and cash flows from fluctuations in the fair value of selected commodities and currencies. As of December 31, 2001 the Company had not entered into derivative instruments that do not qualify as hedges.

   In the ordinary course of business, the Company's income and cash flows may be affected by fluctuations in the price of certain commodities used in its production processes. The Company generally cannot recover higher energy and raw material costs in its selling prices. For certain commodities where such exposure exists, the Company uses cash settled commodity price swaps, with a duration of up to three years, to hedge the price of a portion of its natural gas, nickel, aluminum and zinc requirements. The Company designates these swaps as cash flow hedges and the resulting changes in their fair value are recorded in other comprehensive income. Subsequent gains and losses are recognized into income in the same period as the underlying physical

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)

transaction. As of December 31, 2001, currently valued outstanding commodity hedges would result in the reclassification into earnings of $20.0 in net-of-tax losses within the next twelve months.

   In addition, in the ordinary course of business, the Company is subject to risks associated with exchange rate fluctuations on monies received from its European subsidiaries and other customers invoiced in European currencies. In order to mitigate this risk, the Company has entered into a series of agreements for the forward sale of euros at fixed dollar rates. The forward contracts are entered into with durations of up to a year. A typical contract is used as a cash flow hedge for the period from when an order is taken to when a sale is recognized, at which time it converts into a fair value hedge of a euro-denominated receivable. As a fair value hedge, the changes in the fair value of the derivative and the gains or losses on the foreign-denominated receivables are recorded currently in other income and provide an offset to one another.

   The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategies for undertaking various hedge transactions. In this documentation, the Company specifically identifies the asset, liability, firm commitment or forecasted transaction that has been designated as a hedged item and states how the hedging instrument is expected to hedge the risks related to that item. The Company formally measures effectiveness of its hedging relationships both at the hedge inception and on an ongoing basis. The Company discontinues hedge accounting prospectively when it determines that the derivative is no longer effective in offsetting changes in the fair value or cash flows of a hedged item; when the derivative expires or is sold, terminated or exercised; when it is probable that the forecasted transaction will not occur; when a hedged firm commitment no longer meets the definition of a firm commitment; or when management determines that designation of the derivative as a hedge instrument is no longer appropriate.

   Accumulated Other Comprehensive Income: The components of accumulated other comprehensive income (loss) at December 31 are as follows:

                                          1999   2000    2001
                                         -----  -----  -------
Foreign currency translation............ $(0.6) $(2.7) $  (2.1)
Derivative instrument hedges............    --     --    (28.9)
Unrealized gain/(loss) on investments...   0.3   (1.0)     8.3
Minimum pension liability...............  (1.4)  (1.2)  (164.6)
                                         -----  -----  -------
Total................................... $(1.7) $(4.9) $(187.3)
                                         =====  =====  =======

2.  Merger with Armco Inc.

   On September 30, 1999, the Company consummated the merger of Armco with and into AK Steel. Armco was a leading producer of stainless and electrical steels and, in addition, owned and operated a manufacturer of steel pipe and tubing products, a manufacturer of snowplows and ice control products for four-wheel drive light trucks, and an industrial park on the Houston, Texas ship channel.

   Effective with the merger, the Company paid cash and issued shares of its common stock to convert the outstanding shares of two series of Armco's convertible preferred stock. In 1999, accrued dividends of $6.7 on these two series of preferred stock are reported as minority interest on the consolidated statements of income.

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


   Historically, Armco did not provide for federal income taxes at full statutory rates. However, to reflect its book tax rate in income from continuing operations on a combined basis, the Company accrued additional income tax expense of $17.5 for the first six months of 1999.

   The following presents a reconciliation of previously reported results of AK Holding and Armco to the results of the merged Company for the six months ended June 30, 1999. Eliminations/other primarily reflects the elimination of intercompany transactions, the additional accrual of income taxes, including taxes on extraordinary losses and cumulative effect of the accounting change. The adjustment in eliminations/other for stockholders' equity also includes $210.0 of cumulative credits for revaluation of the deferred tax asset.

                                                AK
                                              Holding  Armco  Eliminations/Other  Total
                                              -------- ------ ------------------ --------
Revenues..................................... $1,348.1 $794.5       $(53.1)      $2,089.5
Extraordinary loss on retirement of debt.....     12.0    2.8         (1.4)          13.4
Net income...................................     35.5   63.7        (29.9)          69.3
Stockholders' equity.........................    957.4  235.5        132.0        1,324.9

3.  Stockholders' Equity

   Preferred Stock: The Company's $3.625 cumulative convertible preferred stock ranks senior to its common stock with respect to dividends and upon liquidation. The holders of this preferred stock are entitled to one vote per share with respect to all matters to be voted upon by the stockholders of the Company. Each share may be converted, at the holder's option, into 2.6 shares of the Company's common stock. At the Company's option, each share of preferred stock may be redeemed at a price of $50.3625 per share until October 15, 2002, after which, the redemption price is reduced to $50 per share. Upon dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, holders of the $3.625 preferred stock are entitled to a payment of $50 per share plus accrued but unpaid dividends before payments can be made to the holders of common stock. At December 31, 2000 and 2001, there were authorized, issuable and outstanding 259,481 shares of $3.625 preferred stock with a $1 per share par value.

   Common Stock: The holders of common stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available for distribution. The holders have one vote per share in respect of all matters and are not entitled to preemptive rights.

   Dividends: A common stock dividend of $0.125 per share was paid in each quarter of 2000. In each of the first two quarters of 2001, the Company paid a common stock dividend of $0.0625 per share before suspending common stock dividends for the final two quarters. In addition, from the fourth quarter of 1999 through the third quarter of 2001, the Company paid regular quarterly dividends of $0.90625 per share on its $3.625 preferred stock. In the fourth quarter of 2001, the Company suspended the regular preferred stock dividend. The declaration and payment of cash dividends on common and preferred stock is subject to restrictions imposed by a covenant contained in the instruments governing its outstanding senior debt. Common and preferred dividends were reduced and ultimately suspended in 2001 because of the restrictions imposed by this covenant. As of December 31, 2001, this covenant continues to preclude the payment of any dividends.

   The preferred stock dividends are cumulative and, as such, holders of the $3.625 preferred stock are entitled to payment of all accrued, but unpaid dividends, before payment of dividends to the holders of common stock. At December 31, 2001, preferred stock dividends are in arrears $0.2 in the aggregate or $0.90625 per share.

   At its January 17, 2002 meeting, the Board of Directors did not declare a quarterly dividend on either of its common or preferred stock because of the covenant restriction described above.

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


   Stockholder Rights Plan: On January 23, 1996, the Board of Directors adopted a Stockholder Rights Plan pursuant to which it has issued one Preferred Share Purchase Right (collectively, the "Rights") for each share of common stock outstanding. The Rights are generally not exercisable unless, and no sooner than 10 business days after, any person or group acquires beneficial ownership of 20% or more of the Company's voting stock or announces a tender offer that could result in the acquisition of 30% or more of such voting stock. In addition, each Right entitles the holder, upon occurrence of certain specified events, to purchase 1/200th of a share of Series A Junior Preferred Stock ("Junior Preferred Stock") at an exercise price of $65 per share. Each share of Junior Preferred Stock, if and when issued, will entitle the holder to 200 votes in respect of all matters submitted to a vote of the holders of common stock. Upon the occurrence of certain events, holders of the Rights would be entitled to purchase either shares of the Company or an acquiring entity at half of market value. The Rights are redeemable, under certain circumstances, at any time prior to their expiration on January 23, 2006.

4.  Common Stock Compensation

   AK Steel Holding Corporation's Stock Incentive Plan (the "SIP") permits the granting of nonqualified stock options and restricted stock awards to directors, officers and key management employees of the Company. These nonqualified option and restricted stock awards may be granted with respect to an aggregate maximum of 11 million shares through the period ending December 31, 2007. The exercise price of each option may not be less than the market price of the Company's common stock on the date of the grant. Stock options have a maximum term of 10 years and may not be exercised earlier than six months following the date of grant (or such other term as may be specified in the award agreement). The nonqualified stock options vest at the rate of 33% per year over three years. Generally, 25% of the shares covered by a restricted stock award vest two years after the date of the award and an additional 25% vest on the third, fourth and fifth anniversaries of the date of the award.

   Prior to the merger, Armco maintained plans under which stock options and restricted stock awards were granted. Effective with the merger, Armco's stock options were converted into options to purchase the Company's common stock, adjusting the option price and number of shares by the same .3829 ratio used to convert outstanding shares of Armco common stock at the time of the merger. In addition, all unvested options vested. Other provisions of these options were similar to those of the Company and did not change. All outstanding restricted stock awards of Armco vested upon the effectiveness of the merger and the shares were converted into the Company's common stock.

   The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for the SIP and Armco's award program. The compensation cost that has been charged against income for the restricted stock awards issued under the SIP was $8.1, $5.9 and $5.0 for 1999, 2000 and 2001, respectively. The Company adopted the pro forma disclosure requirements of Statement No. 123, "Accounting for Stock-Based Compensation." Had compensation cost for the Company's stock compensation plans been determined based on fair value at the grant dates for awards under these plans consistent with the methodology of Statement No. 123, the Company's net income (loss) and earnings per share for each year would have been reduced to the pro forma amounts indicated below:

                                                     1999   2000   2001
                                                     ----- ------ ------
Net income (loss)....................... As reported $65.4 $132.4 $(92.4)
                                         Pro forma    62.6  129.8  (94.2)
Basic earnings (loss) per share......... As reported  0.56   1.20  (0.87)
                                         Pro forma    0.54   1.18  (0.88)
Diluted earnings (loss) per share....... As reported  0.56   1.20  (0.87)
                                         Pro forma    0.53   1.18  (0.88)

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


   The fair value of options to purchase shares of AK Holding common stock is estimated on the grant date using a Black-Scholes option pricing model considering the appropriate dividend rates along with the following weighted average assumptions:

                                           1999     2000     2001
                                         -------- -------- ---------
Expected volatility..................... 25.2%    30.2%    33.9%
Risk free interest rates................ 5.61%    6.64%    4.87%
Expected lives.......................... 5.0 yrs. 5.0 yrs. 8.25 yrs.

   Assumptions used for the calculation of the fair value of the options to purchase Armco stock issued in 1999 included an expected volatility of 40%, a risk free interest rate of 4.7%, an expected life of five years and the expectation that no dividends would be paid.

   A summary of the status of stock options under the SIP and Armco's plan as of December 31, 1999, 2000 and 2001 and changes during each of those years is presented below:

                                                1999               2000               2001
                                         ------------------ ------------------ ------------------
                                                   Weighted           Weighted           Weighted
                                                   Average            Average            Average
                                                   Exercise           Exercise           Exercise
Stock Options                             Shares    Price    Shares    Price    Shares    Price
-------------                            --------- -------- --------- -------- --------- --------
Outstanding at beginning of year........ 4,067,517  $16.27  2,883,471  $17.90  3,405,519  $17.88
Granted.................................   943,254   18.58    789,000   16.15    580,500    9.37
Exercised............................... 1,702,851   14.34    252,952   13.02         --      --
Forfeited...............................   391,658   16.97     14,000   19.27    558,000   17.51
Expired.................................    32,791   31.60         --      --         --      --
                                         ---------          ---------          ---------
Outstanding at end of year.............. 2,883,471   17.90  3,405,519   17.88  3,428,019   16.50
                                         =========          =========          =========
Options exercisable at year end......... 1,956,169   15.68  2,156,047   17.60  2,215,881   18.01

   The weighted average fair value per share of options granted during 1999, 2000 and 2001 were $5.68, $4.59 and $3.27, respectively.

   The following table summarizes information about stock options outstanding at December 31, 2001:

                       Options Outstanding        Options Exercisable
                 -------------------------------- --------------------
                              Weighted
                               Average   Weighted             Weighted
    Range of                  Remaining  Average              Average
    Exercise                 Contractual Exercise             Exercise
     Prices      Outstanding    Life      Price   Exercisable  Price
    --------     ----------- ----------- -------- ----------- --------
$ 8.23 to $10.98    747,000   8.9 yrs.    $ 9.48     68,010    $10.23
$10.99 to $13.72    392,724   3.2 yrs.     11.94    355,224     11.94
$13.73 to $16.46    167,332   3.4 yrs.     13.84    167,332     13.84
$16.47 to $19.21  1,164,307   6.9 yrs.     18.49    814,646     18.60
$19.22 to $21.95    513,656   4.8 yrs.     20.39    511,990     20.39
$21.96 to $24.69    418,000   7.3 yrs.     23.51    282,010     23.50
$24.70 to $27.44     25,000   7.3 yrs.     26.64     16,669     26.64

   During 1999, 2000 and 2001, the Company issued to certain employees 650,973, 476,641 and 285,994 shares of common stock, subject to restrictions, with weighted average grant-date fair values of $18.39, $12.68 and $9.26 per share, respectively.

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


5.  Income Taxes

   The Company and its subsidiaries file a consolidated federal income tax return. This return includes all domestic companies 80% or more owned by the Company and the proportionate share of the Company's interest in partnership investments. State tax returns are filed on a consolidated, combined or separate basis depending on the applicable laws relating to the Company and its domestic subsidiaries.

   The United States and foreign components of income (loss) before income taxes consist of the following:

                                          1999   2000    2001
                                         ------ ------ -------
United States........................... $140.0 $210.7 $(148.5)
Foreign.................................    1.9    1.9     3.7
                                         ------ ------ -------
   Total................................ $141.9 $212.6 $(144.8)
                                         ====== ====== =======

   Significant components of the Company's deferred tax assets and liabilities at December 31, 2000 and 2001 are as follows:

                                                               2000     2001
                                                             -------  --------
Deferred tax assets:
   Net operating loss and tax credit carryforwards.......... $ 420.4  $  514.1
   Postretirement reserves..................................   571.6     588.0
   Pension reserves.........................................      --      78.5
   Other reserves...........................................   124.0     104.4
   Valuation reserve........................................  (139.5)   (157.7)
                                                             -------  --------
       Total deferred assets................................   976.5   1,127.3
                                                             -------  --------
Deferred tax liabilities:
   Depreciable assets.......................................  (573.3)   (613.9)
   Inventories..............................................   (27.8)    (43.3)
   Pension assets...........................................   (78.5)       --
                                                             -------  --------
       Total deferred liabilities...........................  (679.6)   (657.2)
                                                             -------  --------
       Net asset............................................ $ 296.9  $  470.1
                                                             =======  ========

   Temporary differences represent the cumulative taxable or deductible amounts recorded in the consolidated financial statements in different years than recognized in the tax returns. The postretirement benefit difference includes amounts expensed in the consolidated financial statements for healthcare, life insurance and other postretirement benefits, which become deductible in the tax return upon payment or funding in qualified trusts. Other temporary differences represent principally various expenses accrued for financial reporting purposes which are not deductible for tax reporting purposes until paid. The depreciable assets temporary difference represents generally tax depreciation in excess of financial statement depreciation. The inventory difference relates primarily to differences in the LIFO reserve, reduced by tax overhead capitalized in excess of book amounts.

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


   At December 31, 2001, the Company had regular tax net operating loss carryforwards for federal tax purposes expiring as follows:

                                                          Net
                                                     Operating Loss
            Year Expiring                             Carryforward
            -------------                            --------------
            2003....................................    $    9.1
            2004....................................       129.4
            2005....................................       244.6
            2006....................................       199.2
            2007....................................       139.8
            2008....................................        33.3
            2009....................................        44.4
            2010....................................        35.1
            2019....................................        57.6
            2020....................................        38.1
            2021....................................       219.1
                                                        --------
               Total................................    $1,149.7
                                                        ========

   At December 31, 2001 the Company had Alternative Minimum Tax ("AMT") net operating loss carryforwards of $717.7 which, unless utilized, will expire in the years 2002 through 2021. In addition, at December 31, 2001, the Company had unused AMT credit carryforwards of $70.5, which may be used to offset future regular income tax liabilities. These credits can be carried forward indefinitely.

   The Company records a valuation allowance to reduce its deferred tax assets to an amount that is more likely than not to be realized. In estimating levels of future taxable income, the Company has considered historical results of operations in recent years and would, if necessary, consider the implementation of prudent and feasible tax planning strategies to generate future taxable income. If future taxable income is less than the amount that has been assumed in determining the deferred tax asset, then an increase in the valuation reserve will be required, with a corresponding charge against income. On the other hand, if future taxable income exceeds the level that has been assumed in calculating the deferred tax asset, the valuation reserve could be reduced, with a corresponding credit to income. The Company's ability to utilize Armco's net operating loss, capital loss, and tax credit carryforwards as of the date of the merger will be limited by Section 382 of the Internal Revenue Code. The Company has recorded a valuation reserve for those carryforward amounts that are expected to expire prior to being used as a result of the limits imposed by
Section 382.

   Significant components of the provision (benefit) for income taxes are as follows:

                                                                1999   2000   2001
                                                               -----  -----  ------
Continuing operations:
   Current:
       Federal................................................ $ 2.3  $(9.7) $ (2.7)
       State..................................................   3.5   (4.9)    0.4
       Foreign................................................   0.7    0.9     1.5
   Deferred:
       Federal................................................  60.8   72.1   (51.7)
       State..................................................  (3.4)  20.2    (0.9)
       Foreign................................................    --     --    (0.2)
                                                               -----  -----  ------
          Total tax provision on continuing operations........  63.9   78.6   (53.6)
Discontinued operations.......................................    --   (0.9)   (0.7)
Extraordinary loss on early retirement of debt................  (8.7)    --      --
                                                               -----  -----  ------
          Total tax provision (benefit)....................... $55.2  $77.7  $(54.3)
                                                               =====  =====  ======

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


   The reconciliation of income tax on continuing operations computed at the U.S. federal statutory tax rates to actual income tax expense (benefit) is as follows:

                                                              1999   2000    2001
                                                             -----  ------  ------
Income (loss) at statutory rate............................. $49.0  $ 73.8  $(51.9)
State and foreign tax provisions............................   0.8    16.2     0.8
Reduction in deferred tax asset valuation reserve...........  (0.2)  (84.7)    2.2
Expired net operating and capital loss carryovers...........    --    73.9      --
Non-deductible severance and merger expenses................  14.5      --      --
Other permanent differences.................................  (0.2)   (0.6)   (4.7)
                                                             -----  ------  ------
   Total tax provision (benefit) on continuing operations... $63.9  $ 78.6  $(53.6)
                                                             =====  ======  ======

   The Company and the Internal Revenue Service have concluded the examinations of federal income tax returns filed for the years 1994 through 1998. The Company's 1999 and 2000 returns are currently under examination. In addition, in the normal course of business, the state and local tax returns of the Company and its subsidiaries are routinely subjected to examination by various taxing jurisdictions. However, the Company believes that the outcomes of these examinations will not have any material adverse impact on the Company's financial position, results of operations or cash flows.

   The statute of limitations has lapsed with respect to Armco's federal income tax returns for 1997 and prior years, and as a result these returns are closed to assessments of additional tax. However, the NOL carryforwards from these years remain open to adjustment. Armco was in a cumulative NOL carryforward position from 1983 through the date of the merger with the Company in September 1999. In addition, at the time of the merger, Armco had loss carryforwards that were substantially in excess of the amounts that are expected to be used each year after the merger, because of the limits on the loss utilization imposed by
Section 382. Consequently, the Company believes that any IRS audit adjustments to the loss carryforwards would not be sufficient to reduce the carryovers below the amounts for which a deferred tax benefit has been provided.

6.  Long-Term Debt and Other Financing

   At December 31, 2000 and 2001, the Company's long-term debt balances were as follows:

                                                                        2000      2001
                                                                      --------  --------
Senior Secured Notes Due 2004 (interest rates of 8.48% to 9.05%)..... $  250.0  $  187.5
9 1/8% Senior Notes Due 2006.........................................    550.0     550.0
9% Senior Notes Due 2007.............................................    117.4     117.4
8 7/8% Senior Notes Due 2008.........................................     33.5      33.5
7 7/8% Senior Notes Due 2009.........................................    450.0     450.0
Tax Exempt Financing Due 2008 through 2029 (variable rates of 1.3% to
  5.1% in 2001)......................................................     50.9      50.2
Other, including unamortized discount................................     (1.0)     13.9
                                                                      --------  --------
   Total debt........................................................  1,450.8   1,402.5
Less: current maturities.............................................     63.2      78.0
                                                                      --------  --------
   Total long-term debt.............................................. $1,387.6  $1,324.5
                                                                      ========  ========

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)

   At December 31, 2001, the maturities of long-term debt are as follows:

2002.................................... $   78.0
2003....................................     62.5
2004....................................     62.5
2005....................................       --
2006....................................    550.0
2007 and thereafter.....................    649.5
                                         --------
   Total................................ $1,402.5
                                         ========

   The proceeds of the Senior Secured Notes Due 2004 were used for the construction of the Rockport Works and the notes are collateralized by Rockport's hot-dip galvanizing and galvannealing line and its continuous cold mill. In addition, at December 31, 2000 and 2001, $1.5 and $15.5, respectively, of long-term debt, including current maturities, represents financing used to construct certain other fixed assets, which are pledged as collateral.

   On January 14, 1999, Armco redeemed the entire $111.0 outstanding principal amount of its 9 3/8% Senior Notes Due 2000 at a price of 101.75% of their principal amount. The redemption resulted in an extraordinary loss of $2.8 ($1.7 after taxes, or $0.02 per share).

   On February 10, 1999, AK Steel issued $450.0 principal amount of 7 7/8% Senior Notes Due 2009 at 99.623% of their principal amount. On April 1, 1999, AK Steel used $338.1 of the net proceeds from the sale of these notes to finance the redemption of its 10 3/4% Senior Notes Due 2004 at a price of 104.031% of their principal amount. The redemption resulted in an extraordinary loss of $19.3 ($11.7 after taxes, or $0.11 per share).

   At December 31, 2001, the Company had $198.4 of availability under its $300.0 accounts receivable purchase credit facility, which expires September 30, 2004, net of $101.6 used for letters of credit.

7.  Operating Leases

   Rental expense in income (loss) from continuing operations was $24.4, $25.0 and $19.2 for 1999, 2000 and 2001, respectively.

   At December 31, 2002, obligations to make future minimum lease payments were as follows:

                                   2002 $1.7
                                   2003  1.4
                                   2004  1.0
                                   2005  0.6
                                   2006  0.5

8.  Pension and Other Postretirement Benefit Plans

   The Company provides noncontributory pension benefits to most employees and provides various healthcare and life insurance benefits to most retirees. While the major pension plans are not fully funded, the Company would not be obligated to make minimum funding contributions until at least 2003. Although most

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)

retiree health and life insurance benefits are funded as claims are paid, the Company has established a healthcare trust as a means of prefunding a portion of these benefits.

                                                              Pension Benefits      Other Benefits
                                                             ------------------  --------------------
                                                               2000      2001       2000       2001
                                                             --------  --------  ---------  ---------
Change in benefit obligations:
   Benefit obligations at beginning of year................. $3,229.8  $3,136.7  $ 1,412.0  $ 1,476.5
   Service cost.............................................     33.9      33.3        8.3        8.7
   Interest cost............................................    239.7     239.2      105.2      113.6
   Plan participants' contributions.........................       --        --       13.4       15.4
   Actuarial loss/(gain)....................................    (72.0)    244.1       58.7      192.4
   Amendments...............................................     22.8      11.9        0.4         --
   Benefits paid............................................   (317.5)   (323.8)    (121.5)    (134.2)
                                                             --------  --------  ---------  ---------
   Benefit obligations at end of year....................... $3,136.7  $3,341.4  $ 1,476.5  $ 1,672.4
                                                             ========  ========  =========  =========
Change in plan assets:
   Fair value of plan assets at beginning of year........... $3,521.5  $3,472.4  $   167.9  $   161.6
   Actual return on plan assets.............................    261.1    (212.8)      11.8       (8.3)
   Employer contributions...................................      7.3       5.9       90.0       70.1
   Plan participants' contributions.........................       --        --       13.4       15.4
   Benefits paid............................................   (317.5)   (323.8)    (121.5)    (134.2)
                                                             --------  --------  ---------  ---------
   Fair value of plan assets at end of year................. $3,472.4  $2,941.7  $   161.6  $   104.6
                                                             ========  ========  =========  =========
Funded status............................................... $  335.7  $ (399.7) $(1,314.9) $(1,567.8)
Unrecognized net actuarial loss/(gain)......................   (280.9)    331.5      (52.4)     166.5
Unrecognized prior service cost.............................    114.4     113.7      (87.0)     (72.7)
Unrecognized initial net benefit obligation.................      8.2       1.9         --         --
                                                             --------  --------  ---------  ---------
Net amount recognized....................................... $  177.4  $   47.4  $(1,454.3) $(1,474.0)
                                                             ========  ========  =========  =========
Amounts recognized in the consolidated balance sheets
  consist of:
   Prepaid benefit cost..................................... $  206.5  $    1.4  $      --  $      --
   Accrued benefit liability................................    (32.5)   (334.4)  (1,454.3)  (1,474.0)
   Intangible asset.........................................      2.2     108.2         --         --
   Accumulated other comprehensive income...................      1.2     272.2         --         --
                                                             --------  --------  ---------  ---------
   Net amount recognized.................................... $  177.4  $   47.4  $(1,454.3) $(1,474.0)
                                                             ========  ========  =========  =========

   Weighted average assumptions at year end for the consolidated Company are as follows:

                                                    Pension Benefits    Other Benefits
                                                   -----------------  -----------------
                                                   1999   2000  2001  1999   2000  2001
                                                   ----  -----  ----  ----  -----  ----
Discount rate..................................... 7.75%  8.00% 7.25% 7.75%  8.00% 7.25%
Expected return on plan assets.................... 9.50% 10.00% 9.25% 9.50% 10.00% 9.25%
Rate of compensation increase..................... 4.00%  4.00% 4.00% 4.00%  4.00% 4.00%

   For measurement purposes, healthcare costs are assumed to increase 8% during 2002, and thereafter this rate decreases 1% per year until reaching the ultimate trend rate of 4.25% in 2006.

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


   The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for pension plans with an accumulated benefit obligation in excess of plan assets were $42.1, $28.4 and $1.6, respectively, for 2000, and $3,331.4, $3,262.8 and $2,931.5, respectively for 2001.

   The components of net periodic benefit costs for the years 1999, 2000 and 2001 are as follows:

                                                                  Pension Benefits          Other Benefits
                                                             -------------------------  ----------------------
                                                               1999     2000     2001    1999    2000    2001
                                                             -------  -------  -------  ------  ------  ------
Components of net periodic benefit cost:
   Service cost............................................. $  35.9  $  33.9  $  33.3  $  9.5  $  8.3  $  8.7
   Interest cost............................................   228.8    239.7    239.2    96.7   105.2   113.6
   Expected return on plan assets...........................  (299.0)  (321.2)  (332.8)  (14.3)  (14.0)  (12.7)
   Amortization of prior service cost.......................     8.8     12.9     14.3   (14.4)  (14.3)  (14.4)
   Recognized net actuarial loss/(gain)
       Annual amortization..................................     3.2    (20.4)   (18.3)   (3.4)   (7.7)   (3.7)
       Pension charge.......................................      --       --    194.0      --      --      --
Settlement curtailment loss/(gain)..........................    13.8      1.1       --    (0.7)     --      --
Amortization of unrecognized initial net obligation.........     6.4      6.3      6.3      --      --      --
                                                             -------  -------  -------  ------  ------  ------
Net periodic benefit cost (income).......................... $  (2.1) $ (47.7) $ 136.0  $ 73.4  $ 77.5  $ 91.5
                                                             =======  =======  =======  ======  ======  ======

   The fourth quarter pension charge was recorded to recognize a net actuarial loss outside the 10% corridor under the Company's accounting for pensions and other postretirement benefits as described in Note 1.

   Assumed healthcare cost trend rates have a significant effect on the amounts reported for healthcare plans. A one-percentage-point change in the assumed healthcare cost trend rates would have the following effects:

                                                             One-Percentage-Point
                                                             -------------------
                                                             Increase   Decrease
                                                             --------   --------
Effect on total service cost and interest cost components...  $ 12.2    $ (10.9)
Effect on postretirement benefit obligation.................   139.7     (124.9)

   In addition to defined benefit pension plans, most employees are eligible to participate in various defined contribution plans. Total expense related to these plans was $11.5 in 1999, $12.6 in 2000 and $2.2 in 2001. The 2001 expense was significantly lower because no variable matching contribution was payable to non-represented employees for the year.

9.  Segment Information

   The Company's Steel Operations currently consist of steel production and finishing plants in Butler, Pennsylvania; Ashland, Kentucky; Coshocton, Mansfield, Middletown, and Zanesville, Ohio; and Rockport, Indiana that produce flat-rolled steels, including premium quality coated, cold-rolled and hot-rolled carbon steel, and specialty stainless and electrical steels produced in slab, hot band, sheet and strip form. Steel products are primarily for sale to the domestic automotive, appliance, industrial machinery and equipment, and construction markets. Steel Operations also include European trading companies that buy and sell steel and manufactured steel products and a Walbridge, Ohio manufacturer and distributor that further finishes flat rolled steel into welded steel tubing used primarily in the automotive, large truck and construction markets. At the beginning of 2000, a redundant galvanizing line in Dover, Ohio was shut down (Note 10).

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


   The Company's Snow and Ice Control Products segment consists of Douglas Dynamics, L.L.C., the largest North American manufacturer of snowplows, and salt and sand spreaders for four-wheel drive light trucks.

   In addition, the Company owns and operates an industrial park on the Houston, Texas ship channel, which is reported in Other Operations, below.

   On December 18, 2001, the Company announced that it had signed a letter of intent to sell the assets of the Sawhill Tubular Division to John Maneely Company. The sale was completed on April 19, 2002. In accordance with Statement No. 144, which the Company adopted on January 1, 2002, Sawhill Tubular's results were reclassified to discontinued operations, and its assets subject to the sale were grouped into assets held for sale in the financial presentation below.

   Accounting policies for the segments are the same as those described in the summary of significant accounting policies in Note 1. Management evaluates the performance of these segments based on their operating profit. All corporate expenses and assets are included in the Steel Operations segment. Information regarding the Company's operating segments is as follows:

                                    1999     2000     2001
                                  -------- -------- --------
Net Sales:
   Steel Operations.............. $4,054.8 $4,276.8 $3,681.7
   Snow and Ice Control Products.    119.2    112.8    138.8
   Other Operations..............     10.8     14.1     12.9
                                  -------- -------- --------
       Total..................... $4,184.8 $4,403.7 $3,833.4
                                  ======== ======== ========
Operating Profit (Loss):
   Steel Operations.............. $  201.7 $  300.7 $  (66.7)
   Snow and Ice Control Products.     36.1     30.5     41.0
   Other Operations..............      7.0      9.6      7.9
                                  -------- -------- --------
       Total..................... $  244.8 $  340.8 $  (17.8)
                                  ======== ======== ========
Depreciation:
   Steel Operations.............. $  202.7 $  223.8 $  222.1
   Snow and Ice Control Products.      2.9      2.7      2.9
   Other Operations..............      0.5      0.8      0.8
                                  -------- -------- --------
       Total..................... $  206.1 $  227.3 $  225.8
                                  ======== ======== ========
Capital Investments:
   Steel Operations.............. $  314.5 $  127.2 $  101.8
   Snow and Ice Control Products.      7.5      5.0      3.0
   Other Operations..............     12.1      3.6      3.2
                                  -------- -------- --------
       Total..................... $  334.1 $  135.8 $  108.0
                                  ======== ======== ========
Total Assets:
   Steel Operations.............. $5,042.1 $5,044.0 $5,039.5
   Snow and Ice Control Products.     72.6     71.0     74.5
   Assets held for sale..........     88.9    103.5     85.0
   Other Operations..............     23.5     21.3     26.8
                                  -------- -------- --------
       Total..................... $5,227.1 $5,239.8 $5,225.8
                                  ======== ======== ========

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


   As a result of continued growth in the Snow and Ice Control Products business, its operations were reclassified from Other Operations in 2001. AK Tube L.L.C., acquired in 2001, was reclassified from Other Operations to Steel Operations to recognize its role as a vertically integrated steel processor. All prior periods were restated to reflect these changes.

   Steel Operations net sales to General Motors Corporation, the Company's largest customer, accounted for approximately 15%, 15% and 18% of the segment's net sales in 1999, 2000 and 2001, respectively. No other customer accounted for more than 10% of segment net sales for any of these years.

   Steel Operations net sales to customers located outside the United States totaled $263.1, $332.0 and $407.1 for 1999, 2000 and 2001, respectively.

   Steel Operations operating profit (loss) in 1999 includes $99.7 of special charges and in 2001 includes $49.9 in an unusual gain and $192.2 of the fourth quarter pension charge (Note 10). Steel Operations operating profit (loss) also includes income (loss) from equity companies of $2.1, $(1.4) and $0.8 for 1999, 2000 and 2001, respectively.

10.  Special Charges and Unusual Items

   In 1999, the Company recognized $99.7 in special charges for costs related to the merger with Armco, including $28.5 of expenses incurred for banking, legal, accounting and other transaction fees, $51.1 for employee severance and certain required payments under the change-of-control provisions contained in Armco's employee benefit plans and $20.1 for the closure of a redundant facility. Approximately $54.0 of the $99.7 required the outlay of cash in 1999, with additional cash payments of approximately $7.0 made in 2000 and $0.5 made in 2001. With the exception of certain employee benefits and environmental expenditures that will be funded over a long period of time, the remainder of the special charges do not require the outlay of cash.

   The charge for closure of the redundant facility relates to the shutdown of the carbon steel galvanizing plant in Dover, Ohio. The plant ceased production on December 17, 1999. The announced closure, effective January 29, 2000, resulted in the termination of 120 employees, the majority of which were represented hourly production workers. The following provides details of that portion of the special charge relating to the closure:

                     Asset impairments.............. $ 7.7
                     Benefit plan curtailment losses   9.7
                     Termination benefits...........   1.0
                     Environmental liabilities......   1.0
                     Other expenditures.............   0.7
                                                     -----
                        Total....................... $20.1
                                                     =====

   In the fourth quarter of 2001, the Company's primary health insurance provider converted from a mutual insurance company to a corporation, issuing shares of its common stock to certain of its long-time policyholders. As a major policyholder, AK Steel received shares of common stock, recording a benefit of $49.9. This benefit is net of a liability established for the portion of the proceeds deemed to be healthcare plan assets.

   As more fully explained in Note 1 in the paragraph entitled Pension and Other Postretirement Benefits Accounting, under its method of accounting for pension and other postretirement benefit plans, the Company recognized, as a fourth quarter 2001 unusual item, a non-cash pension charge of $192.2. An additional $1.8 pension charge related to Sawhill Tubular, a discontinued operation.

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


11.  Commitments

   The principal raw materials required for AK Steel's steel manufacturing operations are carbon and stainless steel scrap, iron ore, coal, electricity, natural gas, oxygen, chrome, nickel, silicon, molybdenum, zinc, limestone and other commodity materials. In addition, AK Steel purchases carbon steel slabs from other steel producers to supplement the production from its own steelmaking facilities. Purchases of coal, iron ore and limestone, as well as transportation services, are made at negotiated prices under annual and multi-year agreements. Most purchases of carbon steel slabs, carbon and stainless steel scrap, natural gas and other raw materials are made at prevailing market prices, which are subject to fluctuation in accordance with supply and demand. AK Steel believes that adequate sources of supply exist for all of its energy and raw material requirements.

   The Company has entered into derivative transactions to hedge the price of natural gas and certain raw materials. As of December 31, 2001, current and noncurrent liabilities on the consolidated balance sheets include $33.8 and $6.0, respectively, for the fair value of these derivatives. The effect on cash of settling these liabilities is expected to be offset by lower prices paid for the related commodities.

   At December 31, 2001, commitments for future capital investments totaled approximately $46.7, all of which will be funded in 2002.

12.  Legal, Environmental Matters and Contingencies

   Domestic steel producers, including the Company, are subject to stringent federal, state and local laws and regulations relating to the protection of human health and the environment.

   The Company has expended the following for environmental-related capital investments and environmental compliance:

                                                   1999  2000  2001
                                                   ----- ----- -----
Environmental related capital investments......... $ 7.1 $10.1 $18.8
Environmental compliance costs....................  85.9  93.5  99.5

   In addition to the items discussed below, the Company is involved in routine litigation, environmental proceedings, and claims pending with respect to matters arising out of the normal conduct of the business. Except to the limited extent noted below with respect to the claims in the Federal Action, management believes that the ultimate disposition of the following proceedings will not have, individually or in the aggregate, a material adverse effect on the Company's consolidated financial condition, results of operations or cash flows.

   AK Steel and its predecessors have been conducting steel manufacturing and related operations for more than 100 years. Although their operating practices are believed to have been consistent with prevailing industry standards during this time, hazardous materials may have been released in the past at one or more operating sites, including sites that are no longer owned by AK Steel. Potential remediation expenditures have been estimated for those sites where future remediation efforts are probable based on identified conditions, regulatory requirements or contractual obligations arising from the sale of a business.

   Pursuant to the Resource Conservation and Recovery Act ("RCRA"), which governs the treatment, handling and disposal of hazardous waste, the United States Environmental Protection Agency ("EPA") and authorized state environmental agencies may conduct inspections of RCRA regulated facilities to identify areas where there

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)

have been releases of hazardous waste or hazardous constituents into the environment and may order the facilities to take corrective action to remediate such releases. The Company's major steelmaking facilities are subject to RCRA inspections by environmental regulators. While the Company cannot predict the future actions of these regulators, the potential exists for required corrective action at these facilities.

   Under authority conferred by the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the EPA and state environmental authorities have conducted site investigations at certain of AK Steel's facilities, portions of which previously had been used for disposal of materials that are currently subject to regulation. While the results of these investigations are still pending, AK Steel could be directed to expend funds for remedial activities at the former disposal areas. Because of the uncertain status of these investigations, however, management cannot predict whether or when such expenditures might be required or their magnitude.

   On July 27, 2001, AK Steel received a Special Notice Letter from the EPA requesting that AK Steel agree to conduct a Remedial Investigation/Feasibility Study ("RI/FS") and enter into an administrative order on consent pursuant to
Section 122 of CERCLA regarding the former Hamilton Plant of Armco located in New Miami, Ohio. The Hamilton Plant is no longer an operating steel mill, having ceased operations in 1990, and all of its former structures have been demolished and removed. While AK Steel does not believe that a site-wide RI/FS is necessary or appropriate at this time, AK Steel has offered to negotiate with the EPA concerning the specific terms and conditions under which it would conduct such a study. If an agreement with the EPA cannot be reached on the specific terms and conditions of the proposed RI/FS, AK Steel intends to contest this matter vigorously.

   Federal regulations promulgated pursuant to the Clean Water Act impose categorical pretreatment limits on the concentrations of various constituents in coke plant wastewater prior to discharge into publicly owned treatment works ("POTW"). Due to concentrations of ammonia and phenol in excess of these limits in wastewater from the Middletown Works, AK Steel, through the Middletown POTW, petitioned the EPA for "removal credits," a type of compliance exemption, based on the Middletown POTW's satisfactory treatment of the wastewater for ammonia and phenol. The EPA declined to review the petition on the grounds that it had not yet promulgated new sludge management rules. AK Steel thereupon sought and obtained from the United States District Court for the Southern District of Ohio an injunction prohibiting the EPA from instituting enforcement action against AK Steel for noncompliance with the pretreatment limitations, pending the EPA's promulgation of the applicable sludge management regulations. Management is unable to predict the outcome of this matter. However, if the EPA eventually refuses to grant the petition for removal credits, AK Steel could incur additional costs to construct pretreatment facilities at the Middletown Works.

   On February 27, 1995, the Ohio Environmental Protection Agency ("OEPA") issued a Notice of Violation with respect to the Zanesville Works alleging noncompliance with both a 1993 order and various state regulations regarding hazardous waste management. AK Steel is continuing to work with the OEPA and the Ohio Attorney General's Office to achieve final resolution of this matter. In addition, AK Steel is negotiating with the EPA for an order concerning these same waste management issues.

   On June 29, 2000, the United States filed a complaint on behalf of the EPA against AK Steel in the U. S. District Court for the Southern District of Ohio (the "Federal Action") for alleged violations of the Clean Air Act, the Clean Water Act and the RCRA. On the same date, AK Steel filed a Verified Complaint for Declaratory and Injunctive Relief in the Court of Common Pleas for Butler County, Ohio (the "State Action") against the State of Ohio and the OEPA seeking a declaration that, among other things, (a) AK Steel is in compliance with its operating permits for the blast furnace and basic oxygen furnaces at its Middletown Works, which would

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)

preclude the State of Ohio and the OEPA from taking any action to order or enforce obligations on AK Steel with respect to those facilities, and (b) that any emissions from the Middletown Works do not cause, or otherwise contribute to, a public nuisance. On June 30, 2000, the State of Ohio moved to intervene in the Federal Action. On March 29, 2001, the U.S. District Court ruled that the State of Ohio could conditionally intervene in the Federal Action. Subsequently, Ohio filed a conditional complaint, which included various environmental claims, including seven air pollution claims. On May 9, 2001, AK Steel moved to dismiss all of Ohio's claims in the Federal Action. On July 27, 2001, the Court of Common Pleas in the State Action declared null and void two Notices of Violation issued by the OEPA upon which certain of the air pollution claims of the EPA and Ohio in the Federal Action were predicated. Subsequently, the court held that that effectively concludes the State Action. AK Steel has appealed that holding to the 12/th/ District Court of Appeals in Butler County, Ohio. On October 17, 2001, the OEPA issued a similar new Notice of Violation, but moved to amend its conditional complaint in the Federal Action to withdraw four of its air pollution claims, which were predicated on the two original Notices of Violation that were declared null and void. On September 27, 2001, the U.S. District Court dismissed with prejudice the EPA's air pollution claim, which had been predicated on the two voided Notices of Violation letters. In addition, on December 19, 2001, the U.S. District Court stayed the remaining three air pollution claims of the OEPA in the Federal Action pending resolution of a related administrative appeal to the Ohio Environmental Review Appeals Commission addressing the newly issued OEPA Notice of Violation. AK Steel's motion to dismiss the OEPA claims not yet dismissed in the Federal Action remains pending. No trial date has yet been set in the Federal Action. AK Steel is vigorously contesting all of the remaining claims. If OEPA and/or the EPA are completely successful in obtaining the relief they seek in the Federal Action with respect to their air pollution claims, it could result in significant penalties and require a substantial capital investment to install interim pollution control equipment on the blast furnace and basic oxygen furnaces at the Middletown Works under current federal pollution control regulations before certain proposed new federal regulations are made final. Once those proposed new federal regulations become final, AK Steel could be required to make another substantial capital investment to replace the interim pollution control equipment. Under those circumstances, the Company may conclude that it is more cost-effective to purchase slabs than to make them at the Middletown Works and may elect to shut down the hot end facilities of the Middletown Works. If the EPA and OEPA are completely successful in obtaining the relief they seek in the Federal Action with respect to their water and/or RCRA claims, it could result in substantial penalties and an order requiring AK Steel to investigate and remediate alleged polychlorinated biphenyl and polycyclic aromatic hydrocarbon contamination in Monroe Ditch and Dick's Creek, which are located on and adjacent to the Middletown Works. At this time, the Company is unable to estimate the cost of an adverse outcome related to the air pollution, water pollution or RCRA claims or the potential cost of a shutdown of the hot end of the Middletown Works.

   On September 30, 1998, Armco received an order from the EPA under Section 3013 of RCRA requiring it to develop a plan for investigation of eight areas of the Mansfield Works that allegedly could be sources of contamination. A site investigation began in November 2000 and is continuing.

   On June 27, 2000, the EPA issued an Emergency Order pursuant to the Safe Drinking Water Act to AK Steel's Butler Works located in Butler, Pennsylvania concerning discharge of nitrate/nitrite compounds to the Connoquenessing Creek, an occasional water source for the Borough of Zelienople. On March 2, 2001, AK Steel entered in an agreed administrative order with the EPA calling for, among other things, a decrease in the levels of nitrates and nitrites in the treated water discharged to waters of the Commonwealth of Pennsylvania by AK Steel's Butler Works and for the provision of emergency drinking water for Zelienople during certain times when it must draw drinking water from the Connoquenessing Creek. AK Steel has taken and is continuing to take the measures necessary to comply with that order.

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


   On July 13, 2001, Orinoco Iron, C.A. ("Orinoco") filed an action against AK Steel in the United States District Court for the Southern District of Ohio, Case No. C-1-01-461. Orinoco and AK Steel are parties to a contract whereby Orinoco supplies AK Steel with a form of iron ore referred to as hot briquetted iron ("HBI"). Orinoco asserts claims for breach of contract, repudiation of contract and breach of a covenant of good faith and fair dealing with respect to that HBI supply contract and is seeking damages in excess of $60.0. AK Steel has filed a response to the Complaint in which it denies Orinoco's claims and asks the court to reform the HBI supply contract to reflect the original intent of the parties that the price paid by AK Steel under that contract would more closely track the world price for HBI. Discovery is underway. Trial is tentatively scheduled for April 2003. AK Steel intends to contest Orinoco's claims vigorously.

   In April 2000, a class action was filed in the United States District Court for the Southern District of Ohio by Bernard Fidel and others against AK Steel Holding Corporation and certain of its directors and officers, alleging material misstatements and omissions in the Company's public disclosure about its business and operations. The defendants are vigorously defending this action. AK Steel has filed a motion to dismiss the action, which currently is pending. Discovery is stayed pending resolution of the motion to dismiss. No trial date has been scheduled.

   A number of lawsuits alleging asbestos exposure are pending and continue to be filed against AK Steel. The majority of these lawsuits have been filed in Texas and relate to the former Houston Works facility. Such cases typically involve a large number of plaintiffs claiming against a large number of defendants. AK Steel is normally named as a defendant by a small percentage of the plaintiffs who typically were frequenters (independent contractors, delivery personnel, etc.) claiming that they were exposed to asbestos while they were on the premises. AK Steel is actively and vigorously defending these cases.

   On January 2, 2002, John D. West, a former employee, filed a purported class action in the United States District Court for the Southern District of Ohio against the AK Steel Corporation Retirement Accumulation Pension Plan (the "AK RAPP") and the AK Steel Corporation Benefit Plans Administrative Committee (the "AK BPAC") claiming that the method used under the AK RAPP to determine lump sum distributions is improper and that, as a result, the benefits previously paid to plaintiff and putative class members from the AK RAPP were understated in violation of the Employment Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986. The AK RAPP is the cash balance plan component of the AK Steel Noncontributory Pension Plan (the "AK NCPP"). The AK NCPP provides that the Company will indemnify members of AK BPAC from any liability and expense incurred by reason of serving as a member of AK BPAC. Because the action was only recently filed, the defendants have not yet responded to the Complaint and no discovery has yet commenced. The defendants intend to contest this matter vigorously.

   At December 31, 2001, the Company had recorded $12.3 in current accrued liabilities and $36.7 in noncurrent other liabilities on its consolidated balance sheets for estimated probable costs relating to environmental matters.

13.  Discontinued Operations

   On December 18, 2001, the Company announced that it had signed a letter of intent to sell the assets of Sawhill Tubular, a division formerly reported in Other Operations in the segment presentation. On April 19, 2002, the Company completed the sale of Sawhill Tubular. In accordance with Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which the Company adopted on January 1, 2002, the results of Sawhill Tubular have been reclassified to discontinued operations on the consolidated statements of

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)

income. The assets disposed of in the sale transaction have been reclassified to current and noncurrent assets held for sale on the consolidated balance sheets. There were no material liabilities transferred in the sale transaction. Sawhill Tubular's net sales for 1999, 2000 and 2001, were $183.5, $207.8 and $160.7, respectively. Its pretax income (loss) for the same years were zero, $(2.5) and $1.9, respectively.

   Certain of Armco's former businesses included operations in foreign countries. At the time of their sale or closure, some of these operations had unresolved tax issues in those countries. Following consultation with local country advisors in 1999, Armco determined that it had resolved most of these issues and reversed a majority of the related reserves, recognizing income of $7.5, or $0.07 per share, in discontinued operations.

14.  Consolidated Quarterly Sales and Earnings (Unaudited)

   Earnings per share for each quarter and the year are calculated individually and may not add to the total for the year.

                                                     2000
                               -----------------------------------------------
                                 First   Second     Third    Fourth
                                Quarter  Quarter   Quarter   Quarter    Year
                               --------  -------- --------  --------  --------
Net sales..................... $1,105.7  $1,194.6 $1,091.2  $1,012.2  $4,403.7
Operating profit..............     76.9     115.5     99.1      49.3     340.8
Net income....................     26.5      49.1     41.3      15.5     132.4
   Basic earnings per share...     0.24      0.44     0.38      0.14      1.20
   Diluted earnings per share.     0.24      0.44     0.38      0.14      1.20

                                                     2001
                               -----------------------------------------------
                                 First   Second     Third    Fourth
                                Quarter  Quarter   Quarter   Quarter    Year
                               --------  -------- --------  --------  --------
Net sales..................... $  955.8  $  984.2 $  960.7  $  932.7  $3,833.4
Operating profit (loss).......     12.0      36.4     23.4     (89.6)    (17.8)
Net income (loss).............    (12.8)      2.7     (5.9)    (76.4)    (92.4)
   Basic earnings per share...    (0.12)     0.02    (0.06)    (0.71)    (0.87)
   Diluted earnings per share.    (0.12)     0.02    (0.06)    (0.71)    (0.87)

   Included in the net loss for the fourth quarter and full year of 2001 was a pension charge of $194.0 ($122.2 net of tax) and a benefit of $49.9 ($31.4 net of tax) for the shares received in the insurance provider's demutualization (Note 10).

15.  Supplemental Guarantor Information

   AK Holding and Douglas Dynamics, L.L.C. (the "Guarantor Subsidiary") fully and unconditionally, joint and severally guarantee the interest, principal and premium, if any, payments of AK Steel's 9% Senior Notes Due 2007, 8 7/8% Senior Notes Due 2008, 7 7/8% Senior Notes Due 2009 and 7 3/4% Senior Notes Due 2012. The Company has determined that full financial statements and other disclosures concerning AK Holding and the Guarantor Subsidiary would not be material to investors and such financial statements are not presented. Because AK Holding has no operations that are independent of AK Steel, AK Holding's results are combined with AK Steel. The following supplemental condensed consolidating financial statements present information about AK Steel, the Guarantor Subsidiary and the Other Subsidiaries. The Other Subsidiaries do not guarantee the above notes.

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


                             STATEMENTS OF INCOME

                     For the Year Ended December 31, 1999

                                                  Guarantor     Other                  Consolidated
                                         AK Steel Subsidiary Subsidiaries Eliminations   Company
                                         -------- ---------- ------------ ------------ ------------
Net sales............................... $4,033.9   $119.2      $90.3        $(58.6)     $4,184.8
Cost of products sold...................  3,254.5     58.0       34.2         (12.4)      3,334.3
Selling and administrative expenses.....    281.0     22.2        7.3         (10.6)        299.9
Depreciation............................    203.2      2.9         --            --         206.1
Special charges.........................     99.7       --         --            --          99.7
                                         --------   ------      -----        ------      --------
   Total operating costs................  3,838.4     83.1       41.5         (23.0)      3,940.0
Operating profit (loss).................    195.5     36.1       48.8         (35.6)        244.8
Interest expense........................    123.3       --       26.7         (26.3)        123.7
Other income............................     12.7       --       (0.6)          8.7          20.8
                                         --------   ------      -----        ------      --------
Income (loss) before income taxes.......     84.9     36.1       21.5          (0.6)        141.9
Income tax provision (benefit)..........     62.9      0.4        0.6            --          63.9
Minority interest.......................      6.7       --         --            --           6.7
                                         --------   ------      -----        ------      --------
Income (loss) from continuing operations     15.3     35.7       20.9          (0.6)         71.3
Income from discontinued operations.....      7.5       --         --            --           7.5
Extraordinary loss on retirement of debt     13.4       --         --            --          13.4
                                         --------   ------      -----        ------      --------
Net income (loss)....................... $    9.4   $ 35.7      $20.9        $ (0.6)     $   65.4
                                         ========   ======      =====        ======      ========

                     For the Year Ended December 31, 2000

                                                   Guarantor     Other                  Consolidated
                                         AK Steel  Subsidiary Subsidiaries Eliminations   Company
                                         --------  ---------- ------------ ------------ ------------
Net sales............................... $4,269.0    $112.8      $232.8      $(210.9)     $4,403.7
Cost of products sold...................  3,503.6      59.0        40.1        (25.0)      3,577.7
Selling and administrative expenses.....    359.3      20.6         7.5       (129.5)        257.9
Depreciation............................    224.5       2.7         0.1           --         227.3
                                         --------    ------      ------      -------      --------
   Total operating costs................  4,087.4      82.3        47.7       (154.5)      4,062.9
Operating profit (loss).................    181.6      30.5       185.1        (56.4)        340.8
Interest expense........................    135.0        --        43.7        (42.6)        136.1
Other income............................    (11.3)       --         5.8         13.4           7.9
                                         --------    ------      ------      -------      --------
Income (loss) before income taxes.......     35.3      30.5       147.2         (0.4)        212.6
Income tax provision (benefit)..........     77.6       0.1         0.9           --          78.6
                                         --------    ------      ------      -------      --------
Income (loss) from continuing operations    (42.3)     30.4       146.3         (0.4)        134.0
Loss from discontinued operations.......      1.6        --          --           --           1.6
                                         --------    ------      ------      -------      --------
Net income (loss)....................... $  (43.9)   $ 30.4      $146.3      $  (0.4)     $  132.4
                                         ========    ======      ======      =======      ========

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


                             STATEMENTS OF INCOME

                     For the Year Ended December 31, 2001

                                                   Guarantor     Other                  Consolidated
                                         AK Steel  Subsidiary Subsidiaries Eliminations   Company
                                         --------  ---------- ------------ ------------ ------------
Net sales............................... $3,651.4    $138.8      $333.2      $(290.0)     $3,833.4
Cost of products sold...................  3,131.2      72.4        80.6        (58.7)      3,225.5
Selling and administrative expenses.....    414.6      22.5        12.7       (192.2)        257.6
Depreciation............................    221.8       2.9         1.1           --         225.8
Special charges--net....................    142.3        --          --           --         142.3
                                         --------    ------      ------      -------      --------
   Total operating costs................  3,909.9      97.8        94.4       (250.9)      3,851.2
Operating profit (loss).................   (258.5)     41.0       238.8        (39.1)        (17.8)
Interest expense........................    132.1        --        32.1        (31.1)        133.1
Other income............................    (20.3)      0.1        16.3         10.0           6.1
                                         --------    ------      ------      -------      --------
Income (loss) before income taxes.......   (410.9)     41.1       223.0          2.0        (144.8)
Income tax provision (benefit)..........    (56.0)      0.4         2.0           --         (53.6)
                                         --------    ------      ------      -------      --------
Income (loss) from continuing operations   (354.9)     40.7       221.0          2.0         (91.2)
Loss from discontinued operations.......      1.2        --          --           --           1.2
                                         --------    ------      ------      -------      --------
Net income (loss)....................... $ (356.1)   $ 40.7      $221.0      $   2.0      $  (92.4)
                                         ========    ======      ======      =======      ========

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)

                                BALANCE SHEETS

                               December 31, 2000

                                                    Guarantor     Other                  Consolidated
                                          AK Steel  Subsidiary Subsidiaries Eliminations   Company
                                         ---------  ---------- ------------ ------------ ------------

                                               ASSETS
Current Assets:
   Cash and cash equivalents............ $    80.1    $  1.4     $   5.3      $    --     $    86.8
   Accounts receivable..................      10.0      18.0       461.5           --         489.5
   Inventories (Note 3).................     768.7      15.8        14.8          2.5         801.8
   Deferred tax asset...................      54.7        --          --           --          54.7
   Current assets held for sale.........      74.9        --          --           --          74.9
   Other current assets.................      13.4       0.6         0.1           --          14.1
                                         ---------    ------     -------      -------     ---------
       Total Current Assets.............   1,001.8      35.8       481.7          2.5       1,521.8
                                         ---------    ------     -------      -------     ---------
Property, Plant and Equipment...........   4,575.8      43.7         0.8           --       4,620.3
   Less accumulated depreciation........  (1,745.4)    (17.2)       (0.6)          --      (1,763.2)
                                         ---------    ------     -------      -------     ---------
   Property, plant and equipment, net...   2,830.4      26.5         0.2           --       2,857.1
                                         ---------    ------     -------      -------     ---------

Other Assets:
   Investment in AFSG Holdings, Inc.....        --        --        85.6           --          85.6
   Intercompany accounts................     648.2     104.3      (468.5)      (284.0)           --
   Other investments....................      49.7        --        64.3           --         114.0
   Goodwill.............................     104.6       2.4         4.7           --         111.7
   Other intangible assets (Note 4).....       1.8       5.6          --           --           7.4
   Prepaid pension......................     206.5        --          --           --         206.5
   Deferred tax asset...................     246.7        --        (4.5)          --         242.2
   Noncurrent assets held for sale......      28.6        --          --           --          28.6
   Other assets.........................      64.0       0.7         0.2           --          64.9
                                         ---------    ------     -------      -------     ---------
       Total Assets..................... $ 5,182.3    $175.3     $ 163.7      $(281.5)    $ 5,239.8
                                         =========    ======     =======      =======     =========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable..................... $   488.5    $  3.8     $   6.0      $    --     $   498.3
   Accrued liabilities..................     254.7       6.0         1.5           --         262.2
   Current portion of long-term debt....      63.2        --          --           --          63.2
   Current portion of pension and OPEBs.      66.5       0.1          --           --          66.6
                                         ---------    ------     -------      -------     ---------
       Total Current Liabilities........     872.9       9.9         7.5           --         890.3
                                         ---------    ------     -------      -------     ---------
Noncurrent Liabilities:
   Long-term debt.......................   1,387.6        --          --           --       1,387.6
   Pension and OPEBs....................   1,416.2       4.0          --           --       1,420.2
   Other liabilities....................     217.4       3.3         1.7           --         222.4
                                         ---------    ------     -------      -------     ---------
       Total Noncurrent Liabilities.....   3,021.2       7.3         1.7           --       3,030.2
                                         ---------    ------     -------      -------     ---------
Total Liabilities.......................   3,894.1      17.2         9.2           --       3,920.5
                                         ---------    ------     -------      -------     ---------
Total Stockholders' Equity..............   1,288.2     158.1       154.5       (281.5)      1,319.3
                                         ---------    ------     -------      -------     ---------
Total Liabilities and Equity............ $ 5,182.3    $175.3     $ 163.7      $(281.5)    $ 5,239.8
                                         =========    ======     =======      =======     =========

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


                                BALANCE SHEETS

                               December 31, 2001

                                                    Guarantor     Other      Elim-   Consolidated
                                          AK Steel  Subsidiary Subsidiaries inations   Company
                                         ---------  ---------- ------------ -------- ------------

                                             ASSETS
Current Assets:
   Cash and cash equivalents............ $    97.2    $  0.1     $   3.7    $    --   $   101.0
   Accounts receivable..................      11.8      23.8       352.4         --       388.0
   Inventories (Note 3).................     844.4      15.9        41.4        2.9       904.6
   Deferred tax asset...................      76.6        --          --         --        76.6
   Current assets held for sale.........      60.6        --          --         --        60.6
   Other current assets.................      16.2       0.5         0.3         --        17.0
                                         ---------    ------     -------    -------   ---------
       Total Current Assets.............   1,106.8      40.3       397.8        2.9     1,547.8
                                         ---------    ------     -------    -------   ---------
Property, Plant and Equipment...........   4,665.3      46.3        31.3         --     4,742.9
   Less accumulated depreciation........  (1,953.3)    (19.7)       (1.6)        --    (1,974.6)
                                         ---------    ------     -------    -------   ---------
   Property, plant and equipment, net...   2,712.0      26.6        29.7         --     2,768.3
                                         ---------    ------     -------    -------   ---------

Other Assets:
   Investment in AFSG Holdings, Inc.....        --        --        55.6         --        55.6
   Intercompany accounts................     303.6     146.3      (167.0)    (282.9)         --
   Other investments....................     100.9        --        53.4         --       154.3
   Goodwill.............................     101.2       2.4         6.1         --       109.7
   Other intangible assets (Note 4).....     108.2       3.7          --         --       111.9
   Deferred tax asset...................     393.5        --          --         --       393.5
   Noncurrent assets held for sale......      24.4        --          --         --        24.4
   Other assets.........................      58.8       1.4         0.1         --        60.3
                                         ---------    ------     -------    -------   ---------
       Total Assets..................... $ 4,909.4    $220.7     $ 375.7    $(280.0)  $ 5,225.8
                                         =========    ======     =======    =======   =========

                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable..................... $   522.0    $  6.3     $   9.3    $    --   $   537.6
   Accrued liabilities..................     258.6       7.6         4.3         --       270.5
   Current portion of long-term debt....      63.3        --        14.7         --        78.0
   Current portion of pension and OPEBs.      68.2       0.1          --         --        68.3
                                         ---------    ------     -------    -------   ---------
       Total Current Liabilities........     912.1      14.0        28.3         --       954.4
                                         ---------    ------     -------    -------   ---------

Noncurrent Liabilities:
   Long-term debt.......................   1,324.5        --          --         --     1,324.5
   Pension and OPEBs....................   1,736.1       4.0          --         --     1,740.1
   Other liabilities....................     167.8       3.8         1.9         --       173.5
                                         ---------    ------     -------    -------   ---------
       Total Noncurrent Liabilities.....   3,228.4       7.8         1.9         --     3,238.1
                                         ---------    ------     -------    -------   ---------
Total Liabilities.......................   4,140.5      21.8        30.2         --     4,192.5
                                         ---------    ------     -------    -------   ---------
Total Stockholders' Equity..............     768.9     198.9       345.5     (280.0)    1,033.3
                                         ---------    ------     -------    -------   ---------
Total Liabilities and Equity............ $ 4,909.4    $220.7     $ 375.7    $(280.0)  $ 5,225.8
                                         =========    ======     =======    =======   =========

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)

                           STATEMENTS OF CASH FLOWS

                     For the Year Ended December 31, 1999

                                                              Guarantor     Other      Elim-   Consolidated
                                                     AK Steel Subsidiary Subsidiaries inations   Company
                                                     -------- ---------- ------------ -------- ------------
Cash flows from operating activities:
 Net income (loss).................................. $   9.4    $ 35.7     $  20.9     $(0.6)    $  65.4
 Adjustments to reconcile net income to cash flows
   from operating activities:
   Depreciation.....................................   203.2       2.9          --        --       206.1
   Amortization.....................................    13.6       2.8          --        --        16.4
   Deferred income taxes............................    57.7        --          --        --        57.7
   Costs related to the merger with Armco Inc.......    99.7        --          --        --        99.7
   (Income) loss from discontinued operations.......    (7.5)       --          --        --        (7.5)
   Extraordinary loss on retirement of debt.........    13.4        --          --        --        13.4
   Other items, net.................................    (1.0)       --        (1.4)       --        (2.4)

   Changes in assets and liabilities:
     Accounts and notes receivable..................    71.0      (4.4)     (140.5)       --       (73.9)
     Inventories....................................  (141.5)     (1.6)        4.7      (2.6)     (141.0)
     Current liabilities............................    14.7       6.5        (1.8)       --        19.4
     Other assets...................................    (2.3)      0.3         0.5        --        (1.5)
     Pension asset and obligation...................   (18.7)     (0.3)         --        --       (19.0)
     Postretirement benefit obligation..............     0.3       0.2          --        --         0.5
     Other liabilities..............................    (2.4)      0.4         0.1        --        (1.9)
                                                     -------    ------     -------     -----     -------
       Total adjustments............................   300.2       6.8      (138.4)     (2.6)      166.0
                                                     -------    ------     -------     -----     -------
     Net cash flows from operating activities.......   309.6      42.5      (117.5)     (3.2)      231.4
                                                     -------    ------     -------     -----     -------
Cash flows from investing activities:
 Capital investments................................  (326.7)     (7.4)         --        --      (334.1)
 Net sale of short-term investments.................     6.8        --          --        --         6.8
 Purchase of long-term investments..................    (0.2)       --          --        --        (0.2)
 Proceeds from the sale of investments..............     4.6        --          --        --         4.6
 Proceeds from sale of property, plant and equipment     2.1        --          --        --         2.1
 Other items, net...................................     0.9        --        (0.1)       --         0.8
                                                     -------    ------     -------     -----     -------
     Net cash flows from investing activities.......  (312.5)     (7.4)       (0.1)       --      (320.0)
                                                     -------    ------     -------     -----     -------
Cash flows from financing activities:
 Proceeds from issuance of common stock.............    24.7        --          --        --        24.7
 Proceeds from issuance of long-term debt...........   449.2        --          --        --       449.2
 Principal payments on long-term debt...............  (530.8)       --          --        --      (530.8)
 Purchase of treasury stock.........................    (1.5)       --          --        --        (1.5)
 Purchase of preferred stock........................  (115.8)       --          --        --      (115.8)
 Preferred stock dividends paid.....................    (7.6)       --          --        --        (7.6)
 Common stock dividends paid........................   (35.1)       --          --        --       (35.1)
 Intercompany activity..............................   (92.4)    (35.0)      124.2       3.2          --
 Other items, net...................................    (0.1)       --        (1.5)       --        (1.6)
                                                     -------    ------     -------     -----     -------
     Net cash flows from financing activities.......  (309.4)    (35.0)      122.7       3.2      (218.5)
                                                     -------    ------     -------     -----     -------
Cash flows from discontinued operations.............    14.8        --          --        --        14.8
                                                     -------    ------     -------     -----     -------
Net increase (decrease) in cash and cash equivalents  (297.5)      0.1         5.1        --      (292.3)
 Cash and cash equivalents, beginning of year.......   337.5        --         9.2        --       346.7
                                                     -------    ------     -------     -----     -------
 Cash and cash equivalents, end of year............. $  40.0    $  0.1     $  14.3     $  --     $  54.4
                                                     =======    ======     =======     =====     =======

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)

                           STATEMENTS OF CASH FLOWS

                     For the Year Ended December 31, 2000

                                                              Guarantor     Other      Elim-   Consolidated
                                                     AK Steel Subsidiary Subsidiaries inations   Company
                                                     -------- ---------- ------------ -------- ------------
Cash flows from operating activities:
 Net income (loss).................................. $ (43.9)   $ 30.4     $ 146.3     $(0.4)    $ 132.4
 Adjustments to reconcile net income to cash flows
   from operating activities:
   Depreciation.....................................   224.5       2.7         0.1        --       227.3
   Amortization.....................................    13.3       2.7          --        --        16.0
   Deferred income taxes............................    92.3        --          --        --        92.3
   Loss from discontinued operations................     1.6        --          --        --         1.6
   Other items, net.................................    (0.3)     (0.5)        2.0        --         1.2

   Changes in assets and liabilities:
     Accounts and notes receivable..................   (77.9)     (2.1)       73.9        --        (6.1)
     Inventories....................................   (36.8)      1.5        (2.5)     (0.4)      (38.2)
     Current liabilities............................   (33.3)      0.4         1.3        --       (31.6)
     Other assets...................................     1.0      (3.7)       (0.1)       --        (2.8)
     Pension asset and obligation...................   (55.6)       --          --        --       (55.6)
     Postretirement benefit obligation..............    (0.6)      0.3          --        --        (0.3)
     Other liabilities..............................     9.3       0.3        (0.6)       --         9.0
                                                     -------    ------     -------     -----     -------
       Total adjustments............................   137.5       1.6        74.1      (0.4)      212.8
                                                     -------    ------     -------     -----     -------
     Net cash flows from operating activities.......    93.6      32.0       220.4      (0.8)      345.2
                                                     -------    ------     -------     -----     -------
Cash flows from investing activities:
 Capital investments................................  (130.8)     (5.0)         --        --      (135.8)
 Purchase of long-term investments..................   (30.2)       --       (36.2)       --       (66.4)
 Proceeds from the sale of investments..............     2.1       1.1          --        --         3.2
 Proceeds from sale of property, plant and equipment     4.0       2.2          --        --         6.2
 Other items, net...................................     0.4        --         0.5        --         0.9
                                                     -------    ------     -------     -----     -------
     Net cash flows from investing activities.......  (154.5)     (1.7)      (35.7)       --      (191.9)
                                                     -------    ------     -------     -----     -------
Cash flows from financing activities:
 Proceeds from issuance of common stock.............     1.6        --          --        --         1.6
 Principal payments on long-term debt...............    (6.0)       --          --        --        (6.0)
 Purchase of treasury stock.........................   (39.2)       --          --        --       (39.2)
 Purchase of preferred stock........................    (2.2)       --          --        --        (2.2)
 Preferred stock dividends paid.....................    (1.0)       --          --        --        (1.0)
 Common stock dividends paid........................   (54.9)       --          --        --       (54.9)
 Intercompany activity..............................   219.9     (29.0)     (191.7)      0.8          --
 Other items, net...................................      --        --        (2.0)       --        (2.0)
                                                     -------    ------     -------     -----     -------
     Net cash flows from financing activities.......   118.2     (29.0)     (193.7)      0.8      (103.7)
                                                     -------    ------     -------     -----     -------
Cash flows from discontinued operations.............   (17.2)       --          --        --       (17.2)
                                                     -------    ------     -------     -----     -------
Net increase (decrease) in cash and cash equivalents    40.1       1.3        (9.0)       --        32.4
 Cash and cash equivalents, beginning of year.......    40.0       0.1        14.3        --        54.4
                                                     -------    ------     -------     -----     -------
 Cash and cash equivalents, end of year............. $  80.1    $  1.4     $   5.3     $  --     $  86.8
                                                     =======    ======     =======     =====     =======

                         AK STEEL HOLDING CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


                           STATEMENTS OF CASH FLOWS

                     For the Year Ended December 31, 2001


                                                              Guarantor     Other      Elim-   Consolidated
                                                     AK Steel Subsidiary Subsidiaries inations   Company
                                                     -------- ---------- ------------ -------- ------------
Cash flows from operating activities:
 Net income (loss).................................. $(356.1)   $ 40.7     $ 221.0     $ 2.0     $ (92.4)
 Adjustments to reconcile net income to cash flows
   from operating activities:
   Depreciation.....................................   221.8       2.9         1.1        --       225.8
   Amortization.....................................    12.8       1.7         0.2        --        14.7
   Deferred income taxes............................   (52.8)       --          --        --       (52.8)
   Pension charge...................................   192.2        --          --        --       192.2
   Stock received in insurance demutualization......   (49.9)       --          --        --       (49.9)
   (Income) loss from discontinued operations.......     1.2        --          --        --         1.2
   Other items, net.................................     7.2       0.3        (1.6)       --         5.9

   Changes in assets and liabilities:
     Accounts and notes receivable..................    (8.7)     (6.1)      116.1        --       101.3
     Inventories....................................   (84.3)     (0.2)      (16.4)     (0.4)     (101.3)
     Current liabilities............................    (2.2)      4.1         1.0        --         2.9
     Other assets...................................    (0.4)      1.0          --        --         0.6
     Pension asset and obligation...................   (62.3)     (1.6)         --        --       (63.9)
     Postretirement benefit obligation..............    19.4       0.3          --        --        19.7
     Other liabilities..............................   (55.7)      0.5         0.2        --       (55.0)
                                                     -------    ------     -------     -----     -------
       Total adjustments............................   138.3       2.9       100.6      (0.4)      241.4
                                                     -------    ------     -------     -----     -------
     Net cash flows from operating activities.......  (217.8)     43.6       321.6       1.6       149.0
                                                     -------    ------     -------     -----     -------

Cash flows from investing activities:
 Capital investments................................  (104.6)     (3.0)       (0.4)       --      (108.0)
 Purchase of long-term investments..................   (12.0)       --          --        --       (12.0)
 Purchase of a business.............................      --        --       (29.3)       --       (29.3)
 Distribution from investees........................     0.2        --        30.0        --        30.2
 Proceeds from the sale of investments..............    31.6        --        12.5        --        44.1
 Proceeds from sale of property, plant and
   equipment........................................     0.1        --          --        --         0.1
 Other items, net...................................    (0.1)       --        (0.2)       --        (0.3)
                                                     -------    ------     -------     -----     -------
     Net cash flows from investing activities.......   (84.8)     (3.0)       12.6        --       (75.2)
                                                     -------    ------     -------     -----     -------

Cash flows from financing activities:
 Principal payments on long-term debt...............   (63.2)       --          --        --       (63.2)
 Purchase of treasury stock.........................    (1.0)       --          --        --        (1.0)
 Preferred stock dividends paid.....................    (0.7)       --          --        --        (0.7)
 Common stock dividends paid........................   (13.5)       --          --        --       (13.5)
 Intercompany activity..............................   379.8     (41.9)     (336.3)     (1.6)         --
 Other items, net...................................    (0.1)       --         0.5        --         0.4
                                                     -------    ------     -------     -----     -------
     Net cash flows from financing activities.......   301.3     (41.9)     (335.8)     (1.6)      (78.0)
                                                     -------    ------     -------     -----     -------
Cash flows from discontinued operations.............    18.4        --          --        --        18.4
                                                     -------    ------     -------     -----     -------
Net increase (decrease) in cash and cash equivalents    17.1      (1.3)       (1.6)       --        14.2
 Cash and cash equivalents, beginning of year.......    80.1       1.4         5.3        --        86.8
                                                     -------    ------     -------     -----     -------
 Cash and cash equivalents, end of year............. $  97.2    $  0.1     $   3.7     $  --     $ 101.0
                                                     =======    ======     =======     =====     =======

                         AK STEEL HOLDING CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME
                 (dollars in millions, except per share data)

                                                        Three Months Ended  Six Months Ended
                                                            June 30,            June 30,
                                                        ----------------   ------------------
                                                         2001      2002      2001      2002
                                                        -------  --------  --------  --------
                                                                     (unaudited)
Net sales.............................................. $ 984.2  $1,141.5  $1,940.0  $2,109.2

Cost of products sold (exclusive of items shown below).   827.1     975.6   1,651.4   1,854.7
Selling and administrative expenses....................    62.7      64.3     124.2     129.8
Depreciation...........................................    58.0      55.6     116.0     113.0
Insurance settlement (Note 5)..........................      --     (23.9)       --     (23.9)
                                                        -------  --------  --------  --------
Total operating costs..................................   947.8   1,071.6   1,891.6   2,073.6

Operating profit.......................................    36.4      69.9      48.4      35.6

Interest expense.......................................    33.1      34.7      67.5      66.5
Gain on sale of Anthem stock (Note 6)..................      --        --        --      24.1
Other income...........................................     1.9       2.1       3.7       2.6
                                                        -------  --------  --------  --------
Income (loss) before income taxes......................     5.2      37.3     (15.4)     (4.2)

Income tax provision (benefit).........................     1.9      13.8      (5.7)     (1.6)
                                                        -------  --------  --------  --------
Income (loss) from continuing operations...............     3.3      23.5      (9.7)     (2.6)

Loss from discontinued operations, net of tax (Note 11)     0.6       1.0       0.4       0.5
Loss on sale of Sawhill Tubular, net of tax (Note 11)..      --       6.3        --       6.3
                                                        -------  --------  --------  --------
Net income (loss)...................................... $   2.7  $   16.2  $  (10.1) $   (9.4)
                                                        =======  ========  ========  ========
Earnings per share: (Note 2)
 Basic earnings (loss) per share:
   Income (loss) from continuing operations............ $  0.03  $   0.22  $  (0.10) $  (0.03)
   Loss from discontinued operations...................    0.01      0.01        --        --
   Loss on sale of Sawhill Tubular.....................      --      0.06        --      0.06
                                                        -------  --------  --------  --------
   Net income (loss)................................... $  0.02  $   0.15  $  (0.10) $  (0.09)
                                                        =======  ========  ========  ========
 Diluted earnings (loss) per share:
   Income (loss) from continuing operations............ $  0.03  $   0.22  $  (0.10) $  (0.03)
   Loss from discontinued operations...................    0.01      0.01        --        --
   Loss on sale of Sawhill Tubular.....................      --      0.06        --      0.06
                                                        -------  --------  --------  --------
   Net income (loss)................................... $  0.02  $   0.15  $  (0.10) $  (0.09)
                                                        =======  ========  ========  ========
Cash dividends per common share........................ $0.0625  $     --  $  0.125  $     --

Common shares and common share equivalents outstanding
  (weighted average in millions):
   For basic earnings per share........................   107.8     107.9     107.8     107.9
   For diluted earnings per share......................   108.0     108.2     107.8     107.9



           See notes to condensed consolidated financial statements

                         AK STEEL HOLDING CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                             (dollars in millions)

                                                                                             December 31,   June 30,
                                                                                                 2001         2002
                                                                                             ------------ ------------
                                                                                                           (unaudited)
                                                       ASSETS
Current Assets:
    Cash and cash equivalents (Note 12).....................................................  $   101.0   $      843.9
    Accounts receivable.....................................................................      388.0          514.2
    Inventories (Note 3)....................................................................      904.6          824.7
    Deferred tax asset (Note 7).............................................................       76.6           62.5
    Current assets held for sale (Note 11)..................................................       60.6             --
    Other current assets....................................................................       17.0           26.6
                                                                                              ---------   ------------
       Total Current Assets.................................................................    1,547.8        2,271.9
                                                                                              ---------   ------------
Property, Plant and Equipment...............................................................    4,742.9        4,796.0
    Less accumulated depreciation...........................................................   (1,974.6)      (2,087.5)
                                                                                              ---------   ------------
    Property, plant and equipment, net......................................................    2,768.3        2,708.5
                                                                                              ---------   ------------
Other Assets:
    Investment in AFSG Holdings, Inc........................................................       55.6           55.6
    Other investments (Note 6)..............................................................      154.3           86.4
    Goodwill (Note 4).......................................................................      109.7          109.7
    Other intangible assets (Note 4)........................................................      111.9          111.6
    Deferred tax asset (Note 7).............................................................      393.5          358.1
    Noncurrent assets held for sale (Note 11)...............................................       24.4             --
    Other assets............................................................................       60.3           66.8
                                                                                              ---------   ------------
TOTAL ASSETS................................................................................  $ 5,225.8   $    5,768.6
                                                                                              =========   ============
                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Accounts payable........................................................................  $   537.6   $      492.6
    Accrued liabilities.....................................................................      270.5          261.9
    Current portion of long-term debt (Note 12).............................................       78.0          627.6
    Current portion of pension and other postretirement benefit obligations.................       68.3           67.2
                                                                                              ---------   ------------
       Total Current Liabilities............................................................      954.4        1,449.3
                                                                                              ---------   ------------
Noncurrent Liabilities:
    Long-term debt (Note 12)................................................................    1,324.5        1,322.2
    Pension and other postretirement benefit obligations....................................    1,740.1        1,788.5
    Other liabilities.......................................................................      173.5          170.3
                                                                                              ---------   ------------
       Total Noncurrent Liabilities.........................................................    3,238.1        3,281.0
                                                                                              ---------   ------------
TOTAL LIABILITIES...........................................................................    4,192.5        4,730.3
                                                                                              ---------   ------------
Stockholders' Equity:
    Preferred stock.........................................................................       12.5           12.5
    Common stock, authorized 200,000,000 shares of $.01 par value each; issued 2001,
     115,987,777 shares, 2002, 116,285,376 shares; outstanding 2001, 107,713,329 shares,
     2002, 107,891,942 shares...............................................................        1.2            1.2
    Additional paid-in capital..............................................................    1,807.2        1,809.7
    Treasury stock, common shares at cost, 2001, 8,274,448 shares; 2002, 8,393,434 shares...     (120.4)        (122.0)
    Accumulated deficit.....................................................................     (479.9)        (489.3)
    Accumulated other comprehensive loss (Note 8)...........................................     (187.3)        (173.8)
                                                                                              ---------   ------------
TOTAL STOCKHOLDERS' EQUITY..................................................................    1,033.3        1,038.3
                                                                                              ---------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................................................  $ 5,225.8   $    5,768.6
                                                                                              =========   ============

           See notes to condensed consolidated financial statements.

                         AK STEEL HOLDING CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in millions)

                                                                       Six Months Ended
                                                                          June 30,
                                                                       --------------
                                                                        2001     2002
                                                                       ------   ------
                                                                         (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss........................................................... $(10.1)  $ (9.4)
   Depreciation.......................................................  116.0    113.0
   Amortization.......................................................    8.1      5.0
   Deferred income taxes..............................................   (5.4)    44.9
   Working capital....................................................  (28.6)   (70.8)
   Other..............................................................  (42.5)    38.7
                                                                       ------   ------
   NET CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING
     OPERATIONS.......................................................   37.5    121.4

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital investments................................................  (45.6)   (53.1)
   Proceeds from sale of investments..................................   31.6     82.0
   Proceeds from sale of business.....................................     --     62.8
   Other..............................................................   (5.4)   (10.2)
                                                                       ------   ------
   NET CASH FLOWS FROM INVESTING ACTIVITIES OF CONTINUING
     OPERATION........................................................  (19.4)    81.5

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuing long-term debt...............................     --    538.1
   Principal payments on long-term debt...............................   (0.3)    (0.4)
   Common stock dividends paid........................................  (13.5)      --
   Preferred stock dividends paid.....................................   (0.5)      --
   Other..............................................................   (0.9)    (0.8)
                                                                       ------   ------
   NET CASH FLOWS FROM FINANCING ACTIVITIES OF CONTINUING
     OPERATIONS.......................................................  (15.2)   536.9

Cash flows from discontinued operations...............................   15.8      3.1
                                                                       ------   ------

Net increase in cash and cash equivalents.............................   18.7    742.9

Cash and cash equivalents, beginning of period........................   86.8    101.0
                                                                       ------   ------
Cash and cash equivalents, end of period.............................. $105.5   $843.9
                                                                       ======   ======

Supplemental disclosure of cash flow information:

Net cash paid (received) during the period for:
   Interest, net of capitalized interest.............................. $ 76.0   $ 61.9
   Income taxes.......................................................    0.1    (45.4)

Supplemental disclosure of non-cash investing and financing activities
   Issuance of restricted stock....................................... $  0.3   $  3.3

           See notes to condensed consolidated financial statements.

                         AK STEEL HOLDING CORPORATION

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                 (dollars in millions, except per share data)

1.  Basis of Presentation

   In the opinion of the management of AK Steel Holding Corporation ("AK Holding") and AK Steel Corporation ("AK Steel", and together with AK Holding, the "Company"), the accompanying condensed consolidated financial statements contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of the Company as of June 30, 2002, the results of its operations for the three and six-month periods ended June 30, 2001 and 2002, and cash flows for the six-month periods ended June 30, 2001 and 2002. The results of operations for the six months ended June 30, 2002 are not necessarily indicative of the results to be expected for the year ending December 31, 2002. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of AK Holding for the year ended December 31, 2001.

   As more fully described in Note 11, the Company sold the assets of Sawhill Tubular division on April 19, 2002. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which the Company adopted on January 1, 2002, the results of this business and the assets sold have been reclassified in these condensed consolidated financial statements to discontinued operations and assets held for sale for all periods presented.

                         AK STEEL HOLDING CORPORATION

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                 (dollars in millions, except per share data)


2.  Earnings Per Share

   Preferred stock dividends are cumulative and, while not declared in the three and six months ended June 30, 2002, are included in the following calculation.

                                                             Three Months Ended Six Months Ended
                                                               June 30,            June 30,
                                                             ------------------ --------------
                                                              2001      2002     2001     2002
                                                              ------    ------  ------   ------
Income (loss) for calculation of basic earnings per share:
   Income (loss) from continuing operations................. $  3.3    $ 23.5   $ (9.7)  $ (2.6)
   Less: Preferred stock dividends..........................    0.3       0.3      0.5      0.5
                                                              ------    ------  ------   ------
   Income (loss) from continuing operations available to
     common stockholders....................................    3.0      23.2    (10.2)    (3.1)
   Loss from discontinued operations........................    0.6       1.0      0.4      0.5
   Loss on sale of Sawhill Tubular..........................     --       6.3       --      6.3
                                                              ------    ------  ------   ------
   Net income (loss) available to common stockholders....... $  2.4    $ 15.9   $(10.6)  $ (9.9)
                                                              ======    ======  ======   ======
Weighted average common shares (in millions)................  107.8     107.9    107.8    107.9
                                                              ======    ======  ======   ======
Basic earnings (loss) per share:
   Income (loss) from continuing operations................. $ 0.03    $ 0.22    (0.10)   (0.03)
   Loss from discontinued operations........................   0.01      0.01       --       --
   Loss on sale of Sawhill Tubular..........................     --      0.06       --     0.06
                                                              ------    ------  ------   ------
   Net income (loss)........................................ $ 0.02    $ 0.15   $(0.10)  $(0.09)
                                                              ======    ======  ======   ======
Income (loss) for calculation of diluted earnings per share:
   Income (loss) from continuing operations................. $  3.3    $ 23.5   $ (9.7)  $ (2.6)
   Less: Preferred stock dividends..........................    0.3       0.3      0.5      0.5
                                                              ------    ------  ------   ------
   Income (loss) from continuing operations available to
     common stockholders....................................    3.0      23.2    (10.2)    (3.1)
   Loss from discontinued operations........................    0.6       1.0      0.4      0.5
   Loss on sale of Sawhill Tubular..........................     --       6.3       --      6.3
                                                              ------    ------  ------   ------
   Net income (loss) available to common stockholders....... $  2.4    $ 15.9   $(10.6)  $ (9.9)
                                                              ======    ======  ======   ======
Weighted average common shares (in millions)................  107.8     107.9    107.8    107.9
   Common stock options outstanding.........................    0.2       0.3       --       --
                                                              ------    ------  ------   ------
   Common shares outstanding as adjusted....................  108.0     108.2    107.8    107.9
                                                              ======    ======  ======   ======
Diluted earnings (loss) per share:
   Income (loss) from continuing operations................. $ 0.03    $ 0.22   $(0.10)  $(0.03)
   Loss from discontinued operations........................   0.01      0.01       --       --
   Loss on sale of Sawhill Tubular..........................     --      0.06       --     0.06
                                                              ------    ------  ------   ------
   Net income (loss)........................................ $ 0.02    $ 0.15   $(0.10)  $(0.09)
                                                              ======    ======  ======   ======

                         AK STEEL HOLDING CORPORATION

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                 (dollars in millions, except per share data)


3.  Inventories

   Inventories are valued at the lower of cost or market. The cost of the majority of inventories is measured on the last in, first out (LIFO) method. Other inventories are measured principally at average cost.

                                              December 31, June 30,
                                                  2001       2002
                                              ------------ --------
Finished and semi-finished...................    $734.9     $677.7
Raw materials................................     179.4      152.9
                                                 ------     ------
Total cost...................................     914.3      830.6
Adjustment to state inventories at LIFO value      (9.7)      (5.9)
                                                 ------     ------
Net inventories..............................    $904.6     $824.7
                                                 ======     ======

4.  Accounting for Goodwill and Other Intangible Assets

   The Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," as of January 1, 2002. Statement No. 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed annually for impairment. In the second quarter of 2002 the Company completed the required review with the assistance of a third party consultant and determined that, as of January 1, 2002, no impairment was necessary.

   As of December 31, 2001 and June 30, 2002, goodwill on the consolidated balance sheets was $109.7, of which $107.3 related to Steel Operations and $2.4 related to Snow and Ice Control Products. On the December 31, 2001 and June 30, 2002 consolidated balance sheets were other intangible assets of $111.9 and $111.6, respectively. As of both dates, a $108.2 intangible asset was necessary to record a minimum pension liability, of which $105.2 related to the Steel Operations and $3.0 related Snow and Ice Control Products. The remaining intangible assets as of these dates related to Snow and Ice Control Product assets with an original value of $9.7, which are subject to amortization over a period of up to seventeen years. Had the Company adopted Statement No. 142 at the beginning of 2001, net income (loss) in the indicated periods of that year would have been adjusted as follows.

                                      Three Months Ended Six Months Ended
                                        June 30, 2001     June 30, 2001
                                      ------------------ ----------------
Net income (loss), as reported.......      $ 2.7              $(10.1)
Goodwill amortization, net of tax....         0.7                1.3
                                            -----             ------
Adjusted net income (loss)...........       $ 3.4             $ (8.8)
                                            =====             ======
Basic and diluted earnings per share:
   Net income (loss), as reported....       $0.02             $(0.10)
   Goodwill amortization.............        0.01               0.01
                                            -----             ------
   Adjusted net income (loss)........       $0.03             $(0.09)
                                            =====             ======

5.  Insurance Settlement

   In the second quarter of 2002, the Company recorded a pretax benefit of $23.9 arising from insurance settlements entered into by the Company with certain of its insurance carriers. The benefit is net of legal fees and increases to environmental liabilities. The agreements cover certain past and future environmental and asbestos claims and/or liabilities. Of the total settlement amount, $8.0 was received in the second quarter with the net balance due to be received in the second half of 2002. Several insurance policies have been commuted as a result of these settlement agreements.

                         AK STEEL HOLDING CORPORATION

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


6.  Sale of Anthem Inc. Stock

   During the six months ended June 30, 2002, the Company liquidated all of the nearly 1.5 million shares of Anthem Inc. stock it had received in 2001 upon the demutualization of its primary healthcare insurance provider. In the first quarter of 2002, the Company recorded a gain on the sale of Anthem shares of $24.1. The stock was sold for a total of $80.2. At June 30, 2002, accrued liabilities on the Company's balance sheet included $6.3 for the portion of the proceeds deemed to be healthcare plan assets.

7.  Income Tax Refund

   On March 9, 2002, President Bush signed into law the Job Creation and Worker Assistance Act. One of the provisions of the Act increases the net operating loss (NOL) carryback period to five years from two years for losses generated in tax years 2001 and 2002 and allows an NOL deduction arising in these tax years to offset 100% of alternative minimum taxable income during the carryback period. Application of this provision allowed the Company to claim a $46.7 refund of previously paid income taxes. The refund, received in the second quarter of 2002, reduced the Company's deferred tax asset but will not affect current or future reported net income or loss.

8.  Comprehensive Income (Loss)

   Comprehensive income (loss), net of tax, is as follows:

                                                           Three Months Ended Six Months Ended
                                                              June 30,           June 30,
                                                           -----------------  --------------
                                                            2001      2002     2001     2002
                                                            ------    -----   ------   ------
Net income (loss)......................................... $  2.7    $16.2    $(10.1)  $ (9.4)
Other comprehensive income (loss), net of tax:
   Foreign currency translation adjustment................   (0.7)     0.9       0.1      0.6
   Derivative instrument hedges, mark to market:
       Cumulative effect adjustment.......................     --       --      27.5       --
       Gains (losses) arising in period...................  (28.1)    (2.7)    (42.8)     5.8
       Reclass of losses (gains) included in net loss.....   (0.7)     5.5     (10.3)    19.2
   Unrealized gains/losses on securities:
       Unrealized holding losses arising in period........   (0.4)    (0.4)     (0.5)    (0.8)
       Reclass of gains included in net income/loss.......   (0.1)      --      (1.0)   (11.3)
                                                            ------    -----   ------   ------
Comprehensive income (loss)............................... $(27.3)   $19.5    $(37.1)  $  4.1
                                                            ======    =====   ======   ======

A 40% deferred tax rate is applied to derivative instrument hedges and unrealized gains and losses.

   Accumulated other comprehensive loss is as follows:

                                        December 31, June 30,
                                            2001       2002
                                        ------------ --------
Foreign currency translation...........   $  (2.1)   $  (1.5)
Derivative instrument hedges...........     (28.9)      (3.9)
Unrealized gains (losses) on securities       8.3       (3.8)
Minimum pension liability..............    (164.6)    (164.6)
                                          -------    -------
Accumulated other comprehensive loss...   $(187.3)   $(173.8)
                                          =======    =======

                         AK STEEL HOLDING CORPORATION

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


9.  Segment Information

   The Company's Steel Operations primarily consist of the production, finishing and sale of flat-rolled carbon, stainless and electrical steels and steel tubing products. AK Tube L.L.C., a plant that further finishes flat-rolled carbon steels into tubular products, has been reclassified to Steel Operations from Other Operations. AK Tube was acquired in the third quarter of 2001. The Company also owns a Snow and Ice Control Products business, which manufactures snowplows and salt and sand spreaders for four-wheel drive light trucks. The Company's Other Operations consist of an industrial park. The following presents the results of the Company's segments.

                                  Three Months Ended Six Months Ended
                                     June 30,            June 30,
                                  ------------------ -----------------
                                   2001      2002      2001     2002
                                   ------  --------  -------- --------
Net sales:
   Steel Operations.............. $948.1   $1,102.3  $1,885.1 $2,055.1
   Snow and Ice Control Products.   32.9       36.0      48.8     47.5
   Other Operations..............    3.2        3.2       6.1      6.6
                                   ------  --------  -------- --------
   Total net sales............... $984.2   $1,141.5  $1,940.0 $2,109.2
                                   ======  ========  ======== ========
Operating profit:
   Steel Operations.............. $ 25.2   $   56.7  $   33.7 $   20.9
   Snow and Ice Control Products.    9.3       11.2      11.0     10.6
   Other Operations..............    1.9        2.0       3.7      4.1
                                   ------  --------  -------- --------
   Total operating profit........ $ 36.4   $   69.9  $   48.4 $   35.6
                                   ======  ========  ======== ========

10.  Dividends

   As of June 30, 2002, the Company could not declare or pay dividends to holders of its common or preferred stock because of a restrictive covenant contained in the instruments governing its outstanding debt. The preferred stock dividends are cumulative and, as such, holders of the preferred stock are entitled to payment of all accrued, but unpaid dividends, before payment of dividends to the holders of common stock. As of June 30, 2002, dividends on the preferred stock are in arrears for a period of three quarters for an aggregate amount of $0.7, or $2.71875 per share.

11.  Sale of Sawhill Tubular Division

   On April 19, 2002, the Company completed the sale of its Sawhill Tubular division for $68.5 in cash, of which $62.8 was received at the time of sale. The Company retained approximately $20.5 in current liabilities of Sawhill Tubular. The Company recorded a pretax loss of $10.5 ($6.3 after tax or $0.06 per share) in the second quarter of 2002, reflecting when the Company's Board of Directors approved the plan of sale. Sawhill Tubular was previously included in Other Operations in the Company's segment report.

   The results of Sawhill Tubular have been classified as discontinued operations in the statements of income. The assets disposed of in the sale transaction, consisting primarily of trade receivables, inventories and property, plant and equipment with book values of $21.3, $36.5 and $23.1, respectively, have been classified as current and noncurrent assets held for sale in the December 31, 2001 consolidated balance sheet. There were no material

                         AK STEEL HOLDING CORPORATION

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)

liabilities transferred in the transaction. Results of discontinued operations, prior to the date of sale included the following for Sawhill Tubular:

            Three Months Ended Six Months Ended
             June 30,           June 30,
            ------------------ ----------------
            2001      2002     2001     2002
              -----   ----      -----    -----
Net sales.. $38.1     $8.6     $81.0    $42.4
Pretax loss   0.8      1.7       0.5      0.8
Net loss...   0.6      1.0       0.4      0.5

12.  Long-Term Debt

   On June 11, 2002, the Company issued and sold $550.0 of 7 3/4% Senior Notes Due 2012. Net of a discount and fees, the sale generated $538.1 of cash. On July 11, 2002, these proceeds, along with cash on hand, were used to retire the Company's $550.0 9 1/8% Senior Notes due 2006 at a total cost of $578.7, which included a redemption premium of $25.1 and accrued interest.

13.  Supplemental Guarantor Information

   AK Holding and Douglas Dynamics, L.L.C. (the "Guarantor Subsidiary") fully and unconditionally, joint and severally guarantee the interest, principal and premium, if any, payments of AK Steel's 9% Senior Notes Due 2007, 8 7/8% Senior Notes Due 2008, 7 7/8% Senior Notes Due 2009 and 7 3/4% Senior Notes Due 2012. The Company has determined that full financial statements and other disclosures concerning AK Holding and the Guarantor Subsidiary would not be material to investors and such financial statements are not presented. Because AK Holding has no operations that are independent of AK Steel, AK Holding's results are combined with AK Steel. The following supplemental condensed consolidating financial statements present information about AK Steel, the Guarantor Subsidiary and the Other Subsidiaries. The Other Subsidiaries do not guarantee the above notes.

                         AK STEEL HOLDING CORPORATION

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


                             STATEMENTS OF INCOME

                   For the Three Months Ended June 30, 2001

                                                   Guarantor     Other                  Consolidated
                                         AK Steel  Subsidiary Subsidiaries Eliminations   Company
                                         --------  ---------- ------------ ------------ ------------
Net sales............................... $  946.9    $32.9       $81.2        $(76.8)     $  984.2
Cost of products sold...................    807.8     17.6        18.8         (17.1)        827.1
Selling and administrative expenses.....    103.8      5.3         2.7         (49.1)         62.7
Depreciation............................     57.3      0.7          --            --          58.0
                                         --------    -----       -----        ------      --------
   Total operating costs................    968.9     23.6        21.5         (66.2)        947.8
Operating profit (loss).................    (22.0)     9.3        59.7         (10.6)         36.4
Interest expense........................     32.9       --         8.5          (8.3)         33.1
Other income............................     (4.5)     0.1         4.0           2.3           1.9
                                         --------    -----       -----        ------      --------
Income (loss) before income taxes.......    (59.4)     9.4        55.2            --           5.2
Income tax provision (benefit)..........      1.3      0.1         0.5            --           1.9
                                         --------    -----       -----        ------      --------
Income (loss) from continuing operations    (60.7)     9.3        54.7            --           3.3
Loss from discontinued operations.......      0.6       --          --            --           0.6
                                         --------    -----       -----        ------      --------
Net income (loss)....................... $  (61.3)   $ 9.3       $54.7        $   --      $    2.7
                                         ========    =====       =====        ======      ========
                              For the Three Months Ended June 30, 2002
                                                   Guarantor     Other                  Consolidated
                                         AK Steel  Subsidiary Subsidiaries Eliminations   Company
                                         --------  ---------- ------------ ------------ ------------
Net sales............................... $1,091.4    $36.0       $84.1        $(70.0)     $1,141.5
Cost of products sold...................    947.7     18.4        33.1         (23.6)        975.6
Selling and administrative expenses.....     89.8      5.5         4.7         (35.7)         64.3
Depreciation............................     54.0      0.9         0.7            --          55.6
Insurance settlement....................    (23.9)      --          --            --         (23.9)
                                         --------    -----       -----        ------      --------
   Total operating costs................  1,067.6     24.8        38.5         (59.3)      1,071.6
Operating profit (loss).................     23.8     11.2        45.6         (10.7)         69.9
Interest expense........................     34.5       --         5.3          (5.1)         34.7
Other income............................     (4.8)      --         2.3           4.6           2.1
                                         --------    -----       -----        ------      --------
Income (loss) before income taxes.......    (15.5)    11.2        42.6          (1.0)         37.3
Income tax provision (benefit)..........     13.1       --         0.7            --          13.8
                                         --------    -----       -----        ------      --------
Income (loss) from continuing operations    (28.6)    11.2        41.9          (1.0)         23.5
Loss from discontinued operations.......      1.0       --          --            --           1.0
Loss on sale of Sawhill Tubular.........      6.3       --          --            --           6.3
                                         --------    -----       -----        ------      --------
Net income (loss)....................... $  (35.9)   $11.2       $41.9        $ (1.0)     $   16.2
                                         ========    =====       =====        ======      ========

                         AK STEEL HOLDING CORPORATION

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


                             STATEMENTS OF INCOME

                    For the Six Months Ended June 30, 2001

                                                   Guarantor     Other                  Consolidated
                                         AK Steel  Subsidiary Subsidiaries Eliminations   Company
                                         --------  ---------- ------------ ------------ ------------
Net sales............................... $1,905.5    $48.8       $155.4      $(169.7)     $1,940.0
Cost of products sold...................  1,643.2     25.8         31.1        (48.7)      1,651.4
Selling and administrative expenses.....    206.0     10.5          5.1        (97.4)        124.2
Depreciation............................    114.5      1.5           --           --         116.0
                                         --------    -----       ------      -------      --------
   Total operating costs................  1,963.7     37.8         36.2       (146.1)      1,891.6
Operating profit (loss).................    (58.2)    11.0        119.2        (23.6)         48.4
Interest expense........................     67.0       --         18.4        (17.9)         67.5
Other income............................     (9.8)     0.1          8.1          5.3           3.7
                                         --------    -----       ------      -------      --------
Income (loss) before income taxes.......   (135.0)    11.1        108.9         (0.4)        (15.4)
Income tax provision (benefit)..........     (6.7)     0.2          0.8           --          (5.7)
                                         --------    -----       ------      -------      --------
Income (loss) from continuing operations   (128.3)    10.9        108.1         (0.4)         (9.7)
Loss from discontinued operations.......      0.4       --           --           --           0.4
                                         --------    -----       ------      -------      --------
Net income (loss)....................... $ (128.7)   $10.9       $108.1      $  (0.4)     $  (10.1)
                                         ========    =====       ======      =======      ========

                    For the Six Months Ended June 30, 2002

                                                   Guarantor     Other                  Consolidated
                                         AK Steel  Subsidiary Subsidiaries Eliminations   Company
                                         --------  ---------- ------------ ------------ ------------
Net sales............................... $2,035.2    $47.5       $142.0      $(115.5)     $2,109.2
Cost of products sold...................  1,814.6     24.0         60.6        (44.5)      1,854.7
Selling and administrative expenses.....    161.7     11.1          8.6        (51.6)        129.8
Depreciation............................    109.8      1.8          1.4           --         113.0
Insurance settlement....................    (23.9)      --           --           --         (23.9)
                                         --------    -----       ------      -------      --------
   Total operating costs................  2,062.2     36.9         70.6        (96.1)      2,073.6
Operating profit (loss).................    (27.0)    10.6         71.4        (19.4)         35.6
Interest expense........................     65.9       --         10.2         (9.6)         66.5
Gain on sale of Anthem stock............     24.1       --           --           --          24.1
Other income............................    (10.3)     0.1          4.5          8.3           2.6
                                         --------    -----       ------      -------      --------
Income (loss) before income taxes.......    (79.1)    10.7         65.7         (1.5)         (4.2)
Income tax provision (benefit)..........     (3.1)      --          1.5           --          (1.6)
                                         --------    -----       ------      -------      --------
Income (loss) from continuing operations    (76.0)    10.7         64.2         (1.5)         (2.6)
Loss from discontinued operations.......      0.5       --           --           --           0.5
Loss on sale of Sawhill Tubular.........      6.3       --           --           --           6.3
                                         --------    -----       ------      -------      --------
Net income (loss)....................... $  (82.8)   $10.7       $ 64.2      $  (1.5)     $   (9.4)
                                         ========    =====       ======      =======      ========

                         AK STEEL HOLDING CORPORATION

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)


                                BALANCE SHEETS

                               December 31, 2001

                                                    Guarantor     Other      Elim-   Consolidated
                                          AK Steel  Subsidiary Subsidiaries inations   Company
                                         ---------  ---------- ------------ -------- ------------

                                             ASSETS
Current Assets:
   Cash and cash equivalents............ $    97.2    $  0.1     $   3.7    $    --   $   101.0
   Accounts receivable..................      11.8      23.8       352.4         --       388.0
   Inventories (Note 3).................     844.4      15.9        41.4        2.9       904.6
   Deferred tax asset...................      76.6        --          --         --        76.6
   Current assets held for sale.........      60.6        --          --         --        60.6
   Other current assets.................      16.2       0.5         0.3         --        17.0
                                         ---------    ------     -------    -------   ---------
       Total Current Assets.............   1,106.8      40.3       397.8        2.9     1,547.8
                                         ---------    ------     -------    -------   ---------
Property, Plant and Equipment...........   4,665.3      46.3        31.3         --     4,742.9
   Less accumulated depreciation........  (1,953.3)    (19.7)       (1.6)        --    (1,974.6)
                                         ---------    ------     -------    -------   ---------
   Property, plant and equipment, net...   2,712.0      26.6        29.7         --     2,768.3
                                         ---------    ------     -------    -------   ---------

Other Assets:
   Investment in AFSG Holdings, Inc.....        --        --        55.6         --        55.6
   Intercompany accounts................     303.6     146.3      (167.0)    (282.9)         --
   Other investments....................     100.9        --        53.4         --       154.3
   Goodwill.............................     101.2       2.4         6.1         --       109.7
   Other intangible assets (Note 4).....     108.2       3.7          --         --       111.9
   Deferred tax asset...................     393.5        --          --         --       393.5
   Noncurrent assets held for sale......      24.4        --          --         --        24.4
   Other assets.........................      58.8       1.4         0.1         --        60.3
                                         ---------    ------     -------    -------   ---------
       Total Assets..................... $ 4,909.4    $220.7     $ 375.7    $(280.0)  $ 5,225.8
                                         =========    ======     =======    =======   =========

                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable..................... $   522.0    $  6.3     $   9.3    $    --   $   537.6
   Accrued liabilities..................     258.6       7.6         4.3         --       270.5
   Current portion of long-term debt....      63.3        --        14.7         --        78.0
   Current portion of pension and OPEBs.      68.2       0.1          --         --        68.3
                                         ---------    ------     -------    -------   ---------
       Total Current Liabilities........     912.1      14.0        28.3         --       954.4
                                         ---------    ------     -------    -------   ---------

Noncurrent Liabilities:
   Long-term debt.......................   1,324.5        --          --         --     1,324.5
   Pension and OPEBs....................   1,736.1       4.0          --         --     1,740.1
   Other liabilities....................     167.8       3.8         1.9         --       173.5
                                         ---------    ------     -------    -------   ---------
       Total Noncurrent Liabilities.....   3,228.4       7.8         1.9         --     3,238.1
                                         ---------    ------     -------    -------   ---------
Total Liabilities.......................   4,140.5      21.8        30.2         --     4,192.5
                                         ---------    ------     -------    -------   ---------
Total Stockholders' Equity..............     768.9     198.9       345.5     (280.0)    1,033.3
                                         ---------    ------     -------    -------   ---------
Total Liabilities and Equity............ $ 4,909.4    $220.7     $ 375.7    $(280.0)  $ 5,225.8
                                         =========    ======     =======    =======   =========

                         AK STEEL HOLDING CORPORATION

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)

                                BALANCE SHEETS

                                 June 30, 2002

                                                    Guarantor     Other                  Consolidated
                                          AK Steel  Subsidiary Subsidiaries Eliminations   Company
                                         ---------  ---------- ------------ ------------ ------------

                                               ASSETS
Current Assets:
   Cash and cash equivalents............ $   836.7    $   --     $   7.2      $    --      $  843.9
   Accounts receivable..................      39.4      29.4       445.4           --         514.2
   Inventories (Note 3).................     760.1      24.5        44.0         (3.9)        824.7
   Deferred tax asset...................      62.2        --         0.3           --          62.5
   Other current assets.................      25.0       0.9         0.7           --          26.6
                                         ---------    ------     -------      -------      --------
       Total Current Assets.............   1,723.4      54.8       497.6         (3.9)      2,271.9
                                         ---------    ------     -------      -------      --------
Property, Plant and Equipment...........   4,713.9      50.0        32.1           --       4,796.0
   Less accumulated depreciation........  (2,063.0)    (21.5)       (3.0)          --       (2087.5)
                                         ---------    ------     -------      -------      --------
   Property, plant and equipment, net...   2,650.9      28.5        29.1           --       2,708.5
                                         ---------    ------     -------      -------      --------

   Other Assets:
   Investment in AFSG Holdings, Inc.....        --        --        55.6           --          55.6
   Intercompany accounts................     350.3     139.0      (296.8)      (192.5)           --
   Other investments....................      33.8        --        52.6           --          86.4
   Goodwill.............................     101.2       2.4         6.1           --         109.7
   Other intangible assets (Note 4).....     108.2       3.4          --           --         111.6
   Deferred tax asset...................     358.1        --          --           --         358.1
   Other assets.........................      59.0       1.4         6.4           --          66.8
                                         ---------    ------     -------      -------      --------
       Total Assets..................... $ 5,384.9    $229.5     $ 350.6      $(196.4)     $5,768.6
                                         =========    ======     =======      =======      ========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable..................... $   475.7    $  5.7     $  11.2      $    --      $  492.6
   Accrued liabilities..................     251.8       6.4         3.7           --         261.9
   Current portion of long-term debt....     612.9        --        14.7           --         627.6
   Current portion of pension and OPEBs.      67.2        --          --           --          67.2
                                         ---------    ------     -------      -------      --------
       Total Current Liabilities........   1,407.6      12.1        29.6           --       1,449.3
                                         ---------    ------     -------      -------      --------
   Noncurrent Liabilities:
   Long-term debt.......................   1,322.2        --          --           --       1,322.2
   Pension and OPEBs....................   1,784.4       4.1          --           --       1,788.5
   Other liabilities....................     164.6       3.6         2.1           --         170.3
                                         ---------    ------     -------      -------      --------
       Total Noncurrent Liabilities.....   3,271.2       7.7         2.1           --       3,281.0
                                         ---------    ------     -------      -------      --------
Total Liabilities.......................   4,678.8      19.8        31.7           --       4,730.3
                                         ---------    ------     -------      -------      --------
Total Stockholders' Equity..............     706.1     209.7       318.9       (196.4)      1,038.3
                                         ---------    ------     -------      -------      --------
Total Liabilities and Equity............ $ 5,384.9    $229.5     $ 350.6      $(196.4)     $5,768.6
                                         =========    ======     =======      =======      ========

                         AK STEEL HOLDING CORPORATION

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                (dollars in millions, except per share amounts)

                      CONDENSED STATEMENTS OF CASH FLOWS

                    For the Six Months Ended June 30, 2001

                                                        Guarantor     Other                  Consolidated
                                               AK Steel Subsidiary Subsidiaries Eliminations   Company
                                               -------- ---------- ------------ ------------ ------------
Total from operating activities of continuing
  operations..................................  $(63.4)   $(1.9)     $ 105.6       $(2.8)       $ 37.5

Cash Flows From Investing Activities:
   Capital investments........................   (44.5)    (1.1)          --          --         (45.6)
   Proceeds from sale of investments..........    31.6       --           --          --          31.6
   Other......................................    (4.9)      --         (0.5)         --          (5.4)
                                                ------    -----      -------       -----        ------
       Total from investing activities of
         continuing operations................   (17.8)    (1.1)        (0.5)         --         (19.4)
                                                ------    -----      -------       -----        ------

Cash Flows From Financing Activities:
   Principal payments on long-term debt.......    (0.3)      --           --          --          (0.3)
   Common stock dividends paid................   (13.5)      --           --          --         (13.5)
   Preferred stock dividends paid.............    (0.5)      --           --          --          (0.5)
   Intercompany activity......................   101.1      1.6       (105.5)        2.8            --
   Other......................................    (0.9)      --           --          --          (0.9)
                                                ------    -----      -------       -----        ------
       Total from financing activities of
         continuing operations................    85.9      1.6       (105.5)        2.8         (15.2)
Cash flow from discontinued operations........    15.8       --           --          --          15.8
                                                ------    -----      -------       -----        ------
Net increase (decrease).......................    20.5     (1.4)        (0.4)         --          18.7
Cash and equivalents, beginning of period.....    80.1      1.4          5.3          --          86.8
                                                ------    -----      -------       -----        ------
Cash and equivalents, end of period...........  $100.6    $  --      $   4.9       $  --        $105.5
                                                ======    =====      =======       =====        ======

                    For the Six Months Ended June 30, 2002

                                                        Guarantor     Other                  Consolidated
                                               AK Steel Subsidiary Subsidiaries Eliminations   Company
                                               -------- ---------- ------------ ------------ ------------
Total from operating activities of continuing
  operations..................................  $154.2    $(3.6)      $(34.5)      $ 5.3        $121.4

Cash Flows From Investing Activities:
   Capital investments........................   (48.6)    (3.8)        (0.7)         --         (53.1)
   Proceeds from sale of investments..........    82.0       --           --          --          82.0
   Proceeds from sale of business.............    62.8       --           --          --          62.8
   Other......................................   (10.0)      --         (0.2)         --         (10.2)
                                                ------    -----       ------       -----        ------
       Total from investing activities of
         continuing operations................    86.2     (3.8)        (0.9)         --          81.5
                                                ------    -----       ------       -----        ------

Cash Flows From Financing Activities:
   Proceeds from issuing long-term debt.......   538.1       --           --          --         538.1
   Principal payments on long-term debt.......    (0.4)      --           --          --          (0.4)
   Intercompany activity......................   (40.3)     7.3         38.3        (5.3)           --
   Other......................................    (1.4)      --          0.6          --          (0.8)
                                                ------    -----       ------       -----        ------
       Total from financing activities of
         continuing operations................   496.0      7.3         38.9        (5.3)        536.9
Cash flow from discontinued operations........     3.1       --           --          --           3.1
                                                ------    -----       ------       -----        ------
Net increase (decrease).......................   739.5     (0.1)         3.5          --         742.9
Cash and equivalents, beginning of period.....    97.2      0.1          3.7          --         101.0
                                                ------    -----       ------       -----        ------
Cash and equivalents, end of period...........  $836.7    $  --       $  7.2       $  --        $843.9
                                                ======    =====       ======       =====        ======

[LOGO]
AK



   Dealer Prospectus Delivery Obligation.  Until       , 200 , all dealers that
effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

AK Steel Corporation

AK Steel Holding Corporation

   AK Steel Corporation ("AK Steel") and AK Steel Holding Corporation ("Holding") are each Delaware corporations. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL"), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit. The Certificate of Incorporation of each of AK Steel and Holding has eliminated the personal liability of its directors to the fullest extent permitted by law.

   Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

   Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

   Article Seven of the Certificate of Incorporation of each of AK Steel and Holding states that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by law, and the corporation may adopt by-laws or enter into agreements with any such person for the purpose of providing such indemnification.

Douglas Dynamics, L.L.C.

   Douglas Dynamics, L.L.C. ("Douglas Dynamics") is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act (the "Delaware Act") grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Douglas Dynamics' Operating Agreement, as amended, provides that Douglas Dynamics will indemnify each member, and its officers and directors, and each officer of Douglas Dynamics, for all liabilities, actions, damages, costs and expenses (including without limitation reasonable attorneys' fees) incurred by the indemnified party as a result of, arising out of or incidental to any act or omission of the indemnified party with respect to Douglas Dynamics or its business, as and to the full extent permitted by the Delaware Act, but in no event for fraud, negligence or an intentional breach of the Operating Agreement. Douglas Dynamics may in its discretion advance expenses to the indemnified party, subject to an agreement that the indemnified party repay such amounts if the indemnified party is determined to be not entitled to indemnification under the Operating Agreement. Whenever any indemnification has been paid or expenses advanced to any indemnified party, such occurrence shall be reported to the members prior to or with the next notice of a meeting of members.

   The Operating Agreement also provides that no member (or any officer or director thereof), and no officer of Douglas Dynamics, shall be liable, responsible, or accountable, in damages or otherwise, to any member or to Douglas Dynamics for any act performed by such individual within the scope of the authority conferred on the individual by the Operating Agreement, except for fraud, negligence or an intentional breach of the Operating Agreement.

Item 21.  Exhibits and Financial Statement Schedules.

   (a) Exhibits.

Exhibit
Number  Description of Exhibits
------  -----------------------

  3.1   Certificate of Incorporation of AK Steel Holding Corporation, as amended (incorporated herein by reference to Exhibit 3.1.1 to AK Steel Holding Corporation's Current Report on Form 8-K, as filed with the Commission on May 27, 1998).

  3.2   Certificate of Incorporation of AK Steel Corporation, as amended (incorporated herein by reference to
        Exhibit 3.1 to AK Steel Holding Corporation's Registration Statement on Form S-1 (Registration No.
        33-74432), as filed with the Commission on January 26, 1994).

  3.3   Certificate of Formation of Douglas Dynamics, L.L.C., dated as of June 29, 1995.

Exhibit
Number  Description of Exhibits
------  -----------------------

  3.4   By-laws of AK Steel Holding Corporation (incorporated herein by reference to Exhibit 3.2 to
        AK Steel Holding Corporation's Registration Statement on Form S-1 (Registration No. 33-74432), as
        filed with the Commission on January 26, 1994).

  3.5   By-laws of AK Steel Corporation, as amended (incorporated herein by reference to Exhibit 3.3 to
        AK Steel Holding Corporation's Registration Statement on Form S-1 (Registration No. 33-74432), as
        filed with the Commission on January 26, 1994).

  3.6   Operating Agreement of Douglas Dynamics, L.L.C., dated as of June 29, 1995.

  3.7   Assignment of Membership Interest and Amendment of Operating Agreement of Douglas Dynamics,
        L.L.C., dated as of January 11, 2000.

  3.8   Second Amendment to Operating Agreement of Douglas Dynamics, L.L.C., dated as of January 1,
        2001.

  3.9   Assignment of Membership Interest of Douglas Dynamics, L.L.C., dated as of November 30, 2001.

  3.10  Certificate of Ownership and Merger of DDI Holding, Inc. and AK Steel Corporation, dated as of
        January 1, 2002.

  4.1   Indenture, dated as of June 11, 2002, among AK Steel Corporation, AK Steel Holding Corporation, as
        Guarantor, Douglas Dynamics, L.L.C., as Guarantor, and Fifth Third Bank.

  4.2   Form of 7 3/4% Senior Note Due 2012 (included in Exhibit 4.1).

  4.3   Registration Rights Agreement, dated as of June 11, 2002, among AK Steel Corporation, AK Steel
        Holding Corporation, Credit Suisse First Boston Corporation and Goldman Sachs & Co.

  4.4   Third Supplemental Indenture, dated as of August 8, 2002, relating to AK Steel Corporation's 7 7/8%
        Senior Notes due 2009 (incorporated herein by reference to Exhibit 4.1 to AK Steel Holding
        Corporation's Current Report on Form 8-K dated August 13, 2002).

  4.5   Supplemental Indenture No. 6, dated as of August 8, 2002, relating to AK Steel Corporation's 8 7/8%
        Senior Notes due 2008 (incorporated herein by reference to Exhibit 4.2 to AK Steel Holding
        Corporation's Current Report on Form 8-K dated August 13, 2002).

  4.6   Supplemental Indenture No. 6, dated as of August 8, 2002, relating to AK Steel Corporation's 9%
        Senior Notes due 2007 (incorporated herein by reference to Exhibit 4.3 to AK Steel Holding
        Corporation's Current Report on Form 8-K dated August 13, 2002).

  4.7   Second Supplemental Agreement, dated as of August 8, 2002, relating to AK Steel Corporation's
        Senior Secured Notes, Series A-E, due 2004 (incorporated herein by reference to Exhibit 4.4 to AK
        Steel Holding Corporation's Current Report on Form 8-K dated August 13, 2002).

  5.1   Opinion of Weil, Gotshal & Manges LLP.*

 10.1   Form of Executive Officer (Other Than CEO) Severance Agreement, as amended and restated through
        March 2000 (incorporated herein by reference to Exhibit 10.1 to AK Steel Holding Corporation's
        Annual Report on Form 10-K for the year ended December 31, 2000).

 10.2   Form of Executive Officer Severance Agreement--Richard M. Wardrop, Jr. (incorporated herein by reference to Exhibit 10.5 to AK Steel Holding Corporation's Annual Report on Form 10-K for the
        year ended December 31, 1997).

 10.3   Form of Executive Officer Severance Agreement--James L. Wareham (incorporated herein by reference to Exhibit 10.6 to AK Steel Holding Corporation's Annual Report on Form 10-K for the
        year ended December 31, 1997).

 10.4   Annual Management Incentive Plan (incorporated herein by reference to Exhibit 10.7 to AK Steel
        Holding Corporation's Annual Report on Form 10-K for the year ended December 31, 1998).

Exhibit
Number  Description of Exhibits
------  -----------------------

 10.5   Stock Incentive Plan ((incorporated herein by reference to Exhibit 10.8 to AK Steel Holding
        Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.

 10.6   Executive Minimum and Supplemental Retirement Plan (incorporated herein by reference to Exhibit
        10.6 to AK Steel Holding Corporation's Annual Report on Form 10-K for the year ended December
        31, 2000).

 10.7   Amended and Restated Receivables Purchase Agreement, dated as of October 1, 1999, between
        AK Steel and AK Steel Receivables Ltd. (incorporated herein by reference to Exhibit 10.7 to AK Steel
        Holding Corporation's Annual Report on Form 10-K for the year ended December 31, 2000).

 10.8   Amended and Restated Purchase and Servicing Agreement, dated as of October 1, 1999, among
        AK Steel Receivables Ltd., AK Steel, the institutions from time to time party thereto and PNC Bank,
        National Association (incorporated herein by reference to Exhibit 10.8 to AK Steel Holding
        Corporation's Annual Report on Form 10-K for the year ended December 31, 2000).

 10.9   First Consent and Amendment Agreement, dated as of December 21, 1999, to the Purchase and
        Servicing Agreement, dated as of October 1, 1999, among AK Steel Receivables Ltd., AK Steel, the institutions from time to time party thereto and PNC Bank, National Association (incorporated herein by reference to Exhibit 10.9 to AK Steel Holding Corporation's Annual Report on Form 10-K for the
        year ended December 31, 2000).

 10.10  Deferred Compensation Plan for Management (incorporated herein by reference to Exhibit 10.29 to
        AK Steel Holding Corporation's Annual Report on Form 10-K for the year ended December 31,
        1995).

 10.11  Deferred Compensation Plan for Directors (incorporated herein by reference to Exhibit 10.30 to
        AK Steel Holding Corporation's Annual Report on Form 10-K for the year ended December 31,
        1995).

 10.12  Rights Agreement, dated as of January 23, 1996, between AK Steel Holding Corporation and the Bank of New York as predecessor to Fifth Third Bank, as Rights Agent, with respect to AK Steel Holding
        Corporation's Stockholder Rights Plan (incorporated herein by reference to Exhibit 1 to AK Steel
        Holding Corporation's Registration Statement on Form 8-A under the Securities Exchange Act of
        1934, as filed with the Commission on February 5, 1996).

 10.13  Substitution of The Fifth Third Bank as Successor Rights Agent and Amendment No. 1, dated
        September 5, 1997, to Rights Agreement dated as of January 23, 1996 (incorporated herein by reference to Exhibit 4.1 to AK Steel Holding Corporation's Current Report on Form 8-K, as filed with the Commission on September 15, 1997).

 10.14  Instrument of Resignation, Appointment and Acceptance, dated as of September 15, 1997, with respect to resignation of The Bank of New York as Trustee and the appointment of the Fifth Third
        Bank as Successor Trustee under the 1996 Indenture (incorporated herein by reference to Exhibit 4.3 to AK Steel Holding Corporation's Current Report on Form 8-K, dated September 15, 1997).

 10.15  Long Term Performance Plan (incorporated herein by reference to Exhibit 10.23 to AK Steel Holding
        Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.)

 10.26  First Amendment, dated July 17, 1997, to Executive Minimum and Supplemental Retirement Plan
        (incorporated herein by reference to Exhibit 10.25 to AK Steel Holding Corporation's Annual Report
        on Form 10-K for the year ended December 31, 1997).

 10.27  Second Amendment, dated September 18, 1997, to Executive Minimum and Supplemental Retirement
        Plan (incorporated herein by reference to Exhibit 10.26 to AK Steel Holding Corporation's Annual
        Report on Form 10-K for the year ended December 31, 1997).

 12.1   Statement of Computation of Ratios of Earnings to Fixed Charges.

Exhibit
Number  Description of Exhibits
------  -----------------------

 21.1   List of Subsidiaries (included herein by reference to Exhibit 21 to AK Steel Holding Corporation's
        Annual Report on Form 10-K for the year ended December 31, 2001).

 23.1   Consent of Deloitte & Touche LLP.

 23.2   Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

 24.1   Power of Attorney (included on signature page).

 25.1   Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Fifth Third Bank, as trustee.

 99.1   Form of Letter of Transmittal.

 99.2   Form of Notice of Guaranteed Delivery.

--------

*  To be filed by amendment.

Item 22.  Undertakings.

   Each of the undersigned Registrants hereby undertake:

      (1) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (2) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (3) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      (4) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (5) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown, State of Ohio on August 20, 2002.

                                         AK STEEL CORPORATION

                                         By:     /S/  JAMES L. WAINSCOTT
                                              ----------------------------------
                                              Name:  James L. Wainscott
                                              Title: Senior Vice President and
                                                     Chief Financial Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby appoints Richard M. Wardrop, Jr. and James L. Wainscott, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirement of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

           Signature              Capacity in which Signed          Date
           ---------              ------------------------          ----

  /S/  RICHARD M. WARDROP, JR. Chairman, Chief Executive       August 20, 2002
  ----------------------------   Officer and President
    Richard M. Wardrop, Jr.

    /S/  JAMES L. WAINSCOTT    Senior Vice President and       August 20, 2002
  ----------------------------   Chief Financial Officer (and
       James L. Wainscott        principal accounting officer)

     /S/  RICHARD A. ABDOO     Director                        August 20, 2002
  ----------------------------
        Richard A. Abdoo

        /S/  ALLEN BORN        Director                        August 20, 2002
  ----------------------------
           Allen Born

      /S/  DONALD V. FITES     Director                        August 20, 2002
  ----------------------------
        Donald V. Fites

    /S/  DR. BONNIE G. HILL    Director                        August 20, 2002
  ----------------------------
       Dr. Bonnie G. Hill

     /S/  ROBERT H. JENKINS    Director                        August 20, 2002
  ----------------------------
       Robert H. Jenkins

               Signature         Capacity in which Signed      Date
               ---------         ------------------------      ----

        /s/  LAWRENCE A. LESER           Director         August 20, 2002
       -------------------------
           Lawrence A. Leser

         /S/  DANIEL J. MEYER            Director         August 20, 2002
       -------------------------
            Daniel J. Meyer

         /S/  EUGENE A. RENNA            Director         August 20, 2002
       -------------------------
            Eugene A. Renna

       /S/  DR. JAMES A. THOMSON         Director         August 20, 2002
       -------------------------
         Dr. James A. Thomson

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown, State of Ohio on August 20, 2002.

                                         AK STEEL HOLDING CORPORATION

                                         By:       /S/  JAMES L. WAINSCOTT
                                             ---------------------------------
                                             Name:   James L. Wainscott
                                             Title:  Senior Vice President and
                                                     Chief Financial Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby appoints Richard M. Wardrop, Jr. and James L. Wainscott, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirement of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

           Signature              Capacity in which Signed          Date
           ---------              ------------------------          ----

  /S/  RICHARD M. WARDROP, JR. Chairman, Chief Executive       August 20, 2002
  ----------------------------   Officer and President
    Richard M. Wardrop, Jr.

    /S/  JAMES L. WAINSCOTT    Senior Vice President and       August 20, 2002
  ----------------------------   Chief Financial Officer (and
       James L. Wainscott        principal accounting officer)

     /S/  RICHARD A. ABDOO     Director                        August 20, 2002
  ----------------------------
        Richard A. Abdoo

        /S/  ALLEN BORN        Director                        August 20, 2002
  ----------------------------
           Allen Born

      /S/  DONALD V. FITES     Director                        August 20, 2002
  ----------------------------
        Donald V. Fites

    /S/  DR. BONNIE G. HILL    Director                        August 20, 2002
  ----------------------------
       Dr. Bonnie G. Hill

     /S/  ROBERT H. JENKINS    Director                        August 20, 2002
  ----------------------------
       Robert H. Jenkins

               Signature         Capacity in which Signed      Date
               ---------         ------------------------      ----

        /S/  LAWRENCE A. LESER           Director         August 20, 2002
       -------------------------
           Lawrence A. Leser

         /S/  DANIEL J. MEYER            Director         August 20, 2002
       -------------------------
            Daniel J. Meyer

         /S/  EUGENE A. RENNA            Director         August 20, 2002
       -------------------------
            Eugene A. Renna

       /S/  DR. JAMES A. THOMSON         Director         August 20, 2002
       -------------------------
         Dr. James A. Thomson

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown, State of Ohio on August 20, 2002.

                                         DOUGLAS DYNAMICS, L.L.C.
                                         By: AK Steel Corporation, its
                                             sole member

                                         By:    /S/  JAMES L. WAINSCOTT
                                             -----------------------------
                                             Name:  James L. Wainscott
                                             Title: Senior Vice President
                                                    and Chief Financial
                                                    Officer of AK Steel
                                                    Corporation

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby appoints Richard M. Wardrop, Jr. and James L. Wainscott, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirement of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                Capacity in which Signed           Date
         ---------                ------------------------           ----

/S/  RICHARD M. WARDROP, JR. Chairman, Chief Executive          August 20, 2002
----------------------------   Officer and President of AK
  Richard M. Wardrop, Jr.      Steel Corporation

  /S/  JAMES L. WAINSCOTT    Senior Vice President and          August 20, 2002
----------------------------   Chief Financial Officer (and
     James L. Wainscott        principal accounting officer) of
                               AK Steel Corporation

   /S/  RICHARD A. ABDOO     Director of AK Steel Corporation   August 20, 2002
----------------------------
      Richard A. Abdoo

      /S/  ALLEN BORN        Director of AK Steel Corporation   August 20, 2002
----------------------------
         Allen Born

    /S/  DONALD V. FITES     Director of AK Steel Corporation   August 20, 2002
----------------------------
      Donald V. Fites

  /S/  DR. BONNIE G. HILL    Director of AK Steel Corporation   August 20, 2002
----------------------------
     Dr. Bonnie G. Hill

   /s/  ROBERT H. JENKINS    Director of AK Steel Corporation   August 20, 2002
----------------------------
     Robert H. Jenkins

           Signature             Capacity in which Signed          Date
           ---------             ------------------------          ----

    /S/  LAWRENCE A. LESER   Director of AK Steel Corporation August 20, 2002
   -------------------------
       Lawrence A. Leser

     /S/  DANIEL J. MEYER    Director of AK Steel Corporation August 20, 2002
   -------------------------
        Daniel J. Meyer

     /S/  EUGENE A. RENNA    Director of AK Steel Corporation August 20, 2002
   -------------------------
        Eugene A. Renna

   /S/  DR. JAMES A. THOMSON Director of AK Steel Corporation August 20, 2002
   -------------------------
     Dr. James A. Thomson

                                 EXHIBIT INDEX


Exhibit
Number     Description of Exhibits
------     -----------------------

     3.1   Certificate of Incorporation of AK Steel Holding Corporation, as amended (incorporated herein by reference to Exhibit 3.1.1 to AK Steel Holding Corporation's Current Report on Form 8-K, as filed with the Commission on May 27, 1998).

     3.2   Certificate of Incorporation of AK Steel Corporation, as amended (incorporated herein by reference to
           Exhibit 3.1 to AK Steel Holding Corporation's Registration Statement on Form S-1 (Registration
           No. 33-74432), as filed with the Commission on January 26, 1994).

     3.3   Certificate of Formation of Douglas Dynamics, L.L.C., dated as of June 29, 1995.

     3.4   By-laws of AK Steel Holding Corporation (incorporated herein by reference to Exhibit 3.2 to AK Steel
           Holding Corporation's Registration Statement on Form S-1 (Registration No. 33-74432), as filed with the Commission on January 26, 1994).

     3.5   By-laws of AK Steel Corporation, as amended (incorporated herein by reference to Exhibit 3.3 to
           AK Steel Holding Corporation's Registration Statement on Form S-1 (Registration No. 33-74432), as
           filed with the Commission on January 26, 1994.

     3.6   Operating Agreement of Douglas Dynamics, L.L.C., dated as of June 29, 1995.

    3.7    Assignment of Membership Interest and Amendment of Operating Agreement of Douglas Dynamics,
           L.L.C., dated as of January 11, 2000.

    3.8    Second Amendment to Operating Agreement of Douglas Dynamics, L.L.C., dated as of January 1,
           2001.

    3.9    Assignment of Membership Interest of Douglas Dynamics, L.L.C., dated as of November 30, 2001.

    3.10   Certificate of Ownership and Merger of DDI Holding, Inc. and AK Steel Corporation, dated as of
           January 1, 2002.

     4.1   Indenture, dated as of June 11, 2002, among AK Steel Corporation, AK Steel Holding Corporation, as
           Guarantor, Douglas Dynamics, L.L.C., as Guarantor, and Fifth Third Bank.

     4.2   Form of 7 3/4% Senior Note Due 2012 (included in Exhibit 4.1).

     4.3   Registration Rights Agreement, dated as of June 11, 2002, among AK Steel Corporation, AK Steel
           Holding Corporation, Credit Suisse First Boston Corporation and Goldman Sachs & Co.

     4.4   Third Supplemental Indenture, dated as of August 8, 2002, relating to AK Steel Corporation's 7 7/8%
           Senior Notes due 2009 (incorporated herein by reference to Exhibit 4.1 to AK Steel Holding
           Corporation's Current Report on Form 8-K dated August 13, 2002).

     4.5   Supplemental Indenture No. 6, dated as of August 8, 2002, relating to AK Steel Corporation's 8 7/8%
           Senior Notes due 2008 (incorporated herein by reference to Exhibit 4.2 to AK Steel Holding
           Corporation's Current Report on Form 8-K dated August 13, 2002).

     4.6   Supplemental Indenture No. 6, dated as of August 8, 2002, relating to AK Steel Corporation's 9%
           Senior Notes due 2007 (incorporated herein by reference to Exhibit 4.3 to AK Steel Holding
           Corporation's Current Report on Form 8-K dated August 13, 2002).

     4.7   Second Supplemental Agreement, dated as of August 8, 2002, relating to AK Steel Corporation's
           Senior Secured Notes, Series A-E, due 2004 (incorporated herein by reference to Exhibit 4.4 to AK
           Steel Holding Corporation's Current Report on Form 8-K dated August 13, 2002).

     5.1   Opinion of Weil, Gotshal & Manges LLP.*


Exhibit
Number  Description of Exhibits
------  -----------------------

 10.1   Form of Executive Officer (Other Than CEO) Severance Agreement, as amended and restated through
        March 2000 (incorporated herein by reference to Exhibit 10.1 to AK Steel Holding Corporation's
        Annual Report on Form 10-K for the year ended December 31, 2000).

 10.2   Form of Executive Officer Severance Agreement--Richard M. Wardrop, Jr. (incorporated herein by reference to Exhibit 10.5 to AK Steel Holding Corporation's Annual Report on Form 10-K for the year ended December 31, 1997).

 10.3   Form of Executive Officer Severance Agreement--James L. Wareham (incorporated herein by reference to Exhibit 10.6 to AK Steel Holding Corporation's Annual Report on Form 10-K for the year ended December 31, 1997).

 10.4   Annual Management Incentive Plan (incorporated herein by reference to Exhibit 10.7 to AK Steel
        Holding Corporation's Annual Report on Form 10-K for the year ended December 31, 1998).

 10.5   Stock Incentive Plan (incorporated herein by reference to Exhibit 10.8 to AK Steel Holding
        Corporation's Annual Report on Form 10-K for the year ended December 31, 1998).

 10.6   Executive Minimum and Supplemental Retirement Plan (incorporated herein by reference to
        Exhibit 10.6 to AK Steel Holding Corporation's Annual Report on Form 10-K for the year ended
        December 31, 2000).

 10.7   Amended and Restated Receivables Purchase Agreement, dated as of October 1, 1999, between
        AK Steel and AK Steel Receivables Ltd. (incorporated herein by reference to Exhibit 10.7 to AK Steel
        Holding Corporation's Annual Report on Form 10-K for the year ended December 31, 2000).

 10.8   Amended and Restated Purchase and Servicing Agreement, dated as of October 1, 1999, among
        AK Steel Receivables Ltd., AK Steel, the institutions from time to time party thereto and PNC Bank,
        National Association (incorporated herein by reference to Exhibit 10.8 to AK Steel Holding
        Corporation's Annual Report on Form 10-K for the year ended December 31, 2000).

 10.9   First Consent and Amendment Agreement, dated as of December 21, 1999, to the Purchase and
        Servicing Agreement, dated as of October 1, 1999, among AK Steel Receivables Ltd., AK Steel, the institutions from time to time party thereto and PNC Bank, National Association (incorporated herein by reference to Exhibit 10.9 to AK Steel Holding Corporation's Annual Report on Form 10-K for the
        year ended December 31, 2000).

10.10   Deferred Compensation Plan for Management (incorporated herein by reference to Exhibit 10.29 to
        AK Steel Holding Corporation's Annual Report on Form 10-K for the year ended December 31, 1995).

10.11   Deferred Compensation Plan for Directors (incorporated herein by reference to Exhibit 10.30 to
        AK Steel Holding Corporation's Annual Report on Form 10-K for the year ended December 31, 1995).

10.12   Rights Agreement, dated as of January 23, 1996, between AK Steel Holding Corporation and the
        Bank of New York as predecessor to Fifth Third Bank, as Rights Agent, with respect to AK Steel
        Holding Corporation's Stockholder Rights Plan (incorporated herein by reference to Exhibit 1 to
        AK Steel Holding Corporation's Registration Statement on Form 8-A under the Securities Exchange
        Act of 1934, as filed with the Commission on February 5, 1996).

10.13   Substitution of The Fifth Third Bank as Successor Rights Agent and Amendment No. 1, dated
        September 5, 1997, to Rights Agreement dated as of January 23, 1996 (incorporated herein by reference to Exhibit 4.1 to AK Steel Holding Corporation's Current Report on Form 8-K, as filed with the
        Commission on September 15, 1997).

10.14   Instrument of Resignation, Appointment and Acceptance, dated as of September 15, 1997, with respect to resignation of The Bank of New York as Trustee and the appointment of the Fifth Third Bank as
        Successor Trustee under the 1996 Indenture (incorporated herein by reference to Exhibit 4.3 to
        AK Steel Holding Corporation's Current Report on Form 8-K, dated September 15, 1997).


Exhibit
Number  Description of Exhibits
------  -----------------------

10.15   Long Term Performance Plan (incorporated herein by reference to Exhibit 10.23 to AK Steel Holding
        Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.)

10.26   First Amendment, dated July 17, 1997, to Executive Minimum and Supplemental Retirement Plan
        (incorporated herein by reference to Exhibit 10.25 to AK Steel Holding Corporation's Annual Report
        on Form 10-K for the year ended December 31, 1997).

10.27   Second Amendment, dated September 18, 1997, to Executive Minimum and Supplemental Retirement
        Plan (incorporated herein by reference to Exhibit 10.26 to AK Steel Holding Corporation's Annual
        Report on Form 10-K for the year ended December 31, 1997).

 12.1   Statement of Computation of Ratios of Earnings to Fixed Charges.

 21.1   List of Subsidiaries (included herein by reference to Exhibit 21 to AK Steel Holding Corporation's
        Annual Report on Form 10-K for the year ended December 31, 2001).

 23.1   Consent of Deloitte & Touche LLP.

 23.2   Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

 24.1   Power of Attorney (included on signature page).

 25.1   Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Fifth Third Bank, as trustee.

 99.1   Form of Letter of Transmittal.

 99.2   Form of Notice of Guaranteed Delivery.

--------

*  To be filed by amendment.